Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-272847

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 30, 2023)

The Export-Import Bank of Korea

(A statutory juridical entity established under The Export-Import Bank of Korea Act of 1969, as amended, in the Republic of Korea)

US$800,000,000 4.625% Sustainability Notes due 2027

US$800,000,000 4.500% Notes due 2029

US$400,000,000 4.625% Notes due 2034

Our US$800,000,000 aggregate principal amount of sustainability notes due 2027 (the “2027 Sustainability Notes”) will bear interest at a rate of 4.625% per annum, our US$800,000,000 aggregate principal amount of notes due 2029 (the “2029 Notes”) will bear interest at a rate of 4.500% per annum and our US$400,000,000 aggregate principal amount of notes due 2034 (the “2034 Notes,” and together with the 2027 Sustainability Notes and the 2029 Notes, the “Notes”) will bear interest at a rate of 4.625% per annum. Interest on the Notes is payable semi-annually in arrears on January 11 and July 11 of each year, beginning on July 11, 2024.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	2027 Sustainability Notes			2029 Notes			2034 Notes
	Per Note	Total		Per Note	Total		Per Note	Total
Public offering price	99.831%	US$	798,648,000	99.501%	US$	796,008,000	99.147%	US$	396,588,000
Underwriting discounts	0.300%	US$	2,400,000	0.300%	US$	2,400,000	0.300%	US$	1,200,000
Proceeds to us, before expenses	99.531%	US$	796,248,000	99.201%	US$	793,608,000	98.847%	US$	395,388,000

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from (and including) January 11, 2024.

Applications will be made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes on the SGX-ST. There can be no assurance that we will obtain or be able to maintain a listing of the Notes on the SGX- ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

The underwriters expect to deliver the Notes to investors through the book-entry facilities of DTC on or about January 11, 2024.

Joint Bookrunners and Lead Managers

ANZ
BNP PARIBAS
HSBC
J.P. Morgan
MUFG
Standard Chartered Bank

Joint Lead Manager

Korea Investment & Securities

Prospectus Supplement Dated January 4, 2024

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

Prospectus Supplement

Prospectus

CERTAIN DEFINED TERMS

All references to “we” or “us” mean The Export-Import Bank of Korea. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. References to “~~W~~,” “Won” or “Korean won” are to the lawful currency of Korea, and references to “US$” or “U.S. dollars” are to the lawful currency of the United States. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table, is due to rounding.

Our financial information included in this prospectus supplement was prepared under International Financial Reporting Standards as adopted by Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus supplement to “separate” financial statements and/or information are to financial statements and/or information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

ADDITIONAL INFORMATION

The information in this prospectus supplement is in addition to the information contained in our accompanying prospectus dated June 30, 2023. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-272847, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

WE ARE RESPONSIBLE FOR THE ACCURACY OF THE INFORMATION IN THIS DOCUMENT

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The address of our registered office is 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea. The SGX-ST assumes no responsibility for the contents of this prospectus supplement and the accompanying prospectus, and makes no representation as to liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

IMPORTANT NOTICE TO PROSPECTIVE INVESTORS

Prospective investors should be aware that certain intermediaries in the context of this offering of the Notes, including certain underwriters, are “capital market intermediaries” (“CMIs”) subject to Paragraph 21 of the SFC Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission of Hong Kong (the “SFC Code”). This notice to prospective investors is a summary of certain obligations the SFC Code imposes on such CMIs, which require the attention and cooperation of prospective investors. Certain CMIs may also be acting as “overall coordinators” (“OCs”) for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of The Export-Import Bank of Korea (the “Issuer”), a CMI or its group companies would be considered under the SFC Code as having an association (“Association”) with the Issuer, the CMI or the relevant group company. Prospective investors associated with the Issuer or any CMI (including its group companies) should specifically disclose this when placing an order for the Notes and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to this offering.

Prospective investors who do not disclose their Associations are hereby deemed not to be so associated. Where prospective investors disclose their Associations but do not disclose that such order may negatively impact the price discovery process in relation to this offering, such order is hereby deemed not to negatively impact the price discovery process in relation to this offering. Prospective investors should ensure, and by placing an order prospective investors are deemed to confirm, that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e., two or more corresponding or identical orders placed via two or more CMIs). If a prospective investor is an asset management arm affiliated with any underwriter, such prospective investor should indicate when placing an order if it is for a fund or portfolio where the underwriter or its group company has more than a 50 per cent. interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the SFC Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to this offering. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. If a prospective investor is otherwise affiliated with any underwriter, such that its order may be considered to be a “proprietary order” (pursuant to the SFC Code), such prospective investor should indicate to the relevant underwriter when placing such order. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to this offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Prospective investors should be aware that certain information may be disclosed by CMIs (including private banks) which is personal and/or confidential in nature to the prospective investor. By placing an order, prospective investors are deemed to have understood and consented to the collection, disclosure, use and transfer of such information by the underwriters and/or any other third parties as may be required by the SFC Code, including to the Issuer, any OCs, relevant regulators and/or any other third parties as may be required by the SFC Code, it being understood and agreed that such information shall only be used for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. Failure to provide such information may result in that order being rejected.

NOTIFICATION UNDER SECTION 309B(1)(C) OF THE SECURITIES AND FUTURES ACT

2001 OF SINGAPORE

We have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

UK FINANCIAL PROMOTION LEGEND

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

NOT AN OFFER IF PROHIBITED BY LAW

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and it is prohibited to use them to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

INFORMATION PRESENTED ACCURATE AS OF DATE OF DOCUMENT

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. This prospectus supplement may only be used for the purposes for which it has been published. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$800,000,000 aggregate principal amount of 4.625% sustainability notes due January 11, 2027 (the “2027 Sustainability Notes”), US$800,000,000 aggregate principal amount of 4.500% notes due January 11, 2029 (the “2029 Notes”) and US$400,000,000 aggregate principal amount of 4.625% notes due January 11, 2034 (the “2034 Notes,” and together with the 2027 Sustainability Notes and the 2029 Notes, the “Notes”).

The 2027 Sustainability Notes will bear interest at a rate of 4.625% per annum, payable semi-annually in arrears on January 11 and July 11 of each year. The first interest payment on the 2027 Sustainability Notes will be made on July 11, 2024 in respect of the period from (and including) January 11, 2024 to (but excluding) July 11, 2024. Interest on the 2027 Sustainability Notes will accrue from January 11, 2024 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest—2027 Sustainability Notes.”

The 2029 Notes will bear interest at a rate of 4.500% per annum, payable semi-annually in arrears on January 11 and July 11 of each year. The first interest payment on the 2029 Notes will be made on July 11, 2024 in respect of the period from (and including) January 11, 2024 to (but excluding) July 11, 2024. Interest on the 2029 Notes will accrue from January 11, 2024 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest—2029 Notes.”

The 2034 Notes will bear interest at a rate of 4.625% per annum, payable semi-annually in arrears on January 11 and July 11 of each year. The first interest payment on the 2034 Notes will be made on July 11, 2024 in respect of the period from (and including) January 11, 2024 to (but excluding) July 11, 2024. Interest on the 2034 Notes will accrue from January 11, 2024 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest—2034 Notes.”

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

We do not have any right to redeem the Notes prior to maturity.

Listing

Applications will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes. For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies). Accordingly, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of US$200,000.

Form and settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as the Notes in all respects so that such further issue shall be consolidated and form a single series with the Notes. We will not issue any such additional debt securities unless the issuance would constitute a “qualified reopening” for U.S. federal income tax purposes or such additional debt securities would otherwise be part of the same “issue” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January 11, 2024, which we expect will be the fifth business day following the date of this prospectus supplement, referred to as “T+5.” You should note that initial trading of the Notes may be affected by the T+5 settlement. See “Underwriting—Delivery of the Notes.”

Underwriting

Standard Chartered Bank will not effect any offers or sales of any Notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority (“FINRA”).

USE OF PROCEEDS

The 2027 Sustainability Notes

Use of Proceeds from the Sale of the 2027 Sustainability Notes

We will use an amount equal to the net proceeds from the sale of the 2027 Sustainability Notes to finance or refinance, in whole or in part, new or existing projects or assets related to the Eligible Green Projects or Assets (as defined below) and the Eligible Social Projects or Assets (as defined below), as set forth in our Sustainable Finance Framework, which may be updated from time to time and is currently in alignment with the Green Bond Principles 2021, Social Bond Principles 2021 and Sustainability Bond Guidelines 2021 published by the International Capital Markets Association, as well as the Sustainable Blue Economy Finance Principles hosted by the United Nations Environment Programme – Finance Initiative.

An amount equal to the net proceeds from the sale of the 2027 Sustainability Notes, which will be designated as “sustainability” notes, will be allocated to a combination of the Eligible Green Projects or Assets and the Eligible Social Projects or Assets (together, the “Eligible Projects or Assets”). Re-financing of the Eligible Projects or Assets will have a look-back period of no longer than 36 months from the date of the issuance of the 2027 Sustainability Notes.

Eligible Green Projects or Assets include projects or assets related to: (i) renewable energy, (ii) energy efficiency, (iii) clean transportation, (iv) pollution prevention and control, (v) sustainable marine transportation and (vi) sustainable water and wastewater management, as more fully explained below:

•

Renewable energy: infrastructure dedicated to connecting renewable energy production and storage units to the grid (including powerlines and related infrastructure such as substations) and projects aimed at developing the generation and use of renewable energy, such as solar energy, wind energy, marine energy, hydro energy, bioenergy and geothermal energy, as well as fuel cell and other energy storage systems for renewable energy projects and assets;

•

Energy efficiency: projects aimed at developing and manufacturing infrastructure, equipment and technology that improve energy efficiency, including but not limited to battery facilities, energy storage facilities, smart grid technologies, waste heat recovery technologies and energy management systems, as well as developing technologies such as LED lighting, smart meters for households and replacement of boilers to improve energy performance;

•

Clean transportation: projects aimed at developing and manufacturing low-carbon passenger and freight transportation or related infrastructure, including but not limited to passenger non-public transportation, passenger public transportation, freight rail and road freight, as well as developing, manufacturing and recycling of rechargeable batteries and fuel cell for clean transportation;

•

Pollution prevention and control: projects aimed at developing and manufacturing infrastructure equipment and technology for recycling of materials, reuse of materials and recycling of organic waste into biogas or biomass energy;

•

Sustainable marine transportation: investments and expenditures related to the construction, design and maintenance of clean and sustainable vessels (“CSRs”), with such CSRs attaining certain criteria established by the EU Taxonomy, and the retrofitting of engines of existing vessels with alternative fuels; and

•

Sustainable water and wastewater management: projects aimed at developing and manufacturing infrastructure equipment and technology for provision of clean and/or drinking water, wastewater treatment, prevention of water pollution, increase of water-use efficiency, restoration of hydro-ecological systems and flooding mitigation such as urban drainage systems.

Eligible Social Projects or Assets include projects or assets related to: (i) employment generation, (ii) access to essential services and (iii) socio-economic advancement and empowerment, as more fully explained below:

•

Employment generation: financing and re-financing support for the activities of small- and medium-sized enterprises that are negatively impacted by natural disasters, socio-economic crises and/or pandemics, such as the COVID-19 pandemic, as well as small- and medium-sized enterprises that have expanded their headcount by at least 1% in the prior six months;

•

Access to essential services: financing and re-financing support for corporations and other types of entities that provide (a) medical and healthcare goods and services to the general public adversely affected by natural disasters, socio-economic crises and/or pandemics, such as the COVID-19 pandemic, and (b) construction or refurbishment of public hospitals, elderly care facilities and/or facilities for people with disabilities; and

•

Socio-economic advancement and empowerment: financing and re-financing support for corporations and other types of entities that (a) provide social services or job opportunities for vulnerable social groups and have acquired the Social Enterprise Certification from the Korea Social Enterprise Promotion Agency, and (b) provide family-friendly workplace practices that promote productivity and facilitate women’s empowerment and have acquired the Family-friendly Corporation Certification from the Ministry of Gender Equality and Family.

Project Evaluation and Selection Process

Under our project evaluation and selection process, the Eligible Projects or Assets will be identified and selected using the criteria indicated above by our Sustainable Finance Working Group, which is composed of representatives from our Treasury, ESG Management, Credit Policy, Engineering & Environment Advisory and Finance departments. The Sustainable Finance Working Group will review and monitor the allocation of net proceeds from the sale of the 2027 Sustainability Notes on an annual basis, and as necessary, to ensure that the proceeds are allocated to Eligible Projects or Assets in accordance with our Sustainable Finance Framework.

Management of Proceeds

An amount equal to the net proceeds from the issue of the 2027 Sustainability Notes will be deposited in our general funding accounts and earmarked for allocation to Eligible Projects or Assets. We will monitor and track the allocation of the net proceeds from the 2027 Sustainability Notes through our internal records.

Any balance of the net proceeds from the 2027 Sustainability Notes not yet allocated to Eligible Projects or Assets may be managed in cash or cash equivalents or used to repay existing borrowings under our general credit facilities.

Reporting

We will publish a report on the allocation of the net proceeds from the sale of the 2027 Sustainability Notes within one year from the date of issuance of the 2027 Sustainability Notes and annually thereafter until the proceeds from the sale of the 2027 Sustainability Notes have been fully allocated, and as necessary in the event of any material developments. Such reports will include allocation information, such as the aggregate amount allocated to Eligible Projects or Assets, examples of such Eligible Projects or Assets (subject to our confidentiality obligations) and the remaining balance of unallocated proceeds. Impact reporting will be disclosed where possible and will include relevant environmental and/or social impacts associated with the Eligible Projects or Assets that were funded with the net proceeds from the sale of the 2027 Sustainability Notes (the “Impact Reports”).

External Review

DNV, an external consultant, has issued an opinion dated May 12, 2023 on our Sustainable Finance Framework (the “Second Party Opinion”). An independent verifier will also be issuing verification reports

(“Verification Reports”) on the allocation of an amount equal to the net proceeds from the issue of the 2027 Sustainability Notes on an annual basis, and more frequently in case of any material changes, starting one year after the issuance of the 2027 Sustainability Notes until full allocation. Our Sustainable Finance Framework, the Second Party Opinion and the Impact Reports are, and the Verification Reports will be, publicly available on the following website: https://www.koreaexim.go.kr/he/HPHEOM022M01.

Investment Considerations

The 2027 Sustainability Notes may not be a suitable investment for all investors seeking exposure to “green” or “social” assets. We will allocate an amount equivalent to the net proceeds from the issuance of the 2027 Sustainability Notes to finance or refinance, in whole or in part, new or existing Eligible Projects or Assets as described in “Use of Proceeds from the Sale of the 2027 Sustainability Notes” above in accordance with our Sustainable Finance Framework, which may be updated from time to time and is currently in alignment with the Green Bond Principles 2021, Social Bond Principles 2021 and Sustainability Bond Guidelines 2021 published by the International Capital Markets Association, as well as the Sustainable Blue Economy Finance Principles hosted by the United Nations Environment Programme – Finance Initiative. The examples of Eligible Projects or Assets provided in “Use of Proceeds from the Sale of the 2027 Sustainability Notes” above are for illustrative purposes only and no assurance can be provided by us or any of the Underwriters that disbursements for projects with these specific characteristics will be made by us during the term of the 2027 Sustainability Notes. Our Sustainable Finance Framework is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus.

There is currently no market consensus on what precise attributes are required for a particular project or series of notes to be defined as “green” or “social,” and therefore, no assurance can be provided by us or any of the Underwriters to potential investors that selected Eligible Projects or Assets will continue to meet the relevant eligibility criteria or any present or future investor expectations or requirements regarding environmental performance or sustainability impact. Although Eligible Projects or Assets are expected to be selected in accordance with the categories recognized under our Sustainable Finance Framework and are expected to be developed in accordance with relevant legislation and standards, there can be no guarantee that the projects will deliver the environmental or social benefits as anticipated, or that adverse environmental or social impacts will not occur during the design, construction, commissioning and operation of any such projects. In addition, where any negative impacts are insufficiently mitigated, the projects may become controversial and may be criticized by activist groups or other stakeholders.

The Second Party Opinion may not reflect the potential impact of all risks related to the structure, market, additional risks discussed above and other factors that may affect the value of the 2027 Sustainability Notes. The Second Party Opinion is not a recommendation to buy, sell or hold securities and is only current as of the date that the Second Party Opinion was initially issued and may be updated, suspended or withdrawn at any time. Currently, the providers of second party opinions and certifications are not subject to any regulatory regime or oversight. In addition, although we have agreed to certain reporting and use of proceeds obligations in connection with certain environmental and social criteria, our failure to comply with such obligations does not constitute a breach or an event of default under the 2027 Sustainability Notes. A withdrawal of the Second Party Opinion or any failure by us to use an amount equivalent to the net proceeds from the issuance of the 2027 Sustainability Notes on Eligible Projects or Assets or to meet or continue to meet the investment requirements of certain environmentally- or socially-focused investors with respect to the 2027 Sustainability Notes may affect the value of the 2027 Sustainability Notes and may have consequences for certain investors with portfolio mandates to invest in “green” or “social” assets. The Second Party Opinion is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus.

In the event that the 2027 Sustainability Notes are included in any dedicated “green,” “social,” “environmental,” “sustainable” or other similarly-labelled index, no assurance is given by us or any other person that such listing or admission, or inclusion in such index, satisfies any present or future investor expectations or requirements as regards to any investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own constitutive documents or other governing rules or investment portfolio mandates. Each potential investor should carefully consider the factors described in the Sustainable Finance Framework. None of us or the Underwriters make any representation as to whether the 2027 Sustainability Notes fulfil the relevant environmental or social criteria or that an amount equal to the net proceeds from the sale of the 2027 Sustainability Notes will be used for Eligible Projects or Assets. Moreover, no assurance can be provided with respect to the suitability or reliability of the Second Party Opinion or that the 2027 Sustainability Notes will fulfil the criteria to qualify as “green” or “social” bonds. The Underwriters have not undertaken, nor are they responsible for, any assessment of the eligibility of the projects within the definition of Eligible Projects or Assets or the monitoring of the use of proceeds from the offering of the 2027 Sustainability Notes. Each potential purchaser of the 2027 Sustainability Notes should determine for itself the relevance of the information contained in this prospectus supplement regarding the use of proceeds and its purchase of the 2027 Sustainability Notes should be based upon such investigation as it deems necessary.

The 2029 Notes and the 2034 Notes

We will use the net proceeds from the sale of the 2029 Notes and the 2034 Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated June 30, 2023. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE EXPORT-IMPORT BANK OF KOREA

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with K-IFRS. Our financial information as of and for the nine months ended September 30, 2023 and 2022 in this prospectus supplement is presented based on our unaudited internal management accounts.

Overview

As of June 30, 2023, we had ~~W~~88,551 billion of outstanding loans, including ~~W~~38,281 billion of outstanding export credits, ~~W~~37,419 billion of outstanding overseas investment credits and ~~W~~9,994 billion of outstanding import credits, as compared to ~~W~~91,725 billion of outstanding loans, including ~~W~~41,619 billion of outstanding export credits, ~~W~~36,405 billion of outstanding overseas investment credits and ~~W~~8,589 billion of outstanding import credits as of December 31, 2022.

Capitalization

As of June 30, 2023, our authorized capital was ~~W~~15,000 billion and our capitalization was as follows:

	June 30, 2023(1)
	(billions of Won) (unaudited)
Long-Term Debt(2)(3)(4)(5)(6):
Borrowings in Korean Won	~~W~~	—
Borrowings in Foreign Currencies		2,012
Export-Import Financing Debentures		58,103

Total Long-term Debt	~~W~~	60,115

Capital and Reserves:
Capital Stock(7)	~~W~~	14,773
Additional Paid-in Capital		—
Capital Adjustments		(143)
Retained Earnings		2,865
Legal Reserve(8)		540
Voluntary Reserve(8)		1,101
Regulatory Reserve for Loan Losses(9)		276
Unappropriated Retained Earnings		949
Other Components of Equity(10)		1,135

Total Capital and Reserves	~~W~~	18,630

Total Capitalization	~~W~~	78,745

(1)	Except as described in this prospectus supplement, there has been no material adverse change in our capitalization since June 30, 2023.
(2)	Consists of borrowings and debentures with maturities of more than a year remaining.
(3)

We have translated borrowings in foreign currencies as of June 30, 2023 into Won at the rate of ~~W~~1,312.8 to US$1.00, which was the market average exchange rate as announced by the Seoul Monetary Brokerage Services Ltd., on June 30, 2023.

(4)

As of June 30, 2023, we had contingent liabilities totaling ~~W~~55,545 billion, which consisted of ~~W~~40,919 billion under outstanding guarantees and acceptances and ~~W~~14,627 billion under contingent guarantees and acceptances issued on behalf of our clients. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the six months ended June 30, 2023 and 2022—Note 36.”

(5)

As of June 30, 2023, we had entered into 592 interest rate related derivative contracts with a notional amount of ~~W~~72,065 billion and 1,008 currency related derivative contracts with a notional amount of ~~W~~55,349 billion in accordance with our policy to hedge interest rate and currency risks. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the six months ended June 30, 2023 and 2022—Note 20.”

(6)

See “The Export-Import Bank of Korea—Description of Assets and Liabilities—Sources of Funding” of the accompanying prospectus for an explanation of these sources of funds. All of our borrowings, whether domestic or international, are unsecured and unguaranteed.

(7)

As of June 30, 2023, our authorized ordinary share capital was ~~W~~15,000 billion and issued fully-paid ordinary share capital was ~~W~~14,773 billion. For more information, see “The Export-Import Bank of Korea—Business—Government Support and Supervision” of the accompanying prospectus.

(8)

See “The Export-Import Bank of Korea—Business—Government Support and Supervision” of the accompanying prospectus for a description of the manner in which annual net income is transferred to the legal reserve and may be transferred to the voluntary reserve.

(9)

If the estimated allowance for credit loss determined by K-IFRS for accounting purposes is lower than that for regulatory purposes as required by Regulation on Supervision of Banking Business, we reserve such difference as regulatory reserve for loan losses. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the six months ended June 30, 2023 and 2022—Note 23.”

(10)	See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the six months ended June 30, 2023 and 2022—Note 22.”

Selected Financial Statement Data

Recent Developments

The following tables present selected separate financial information as of September 30, 2023 and December 31, 2022 and for the first nine months of 2023 and 2022, which has been derived from our unaudited separate internal management accounts as of September 30, 2023 and for the first nine months of 2023 and 2022 prepared in accordance with K-IFRS.

	Nine Months Ended September 30,
	2023		2022
	(billions of Won)
	(unaudited)
Income Statement Data
Total Interest Income	~~W~~	4,280	~~W~~	1,860
Total Interest Expense		3,606		1,143
Net Interest Income		673		718
Operating Income		1,265		817
Income before Income Tax		1,267		821
Income Tax Expense		334		237
Net Income		932		584

	As of September 30, 2023		As of December 31, 2022
	(billions of Won) (unaudited)
Balance Sheet Data
Total Loan Credits(1)	~~W~~	94,323	~~W~~	91,725
Total Borrowings(2)		100,894		97,904
Total Assets		128,901		122,070
Total Liabilities		110,257		106,634
Total Shareholders’ Equity		18,645		15,436

(1)

Gross amount, including domestic usance bills, foreign-currency bills bought, advance payments on acceptances and guarantees, call loans, inter-bank loans in foreign currency, private placement corporate bonds in local currency and others and before deducting allowance for loan losses and net deferred loan origination fees and costs.

(2)	Includes debentures.

For the first nine months of 2023, we had net income of ~~W~~932 billion compared to ~~W~~584 billion for the corresponding period of 2022, primarily due to a change to a reversal of impairment loss on credit of ~~W~~359 billion for the first nine months of 2023 from an additional impairment loss on credit of ~~W~~184 billion for the corresponding period of 2022, mainly reflecting a general improvement in the overall asset quality of our loan portfolio in the first nine months of 2023. Such effect was in part offset by a change to net other operating expenses of ~~W~~15 billion for the first nine months of 2023 from net other operating income of ~~W~~149 billion for the corresponding period of 2022, primarily due to a change to net losses on fair value hedged items of ~~W~~12 billion for the first nine months of 2023 from net gains on fair value hedged items of ~~W~~151 billion for the corresponding period of 2022.

As of September 30, 2023, our total assets increased to ~~W~~128,901 billion from ~~W~~122,070 billion as of December 31, 2022, primarily due to an increase in Loan Credits to ~~W~~94,323 billion as of September 30, 2023 from ~~W~~91,725 billion as of December 31, 2022 and an increase in cash and due from financial institutions to ~~W~~11,079 billion as of September 30, 2023 from ~~W~~9,931 billion as of December 31, 2022.

As of September 30, 2023, our total liabilities increased to ~~W~~110,257 billion from ~~W~~106,634 billion as of December 31, 2022, primarily due to an increase in debentures to ~~W~~94,421 billion as of September 30, 2023 from ~~W~~87,792 billion as of December 31, 2022.

The increases in assets and liabilities were primarily due to increases in the volume of loans and debt, respectively. The depreciation of the Won against the U.S. dollar as of September 30, 2023 compared to December 31, 2022 magnified the effect of the increases in the volume of loans and debt, as a majority of our assets and liabilities consisted of foreign currency loans and debt (including significant percentages in U.S. dollars).

As of September 30, 2023, our total shareholders’ equity increased to ~~W~~18,645 billion from ~~W~~15,436 billion as of December 31, 2022, primarily due to an increase in capital stock to ~~W~~14,773 billion as of September 30, 2023 from ~~W~~12,773 billion as of December 31, 2022 due to the Government’s contribution of ~~W~~2,000 billion to our capital in the form of shares of Korea Land and Housing Corporation in March 2023, and an increase in retained earnings to ~~W~~2,849 billion as of September 30, 2023 from ~~W~~2,051 billion as of December 31, 2022.

Based on preliminary data, our capital adequacy ratio as of September 30, 2023, on a consolidated basis, was 14.8%, an increase from 13.4% as of December 31, 2022.

Separate Financial Statement Data

You should read the following financial statement data together with our separate financial statements and notes included in this prospectus supplement. The following tables present selected separate financial information as of June 30, 2023 and December 31, 2022 and for the six months ended June 30, 2023 and 2022, which has been derived from our unaudited separate K-IFRS financial statements as of June 30, 2023 and for the six months ended June 30, 2023 and 2022 included in this prospectus supplement:

	Six Months Ended June 30,
	2023		2022
	(billions of Won)
	(unaudited)
Income Statement Data
Total Interest Income	~~W~~	2,809	~~W~~	1,055
Total Interest Expense		2,313		541
Net Interest Income		496		514
Operating Income		1,332		665
Income before Income Tax		1,334		669
Income Tax Expense		385		183
Net Income		949		486

	As of June 30, 2023		As of December 31, 2022
	(billions of Won) (unaudited)
Balance Sheet Data
Total Loan Credits(1)	~~W~~	88,551	~~W~~	91,725
Total Borrowings(2)		99,598		97,904
Total Assets		127,392		122,070
Total Liabilities		108,762		106,634
Total Shareholders’ Equity		18,630		15,436

(1)

Gross amount, including domestic usance bills, foreign currency bills bought, advance payments on acceptances and guarantees, call loans, inter-bank loans in foreign currency, private placement corporate bonds in local currency and others and before deducting allowance for loan losses and net deferred loan origination fees and costs.

(2)	Includes debentures.

For the first half of 2023, we had net income of ~~W~~949 billion compared to ~~W~~486 billion for the corresponding period of 2022. The principal factors for the increase in net income included (i) a change to net gains on hedging derivative assets of ~~W~~387 billion for the first half of 2023 from net losses on hedging derivative assets of ~~W~~2,710 billion for the corresponding period of 2022 and (ii) a change to a reversal of impairment loss on credit of ~~W~~434 billion for the first half of 2023 from an additional impairment loss on credit of ~~W~~94 billion for the corresponding period of 2022, mainly reflecting a general improvement in the overall asset quality of our loan portfolio in the first nine months of 2023.

The above factors were largely offset by (i) an 87% decrease in net other operating income to ~~W~~323 billion for the first half of 2023 from ~~W~~2,489 billion for the corresponding period of 2022, primarily due to a decrease in net gains on fair value hedged items to ~~W~~324 billion for the first half of 2023 from ~~W~~2,481 billion for the corresponding period of 2022 and (ii) a change to net losses on foreign exchange transactions of ~~W~~513 billion for the first half of 2023 from net gains on foreign exchange transactions of ~~W~~476 billion for the corresponding period of 2022, mainly as a result of higher exchange rate volatility in the first half of 2023 compared to the corresponding period of 2022.

As of June 30, 2023, our total assets increased to ~~W~~127,392 billion from ~~W~~122,070 billion as of December 31, 2022, primarily due to an increase in cash and due from financial institutions to ~~W~~15,286 billion as of June 30, 2023 from ~~W~~9,931 billion as of December 31, 2022.

As of June 30, 2023, our total liabilities increased to ~~W~~108,762 billion from ~~W~~106,634 billion as of December 31, 2022, primarily due to an increase in debentures to ~~W~~93,174 billion as of June 30, 2023 from ~~W~~87,792 billion as of December 31, 2022, the effect of which was offset in large part by a decrease in borrowings to ~~W~~6,424 billion as of June 30, 2023 from ~~W~~10,113 billion as of December 31, 2022.

The depreciation of the Won against the U.S. dollar as of June 30, 2023 compared to December 31, 2022 magnified the effect of the increase in the volume of cash and due from financial institutions and debentures, as a majority of such assets and liabilities were denominated in foreign currencies (including significant percentages in U.S. dollars).

As of June 30, 2023, our total shareholders’ equity increased to ~~W~~18,630 billion from ~~W~~15,436 billion as of December 31, 2022, primarily due to an increase in capital stock to ~~W~~14,773 billion as of June 30, 2023 from ~~W~~12,773 billion as of December 31, 2022 due to the Government’s contribution of ~~W~~2,000 billion to our capital in the form of shares of Korea Land and Housing Corporation in March 2023, and an increase in retained earnings to ~~W~~2,865 billion as of June 30, 2023 from ~~W~~2,051 billion as of December 31, 2022.

Operations

Loan Operations

In the first half of 2023, we provided total loans of ~~W~~31,356 billion, a decrease of 3.5% from the corresponding period of 2022.

Export Credits

As of June 30, 2023, export credits in the amount of ~~W~~38,281 billion represented 43.2% of our total outstanding Loan Credits. Our disbursements of export credits amounted to ~~W~~16,777 billion in the first half of 2023, a decrease of 5.1% from the corresponding period of 2022, which was mainly due to a decrease in demand for loan and trade financing from domestic exporters. The depreciation of the Won against the U.S. dollar as of June 30, 2023 compared to June 30, 2022 partially offset the effect of the decrease in the volume of export credits in the first half of 2023, as a majority of our export credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Overseas Investment Credits

As of June 30, 2023, overseas investment credits amounted to ~~W~~37,419 billion, representing 42.3% of our total outstanding Loan Credits. Our disbursements of overseas investment credits in the first half of 2023 decreased by 16.1% to ~~W~~7,452 billion from the corresponding period of 2022, primarily due to decreased demand in overseas investment and project credits. The depreciation of the Won against the U.S. dollar as of June 30, 2023 compared to June 30, 2022 partially offset the effect of the decrease in the volume of overseas investment credits in the first half of 2023, as a majority of our overseas investment credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Import Credits

As of June 30, 2023, import credits in the amount of ~~W~~9,994 billion represented 11.3% of our total outstanding Loan Credits. Our disbursements of import credits amounted to ~~W~~7,127 billion in the first half of 2023, an increase of 20.2% over the corresponding period of 2022, which was mainly due to an increase in demand for financing for raw materials used for export and domestic consumption. The depreciation of the Won against the U.S. dollar as of June 30, 2023 compared to June 30, 2022 magnified the effect of the increase in the volume of import credits in the first half of 2023, as a majority of our import credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Guarantee Operations

Guarantee commitments as of June 30, 2023 increased to ~~W~~55,545 billion from ~~W~~53,388 billion as of December 31, 2022. Guarantees we had confirmed as of June 30, 2023 increased to ~~W~~40,919 billion from ~~W~~39,373 billion as of December 31, 2022.

For further information regarding our guarantee and letter of credit operations, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2023 and for the six months ended June 30, 2023 and 2022—Note 36”.

Description of Assets and Liabilities

Total Credit Exposure

The following table sets out our Credit Exposure as of June 30, 2023, categorized by type of exposure extended:

	June 30, 2023
	(billions of Won, except for percentages)
A Loans in Won	~~W~~	29,417	23%
B Loans in Foreign Currencies		54,699	43
C Loans (A+B)		84,116	66
D Other Loans(1)		4,435	3
E Loan Credits (C+D)		88,551	69
F Allowances for Loan Losses		1,792	1
G Loan Credits (including allowance for loan losses) (E-F)		86,759	68
H Confirmed Guarantees		40,919	32

I Credit Exposure (G+H)	~~W~~	127,678	100%

(1)

Includes domestic usance bills, foreign currency bills bought, advance payments on acceptances and guarantees, call loans, inter-bank loans in foreign currencies and private placement corporate bonds in Won.

Loan Credits by Geographic Area

The following table sets out the total amount of our outstanding Loan Credits (including call loans and inter-bank loans in foreign currency) as of June 30, 2023, categorized by geographic area(1):

	June 30, 2023		As % of June 30, 2023 Total
	(billions of Won, except for percentages)
Asia(2)	~~W~~	77,288	87%
Europe		7,037	8
America		3,045	3
Africa		1,180	1

Total	~~W~~	88,551	100%

(1)

For purposes of this table, export credits have been allocated to the geographic areas in which the foreign buyers of Korean exports are located; overseas investment credits have been allocated to the geographic areas in which the overseas investments being financed are located; and import credits have been allocated to the geographic areas in which the sellers of the imported goods are located.

(2)	Includes Australia.

Economic Sanctions

The sixth paragraph under “The Export-Import Bank of Korea—Description of Assets and Liabilities—Economic Sanctions” in the accompanying prospectus shall be deleted and replaced with the following:

“We engage in limited business related to Russia, including dealings with the government of the Russian Federation under a legacy loan arrangement, the extension of credit to two Russian financial institutions that have been designated for U.S. (but not Singaporean) blocking sanctions and a guarantee arrangement involving a Russian company that has become subject to U.S. (but not Singaporean) sanctions.”

The eighth paragraph under “The Export-Import Bank of Korea—Description of Assets and Liabilities—Economic Sanctions” in the accompanying prospectus shall be deleted and replaced with the following:

“Our arrangements with two Russian financial institutions, which involve the extension of credit and have historically included dealings in U.S. dollars involving U.S. financial institutions, were all in place prior to February 2022. As of September 30, 2023, the two Russian financial institutions owed us approximately US$200 million. The provisioning level we established for that credit exposure as of September 30, 2023 was 92.7%. Our dealings with the Russian financial institutions have been conducted at all times in full compliance with applicable sanctions. In 2022, we paused all dealings with the Russian financial institutions, and such dealings remain paused, meaning we have not engaged in any additional dealings (including any payments under the credit arrangements) with the Russian financial institutions since June 2022 (even if the contemplated transactions would not have been prohibited or restricted by applicable sanctions) and we are currently unable to accept any payments from the Russian financial institutions under the credit arrangements. We are continuing to evaluate these credit arrangements and will only engage in additional dealings with the two relevant Russian financial institutions that are fully compliant with applicable sanctions.”

The last paragraph under “The Export-Import Bank of Korea—Description of Assets and Liabilities—Economic Sanctions” in the accompanying prospectus shall be deleted and replaced with the following:

“We entered into a guarantee arrangement in 2020 that involves a Russian company that became subject to U.S. sanctions in 2023. To date, we have made no payments to the Russian company under the guarantee arrangement. Our maximum liability under the guarantee arrangement, which will expire in 2025, is less than EUR 2 million. We will only engage in dealings under the guarantee arrangement that are fully compliant with applicable sanctions.

We do not have any other dealings with the government of the Russian Federation, any Russian Federation government stated-owned entities, or any other sanctioned Russian parties.”

Individual Exposure

As of June 30, 2023, our largest Credit Exposure was to Hanwha Ocean Co., Ltd. (formerly Daewoo Shipbuilding & Marine Engineering Co., Ltd.) in the amount of ~~W~~5,444 billion, an increase from ~~W~~5,407 billion as of December 31, 2022, primarily due to an increase in guarantees.

As of June 30, 2023, our second and third largest Credit Exposures, respectively, were to Samsung Heavy Industries Co., Ltd. in the amount of ~~W~~4,188 billion and HD Hyundai Heavy Industries Co., Ltd. in the amount of ~~W~~4,130 billion.

The following table sets out our five largest Credit Exposures as of June 30, 2023(1):

Rank	Name of Borrower	Loans	Guarantees	Total
		(billions of Won)
1	Hanwha Ocean Co., Ltd.	593	4,851	5,444
2	Samsung Heavy Industries Co., Ltd.	1,139	3,049	4,188
3	HD Hyundai Heavy Industries Co., Ltd.	214	3,916	4,130
4	SK hynix Inc.	2,013	—	2,013
5	Hanwha Aerospace Co., Ltd.	564	1,153	1,717

(1)	Excludes loans and guarantees extended to affiliates.
Source:	Internal accounting records.

Asset Quality

Asset Classifications

The following table provides information on our asset quality and loan loss reserves as of June 30, 2023:

	As of June 30, 2023
	Loan Amount(1)		Loan Loss Reserve(2)
Normal	~~W~~	165,227	~~W~~	772
Precautionary		14,082		1,833
Sub-standard		536		367
Doubtful		28		12
Estimated Loss		110		105

Total	~~W~~	179,982	~~W~~	3,089

(1)

These figures include loans (excluding inter-bank loans and call loans), domestic usance bills, bills bought, notes bought, advances for customers, confirmed and unconfirmed acceptances and guarantees and unused loan commitments, among others.

(2)	These figures include present value discount.

Reserves for Credit Losses

As of June 30, 2023, the amount of our non-performing assets was ~~W~~674 billion, a decrease of 54.7% from ~~W~~1,487 billion as of December 31, 2022. As of June 30, 2023, our non-performing asset ratio was 0.4%, compared to 0.9% as of December 31, 2022.

We cannot provide any assurance that our current level of exposure to non-performing assets will not increase in the future or that any of our borrowers (including our largest borrowers as described above) is not currently facing, or in the future will not face, material financial difficulties.

The following table sets forth information regarding our loan loss reserves as of June 30, 2023:

	June 30, 2023
	(billions of Won, except for percentages)
Loan Loss Reserve (A)	~~W~~	3,089
NPA (B)(1)		674
Total Equity (C)		18,630
Reserve to NPA (A/B)		458%
Equity at Risk (B-A)/C		—

(1)	Non-performing assets, which are defined as assets that are classified as substandard or below.
Source:	Internal accounting records.

Investments

As of June 30, 2023, our total investment in securities amounted to ~~W~~17,701 billion, representing 13.9% of our total assets.

The following table sets out the composition of our investment securities as of June 30, 2023:

Type of Investment Securities	Amount		%
	(billions of Won)
Financial Assets at FVOCI	~~W~~	13,747	78%
Securities at Amortized Cost		1,876	11
Investments in Associates and Subsidiaries		2,078	12

Total	~~W~~	17,701	100%

For further information relating to the classification guidelines and methods of valuation of our financial instruments (including securities), see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2023 and for the six months ended June 30, 2023 and 2022—Note 5”.

Guarantees and Acceptances and Contingent Liabilities

As of June 30, 2023, we had issued a total amount of ~~W~~40,919 billion in confirmed guarantees and acceptances, of which ~~W~~35,739 billion, representing 87.3% of the total amount, was classified as normal and ~~W~~5,025 billion, representing 12.3% of the total amount, was classified as precautionary, and ~~W~~155 billion, representing 0.4% of the total amount, was classified as substandard or below.

Derivatives

As of June 30, 2023, our outstanding loans made at floating rates of interest totaled approximately ~~W~~61,387 billion, whereas our outstanding borrowings made at floating rates of interest totaled approximately ~~W~~65,499 billion, including those raised in Australian Dollar, Euro and Brazil Real and swapped into U.S. dollar floating rate borrowings. As of June 30, 2023, we had entered into 592 interest rate related derivative contracts with a notional amount of ~~W~~72,065 billion and had entered into 1,008 currency related derivative contracts with a notional amount of ~~W~~55,349 billion. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2023 and for the six months ended June 30, 2023 and 2022—Note 20”.

Sources of Funding

We raised a net total of ~~W~~35,171 billion (new borrowings plus loan repayments by our clients less repayment of our existing debt) during the first half of 2023, a decrease of 10.7% from ~~W~~39,368 billion in the corresponding period of 2022. Total loan repayments, including prepayments by our clients, during the first half of 2023 amounted to ~~W~~21,333 billion, a decrease of 26.6% from ~~W~~29,081 billion during the corresponding period of 2022.

As of June 30, 2023, we had no outstanding borrowings from the Government. We issued Won-denominated domestic bonds in the aggregate amount of ~~W~~10,760 billion during the first half of 2023.

During the first half of 2023, we issued eurobonds in the aggregate principal amount of US$1,624 million in various types of currencies under our existing global medium term notes program, a 43.2% decrease from US$2,861 million in the corresponding period of 2022. In addition, we issued global bonds during the first half of 2023 in the aggregate amount of US$3,500 million under our U.S. shelf registration statement compared with US$3,000 million in the corresponding period of 2022. As of June 30, 2023, the outstanding amounts of our notes and debentures were US$33,902 million, HKD 9,504 million, BRL 15,312 million, EUR 7,087 million,

THB 3,580 million, CHF 750 million, AUD 4,509 million, INR 19,754 million, CNY 8,094 million, IDR 8,655,500 million, PEN 425 million, NZD 174 million, ZAR 2,615 million, NOK 2,250 million, SEK 250 million, GBP 36 million, CAD 65 million, MXN 13,000 million, CZK 3,420 million, PLN 194 million, SGD 67 million and PHP 4,400 million.

We also borrow from foreign financial institutions in the form of loans that are principally made bilaterally or by syndicates of commercial banks at floating or fixed interest rates and in foreign currencies, with original maturities ranging from one to five years. As of June 30, 2023, the outstanding amount of such borrowings from foreign financial institutions was US$1,352 million.

As of June 30, 2023, our total paid-in capital amounted to ~~W~~14,773 billion, and the Government, The Bank of Korea and The Korea Development Bank owned 73%, 8% and 19%, respectively, of our paid-in capital.

As of June 30, 2023, the aggregate outstanding principal amount of our borrowings (including export-import financing debentures), which was ~~W~~99,598 billion, was equal to 20.2% of the authorized amount of ~~W~~492,408 billion.

Debt

Debt Repayment Schedule

The following table sets out the principal repayment schedule for our debt outstanding as of June 30, 2023:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency(1)	2023		2024		2025		2026		Thereafter
	(billions of won)
Won	~~W~~	23,320	~~W~~	10,840	~~W~~	2,570	~~W~~	1,670	~~W~~	1,280
Foreign(2)	~~W~~	16,529	~~W~~	16,578	~~W~~	12,651	~~W~~	11,091	~~W~~	21,381

Total Won Equivalent	~~W~~	39,849	~~W~~	27,418	~~W~~	15,221	~~W~~	12,761	~~W~~	22,661

(1)

Borrowings in foreign currency have been translated into Won at the rate of ~~W~~1,267.30 to US$1.00, which was the market average exchange rate as announced by the Seoul Money Brokerage Services Ltd., on June 30, 2023.

(2)	This figure includes debentures, bank loans, commercial papers and repurchase agreements.

As of June 30, 2023, our foreign currency assets maturing within three months, six months and one year exceeded our foreign currency liabilities coming due within such periods by US$11,312 million, US$10,905 million and US$7,219 million, respectively. As of June 30, 2023, our total foreign currency liabilities exceeded our total foreign currency assets by US$771 million.

Capital Adequacy

As of June 30, 2023, our capital adequacy ratio, on a consolidated basis, was 15.1%, an increase from 13.4% as of December 31, 2022.

The following table sets forth our capital base and capital adequacy ratios (on a consolidated basis) reported as of June 30, 2023:

	June 30, 2023
	(billions of Won, except for percentages)
Tier I	~~W~~	18,713
Paid-in Capital (including capital adjustments)		14,630
Retained Earnings(1)		2,980
Accumulated other comprehensive income		1,178
Common shares issued by consolidated subsidiaries of the bank and held by third parties		2
Deductions from Tier I Capital		77
Capital Adjustments		—
Deferred Tax Asset		—
Others		77
Tier II (General Loan Loss Reserves)		2,317
Total Capital		21,030
Risk Adjusted Assets		139,551
Capital Adequacy Ratios
Tier I common equity		13.4%
Tier 1		13.4%
Tier I and Tier II		15.1%

(1)	Net amount after deducting regulatory reserve for bad loans.
Source:	Internal accounting records.

Management and Employees

Management

The members of the Board of Directors are currently as follows:

Name	Board Member Since	Position
Hee-sung Yoon	July 27, 2022	Chairman and President
Jong-Hyuck Ahn	December 30, 2023	Vice Chairman and Chief Operating Officer
Kiyeon Hwang	October 1, 2023	Executive Director
Jaimin Lee	September 18, 2021	Non-standing Executive Director
Tae-ho Yun	September 18, 2021	Non-standing Executive Director
Chang Huh	April 10, 2023	Non-standing Executive Director
Hye Jeong Nam	April 10, 2023	Non-standing Executive Director

Financial Statements and the Auditors

Our interim separate financial statements as of June 30, 2023 and December 31, 2022 and for the six months ended June 30, 2023 and 2022 appearing in this prospectus supplement were prepared in conformity with K-IFRS, as summarized in Note 2 of the notes to our unaudited separate financial statements as of June 30, 2023 and for the six months ended June 30, 2023 and 2022 included in this prospectus supplement.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF FINANCIAL POSITION

AS OF JUNE 30, 2023 AND DECEMBER 31, 2022

	Jun 30, 2023		Dec 31, 2022
	(Korean won in millions)
ASSETS:
Cash and due from financial institutions (Notes 4, 5 and 7)	~~W~~	15,285,838	~~W~~	9,931,012
Financial assets at fair value through profit or loss (“FVTPL”) (Notes 4, 5, 8 and 20)		4,664,065		4,172,754
Hedging derivative assets (Notes 4, 5 and 20)		431,627		329,210
Loans at amortized cost (Notes 4, 5, 10 and 37)		86,377,779		89,300,057
Financial investments (Notes 4, 5 and 9)		15,622,771		13,363,826
Investments in associates and subsidiaries (Note 11)		2,077,838		1,935,869
Tangible assets, net (Note 12)		273,416		273,003
Intangible assets, net (Note 13)		41,778		42,813
Deferred tax assets (Note 34)		712,187		867,269
Retirement benefit assets, net (Note 18)		40,966		45,142
Other assets (Notes 4, 5, 14 and 37)		1,863,705		1,808,995

	~~W~~	127,391,970	~~W~~	122,069,950

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Financial liabilities at FVTPL (Notes 4, 5 and 20)	~~W~~	2,548,439	~~W~~	2,513,487
Hedging derivative liabilities (Notes 4, 5 and 20)		2,205,398		2,356,908
Borrowings (Notes 4, 5 and 15)		6,423,585		10,112,740
Debentures (Notes 4, 5 and 16)		93,174,079		87,791,623
Provisions (Notes 17)		1,135,182		1,092,435
Other liabilities (Notes 4, 5, 19 and 37)		3,275,269		2,767,208

		108,761,952		106,634,401

STOCKHOLDERS’ EQUITY:
Capital stock (Notes 1 and 21)		14,773,254		12,773,254
Capital adjustments		(143,446)		(133,840)
Other components of equity (Notes 20 and 22)		1,135,151		744,756
Retained earnings (Note 23)
(Regulatory reserve for loan losses as of June 30, 2023 and December 31, 2022: ~~W~~275,620 million and ~~W~~239,710 million)		2,865,059		2,051,379

		18,630,018		15,435,549

	~~W~~	127,391,970	~~W~~	122,069,950

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
	(Korean won in millions)
OPERATING INCOME:
Net interest income (Notes 24 and 37):
Interest income	~~W~~	2,808,677	~~W~~	1,055,273
Interest expenses		(2,312,705)		(541,277)

		495,972		513,996

Net commission income (Notes 25 and 37):
Commission income		240,448		161,187
Commission expenses		(13,020)		(10,128)

		227,428		151,059

Dividend income (Note 26)		42,333		51,524
Net gain (loss) on financial assets at FVTPL (Note 27)		60,600		(91,048)
Net gain (loss) on hedging derivative assets (Notes 20 and 28)		387,157		(2,709,813)
Net gain (loss) on financial investments (Note 29)		442		(47)
Net gain (loss) on foreign exchange transaction		(512,802)		475,506
Net other operating income (expenses) (Note 30)		323,112		2,488,942
Reversal of (additional) impairment loss on credit (Notes 31 and 37)		434,344		(94,070)
General and administrative expenses (Note 32)		(126,927)		(121,261)

Total operating income		1,331,659		664,788

NON-OPERATING INCOME (Note 33):
Net gain (loss) on investments in associates and subsidiaries (Note 26)		7,142		5,232
Net other non-operating income (expenses)		(4,997)		(1,113)

		2,145		4,119

PROFIT BEFORE INCOME TAX		1,333,804		668,907
INCOME TAX EXPENSES (Note 34)		(384,705)		(183,246)

PROFIT FOR THE PERIOD		949,099		485,661

(Adjusted profit for the period after regulatory reserve for loan losses for the six months ended June 30, 2023 and 2022: ~~W~~929,236 million and ~~W~~241,245 million) (Note 23)
OTHER COMPREHENSIVE INCOME (LOSS) FOR THE PERIOD (Note 22)
Items not reclassified subsequently to profit or loss:
Net gain (loss) on equity securities at fair value through other comprehensive income(“FVOCI”)		497,273		86,118
Income tax effect		(113,591)		(20,841)
Items that are or may be reclassified subsequently to profit or loss:
Net gain (loss) on debt securities at FVOCI		15,396		(249,108)
Net gain (loss) on valuation of cash flow hedge		(6,371)		5,168
Income tax effect		(2,313)		59,034

		390,394		(119,629)

TOTAL COMPREHENSIVE INCOME	~~W~~	1,339,493	~~W~~	366,032

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF CHANGES IN EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022

					Other components of equity
	Capital stock		Capital adjustments		Gain (Loss) on valuation of financial assets at FVOCI		Gain (Loss) on valuation of cash- flow hedge		Remeasurement, net of defined benefit liabilities		Gain (loss) on disposal of financial assets at FVOCI		Retained earnings		Total
	(Korean won in millions)
January 1, 2022	~~W~~	12,748,254	~~W~~	(133,716)	~~W~~	930,776	~~W~~	2,968	~~W~~	18,865	~~W~~	(69,940)	~~W~~	1,855,724	~~W~~	15,352,931
Paid-in capital increase		25,000		—		—		—		—		—		—		25,000
Payment of dividends		—		—		—		—		—		—		(191,256)		(191,256)
Total comprehensive income		—		—		(223,811)		3,918		—		100,264		485,661		366,032
Profit for the period		—		—		—		—		—		—		485,661		485,661
Other comprehensive income (loss):		—		—		(223,811)		3,918		—		100,264		—		(119,629)
Net gain on valuation of financial assets at FVOCI, net of tax		—		—		(223,811)		—		—		—		—		(223,811)
Net gain on valuation of cash flow hedge, net of tax		—		—		—		3,918		—		—		—		3,918
Net gain on disposal of financial assets at FVOCI, net of tax		—		—		—		—		—		100,264		—		100,264

Jun 30, 2022	~~W~~	12,773,254	~~W~~	(133,716)	~~W~~	706,965	~~W~~	6,886	~~W~~	18,865	~~W~~	30,324	~~W~~	2,150,129	~~W~~	15,552,707

January 1, 2023		12,773,254		(133,840)		662,320		38,805		37,454		6,177		2,051,379		15,435,549
Paid-in capital increase		2,000,000		(9,606)		—		—		—		—		—		1,990,394
Payment of dividends		—		—		—		—		—		—		(135,419)		(135,419)
Total comprehensive income		—		—		270,317		(4,848)		49		124,877		949,099		1,339,494
Profit for the period		—		—		—		—		—		—		949,099		949,099
Other comprehensive income (loss):		—		—		270,317		(4,848)		49		124,877		—		390,395
Net loss on valuation of financial assets at FVOCI, net of tax		—		—		270,317		—		—		—		—		270,317
Net gain on valuation of cash flow hedge, net of tax		—		—		—		(4,848)		—		—		—		(4,848)
Remeasurements of Defined Benefit Obligations		—		—		—		—		49		—		—		49
Net gain on disposal of financial assets at FVOCI, net of tax		—		—		—		—		—		124,877		—		124,877

Jun 30, 2023	~~W~~	14,773,254	~~W~~	(143,446)	~~W~~	932,637	~~W~~	33,957	~~W~~	37,503	~~W~~	131,054	~~W~~	2,865,059	~~W~~	18,630,018

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
	(Korean won in millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Profit for the period	~~W~~	949,099	~~W~~	485,661

Adjustments to reconcile profit for the period to net cash used in operating activities:
Income tax expenses		384,705		183,246
Interest income		(2,808,677)		(1,055,273)
Interest expenses		2,312,705		541,277
Dividend and distribution income		(52,992)		(59,006)
Dividend received from subsidiaries and associates		(7,142)		(5,232)
Loss on financial assets at FVTPL		18,032		12,069
Loss on financial assets at FVOCI		265		144
Transfer to derivatives’ credit risk provision		5,764		663
Loss on foreign exchange transactions		1,358,305		960,886
Additional impairment loss on credit		—		94,070
Depreciation and amortization		10,228		9,191
Loss on disposal of tangible, intangible and other assets		3		2
Loss on valuation of derivative assets for trading		658,510		1,835,306
Loss on valuation of derivative assets for hedging		264,867		1,949,138
Loss on fair value hedged items		268,086		83,194
Retirement benefits		3,030		5,415
Increase in other provisions		6		—
Gain on financial assets at FVTPL		(62,626)		(34,516)
Gain on financial assets at FVOCI		(707)		(97)
Reversal of derivatives’ credit risk provision		(7,167)		(10,849)
Gain on foreign exchange transactions		(845,504)		(1,436,393)
Reversal of impairment loss on credit		(434,344)		—
Gain on disposal of tangible, intangible and other assets		(8)		(80)
Gain on valuation of derivative assets for trading		(637,205)		(1,270,639)
Gain on valuation of derivative assets for hedging		(600,117)		(152,468)
Gain on fair value hedged items		(592,483)		(2,564,231)

		(764,466)		(914,183)

Changes in operating assets and liabilities:
Due from financial institutions		1,684,219		(2,063,131)
Financial assets and liabilities at FVTPL		(430,836)		(896,651)
Hedging derivative assets and liabilities		76,354		(18,582)
Loans at amortized cost		5,651,658		(4,201,293)
Other assets		(104,938)		(481,508)
Provisions		5,651		39,670
Net retirement benefit liabilities (assets)		1,147		(343)
Other liabilities		(914,332)		137,617

		5,968,923		(7,484,221)

Payment of income tax		—		—
Interest received		1,720,903		1,012,190
Interest paid		(810,859)		(350,147)
Dividend received		60,134		64,238

Net cash provided by (used in) operating activities		7,123,734		(7,186,462)

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022 (CONTINUED)

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
	(Korean won in millions)
CASH FLOWS FROM INVESTING ACTIVITIES:
Disposals of financial investments	~~W~~	2,741,699	~~W~~	944,242
Disposals of investments in associates		2,145		1,230
Disposals of tangible assets		9		80
Disposals of intangible assets		116		74
Acquisitions of financial investments		(1,476,640)		(1,676,093)
Acquisitions of investments in associates		(3,680)		(372,510)
Acquisitions of tangible assets		(5,523)		(5,840)
Acquisitions of intangible assets		(4,201)		(8,615)

Net cash provided by (used in) investing activities		1,253,925		(1,117,432)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings		1,004,414		5,646,121
Proceeds from debentures		20,504,573		12,282,037
Paid-in capital increase		—		25,000
Increase in deposits		—		2
Net decrease in call-money		(45,745)		(801,245)
Repayment of borrowings		(4,974,008)		(2,944,537)
Repayment of debentures		(17,870,555)		(5,264,463)
Payment of dividends		(135,419)		(191,256)
Decrease in deposits		—		(2)
Paid-in capital increase		(9,606)		—

Net cash provided by (used in) financing activities		(1,526,346)		8,751,657

NET INCREASE IN CASH AND CASH EQUIVALENTS		6,851,313		447,763
CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD		4,781,957		3,146,957
EFFECTS OF FOREIGN EXCHANGE RATE CHANGES ON THE BALANCE OF CASH AND CASH EQUIVALENTS IN FOREIGN CURRENCIES		70,621		250,238

CASH AND CASH EQUIVALENTS, END OF THE PERIOD (Note 7 and 35)	~~W~~	11,703,891	~~W~~	3,844,958

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE CONDENSED SEPARATE INTERIM FINANCIAL STATEMENTS

AS OF JUNE 30, 2023 AND DECEMBER 31, 2022,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022

1.	GENERAL:

(1)	Summary of The Export-Import Bank of Korea

The Export-Import Bank of Korea (the “Bank”) was established in 1976 as a special financial institution under The Export-Import Bank of Korea Act (the “EXIM Bank Act”) to grant financial facilities for overseas trade (i.e., export and import), investments and resources development activities. As of June 30, 2023, the Bank operates a head office in Seoul, Marine Finance Center in Busan, ten domestic branches, three domestic offices, a domestic subsidiary, five overseas subsidiaries, and twenty-four overseas offices.

The Bank’s authorized capital is ~~W~~15,000,000 million, and through numerous capital increases since the establishment, its paid-in capital is ~~W~~14,773,254 million as of June 30, 2023. The Government of the Republic of Korea (the “Government”), the Bank of Korea, and the Korea Development Bank hold 72.98%, 7.90%, and 19.12%, respectively, of the ownership of the Bank as of June 30, 2023.

The Bank, as a trustee of the Government, has managed the Economic Development Cooperation Fund (“EDCF”) since June 1987 and the Inter-Korean Cooperation Fund (“IKCF”) since March 1991. These funds are accounted for separately and are not included in the Bank’s separate interim financial statements. The Bank receives fees from the Government for the trustee services.

(2)	Summary of subsidiaries and associates

1)	Subsidiaries of the Bank as of June 30, 2023 and December 31, 2022 are as follows:

(June 30, 2023)

Subsidiaries	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP	81mil.	Finance	81,283,897	100.00	Jun. 30, 2023
KEXIM Vietnam Leasing Co. (*1)	Vietnam	USD	53mil.	Finance	—	100.00	Jun. 30, 2023
PT.KOEXIM Mandiri Finance	Indonesia	IDR	52,000mil.	Finance	442	85.00	Jun. 30, 2023
KEXIM Asia Limited	Hong Kong	USD	130mil.	Finance	130,000,000	100.00	Jun. 30, 2023
KEXIM Global(Singapore) Ltd	Singapore	USD	300mil.	Finance	300,000,000	100.00	Jun. 30, 2023
EXIM PLUS Co., Ltd.	Korea	KRW	950mil.	Service	190,000	100.00	Jun. 30, 2023

(December 31, 2022)

Subsidiaries	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP	81mil.	Finance	81,283,897	100.00	Dec. 31, 2022
KEXIM Vietnam Leasing Co. (*1)	Vietnam	USD	53mil.	Finance	—	100.00	Dec. 31, 2022
PT.KOEXIM Mandiri Finance	Indonesia	IDR	52,000mil.	Finance	442	85.00	Dec. 31, 2022
KEXIM Asia Limited	Hong Kong	USD	130mil.	Finance	130,000,000	100.00	Dec. 31, 2022
KEXIM Global(Singapore) Ltd	Singapore	USD	300mil.	Finance	300,000,000	100.00	Dec. 31, 2022
EXIM PLUS Co., Ltd.	Korea	KRW	950mil.	Service	190,000	100.00	Dec. 31, 2022

(*1)	This entity does not issue share certificates.

2)	Associates of the Bank as of June 30, 2023 and December 31, 2022 are as follows:

(June 30, 2023)

Associates	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
Credit Guarantee and Investment Fund	Philippines	USD	1,149mil	Financial service	171,400,000	14.92	Jun. 30, 2023
KTB Newlake Global Healthcare PEF	Korea	KRW	13,350mil	Financial service	3,336,768,385	24.99	Jun. 30, 2023
Korea Aerospace Industries. Ltd.	Korea	KRW	487,376mil	Manufacturing	25,745,964	26.41	Jun. 30, 2023
KB-Badgers Future Mobility ESG Fund I	Korea	KRW	11,957mil	Financial service	2,717,500,000	22.73	Jun. 30, 2023
WWG Green New Deal Fund	Korea	KRW	8,600mil	Financial service	2,150,000,000	25.00	Jun. 30, 2023
Hanwha Ocean Co., Ltd. (formerly Daewoo Shipbuilding & Engineering Co., Ltd.)	Korea	KRW	1,089,367mil	Shipbuilding	5,144,087	2.37	Jun. 30, 2023

(December 31, 2022)

Associates	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
Credit Guarantee and Investment Fund	Philippines	USD	1,149mil.	Financial service	171,400,000	14.92	Dec. 31, 2022
KTB Newlake Global Healthcare PEF	Korea	KRW	21,930mil.	Financial service	5,481,550,532	25.00	Dec. 31, 2022
Korea Aerospace Industries. Ltd.	Korea	KRW	487,376mil.	Manufacturing	25,745,964	26.41	Dec. 31, 2022
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	KRW	541,453mil.	Shipbuilding	—	—	Dec. 31, 2022
KB-Badgers Future Mobility ESG Fund I	Korea	KRW	5,225mil.	Financial service	1,187,500,000	22.73	Dec. 31, 2022

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES:

(1)	Basis of condensed separate financial statement preparation

These condensed separate interim financial statements were prepared in accordance with K-IFRS No.1034, ‘Interim Financial Reporting’ as part of the period covered by the Bank’s K-IFRS annual financial statements. These condensed separate interim financial statements do not include all of the disclosures required for full annual financial statements.

These financial statements are separate financial statements prepared in accordance with K-IFRS No.1027, ‘Separate Financial Statements’ presented by a parent, an investor with joint control of, or significant influence over, an investee, in which the investments are accounted for at cost.

The Bank’s accounting policies applied for the accompanying condensed separate interim financial statements are the same as the policies applied for the preparation of separate financial statements as of and for the year ended December 31, 2022.

(2)	Functional Currency

Items included in the separate financial statements in the Bank are measured using the currency of the primary economic environment in which the entity operates (the functional currency). The separate financial statements are presented in Korean won, which is the Bank’s functional and presentation currency.

(3)	New and amended standards and interpretation adopted by the Bank

The Bank has applied the following standards and amendments for the first time for their annual reporting period commenced January 1, 2023.

1)	Amendments to K-IFRS No.1001 ‘Presentation of Financial Statements’ – Disclosure of ‘Accounting Policies’

It defines significant accounting policy information and mandates its disclosure. The amendment to this standard is not expected to have a significant impact on the financial statements.

2)	Amendments to K-IFRS No.1001 ‘Presentation of Financial Statements’ – Disclosure of Gains and Losses from Financial Liabilities with Exercise Price Adjustment Conditions

It mandates the disclosure of the book value and related gains or losses of financial liabilities when a part or all of financial instruments with conditions that adjust the exercise price based on the issuer’s stock price fluctuations are classified as financial liabilities. The amendment to this standard is not expected to have a significant impact on the financial statements.

3)	Amendments to K-IFRS No.1008 ‘Accounting Policies, Changes in Accounting Estimates and Errors’ – Definition of ‘Accounting Estimates’

It defines accounting estimates and clarifies the method of distinguishing them from changes in accounting policies. The amendment to this standard is not expected to have a significant impact on the financial statements.

4)	Amendments to K-IFRS No.1012 ‘Income Taxes’ – Deferred Income Taxes on Assets and Liabilities Arising from a Single Transaction

It added a condition that a transaction does not generate taxable temporary differences and deductible temporary differences at the same time of the transaction to the initial recognition exception requirements of a transaction where assets or liabilities are first recognized. The amendment to this standard is not expected to have a significant impact on financial statements.

(4)	New standards and interpretations not yet adopted by the Bank

The following new accounting standards and interpretations have been published that are not mandatory for December 31, 2023 reporting periods and have not been early adopted by the Bank.

Amendments to K-IFRS No.1001 ‘Presentation of Financial Statements’ – Classification of Liabilities as Current or Non-current

The amendments clarify that liabilities are classified as either current or non-current, depending on the substantive rights that exist at the end of the reporting period. Classification is unaffected by the likelihood that an entity will exercise the right to defer settlement of the liability or the management’s expectations thereof. Also, the settlement of liability includes the transfer of the entity’s own equity instruments; however, it would be excluded if an option to settle the liability by the transfer of the entity’s own equity instruments is recognized separately from the liability as an equity component of a compound financial instrument. The amendments should be applied for annual reporting periods beginning on or after January 1, 2024, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the financial statements.

3.	SIGNIFICANT ESTIMATES AND JUDGMENTS:

The preparation of separate financial statements requires the application of accounting policies, especially certain critical accounting estimates and assumptions that may have a significant impact on assets

(liabilities) and income (expenses). The management’s estimate of outcome may differ from an actual outcome if the management’s estimates and assumptions based on its best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and the change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only, or the period of the change and future periods, if the change affects both. Significant judgments are the same as those applied in preparation of the annual separate financial statements for the year ended December 31, 2022.

4.	RISK MANAGEMENT:

4-1. Summary

(1)	Overview of Risk Management Policy

The financial risks that the Bank is exposed to are credit risk, market risk, liquidity risk, operational risk, interest risk, credit concentration risk, strategy/reputational risk, outsourcing risk, settlement risk and others. Credit risk, market risk, liquidity risk, and operational risk have been recognized as the Bank’s key risks.

The Bank’s risk management system focuses on increasing transparency, developing risk management environment and preemptive response to risks due to rapid changes in financial environment to support the Bank’s long-term strategy and business decision efficiently.

The note regarding financial risk management provides information about the risks that the Bank is exposed to, the objective, policies and process for managing the risk, the methods used to measure the risk and capital adequacy. Additional quantitative information is disclosed throughout the separate financial statements.

(2)	Risk Management Group

1)	Risk Management Committee

The Risk Management Committee establishes risk management strategies in accordance with the directives of the board of directors and determines the Bank’s target risk appetite, approves significant risk matters and reviews the level of risks that the Bank is exposed to and the appropriateness of the Bank’s risk management operations as an ultimate decision-making authority.

2)	Risk Management Council

The Risk Management Council is a consultative group that reviews and makes decisions on matters delegated by the Risk Management Committee and discusses the detailed issues relating to the Bank’s risk management.

3)	Risk Management Practices Committee

The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council. It performs practical work process relating to risk management plan, including targeted Bank for International Settlements (“BIS”) ratio, risk management strategy, risk measurement, risk analysis, economic capital limit and others.

4-2. Credit risk

(1)	Overview of Credit Risk

Credit risk is the risk of possible losses in an asset portfolio in the events of counterparty’s default, breach of contract and deterioration in the credit quality of the counterparty. For the risk management reporting purposes, the individual borrower’s default risk, country risk, specific risks and other credit risk exposure components are considered as a whole.

(2)	Credit Risk Management

The Bank controls the credit concentration risk exposure by applying and managing total exposure limits to prevent the excessive risk concentration to specific industry and specific borrowers. The Bank maintains allowances for loan losses associated with credit risk on loans and receivables to manage its credit risk.

(3)	Maximum exposure to credit risk

The Bank’s maximum exposure of financial instruments to credit risk as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023		Dec. 31, 2022
Cash and due from financial institutions	~~W~~	15,285,838	~~W~~	9,931,012
Financial assets at FVTPL		4,663,612		4,168,062
Hedging derivative assets		431,627		329,210
Loans at amortized cost (*1)		86,384,238		89,308,139
Financial investments		4,379,719		4,362,663
Other financial assets		1,762,329		1,645,865
Acceptances and guarantee contracts		55,545,208		53,388,080
Commitments (*2)		38,743,428		32,346,450

Total	~~W~~	207,195,999	~~W~~	195,479,481

(*1)	Loans at amortized cost exclude loan valuation adjustment related to fair value hedging.

(*2)	Commitments exclude commitments on purchase of beneficiary certificates which are included in other commitments in Note 36.

(4)	Credit risk of loans

In order to secure asset quality and enhance equity capital adequacy, the Bank reserves and manages allowances for loan losses on loans that have credit risk. Impairment on loans can be either deducted directly from the carrying amount thereof or can be deducted using the account of allowances for loan losses. The Bank’s financial statements presents impairment on loans using the account of allowances for loan losses, after the measurement of credit risk inherent in loans.

The Bank writes off on non-profitable loans, non-recoverable loans, loans classified as estimated loss by asset quality category, loans requested to be written off by Financial Supervisory Service (“FSS”) and others upon approval of Loan Management Committee.

Loans as of June 30, 2023 and December 31, 2022 are categorized as follows (Korean won in millions):

(June 30, 2023)

	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Collective assessment:
Best	~~W~~	24,940,668	~~W~~	4,941	~~W~~	2,900	~~W~~	24,948,509
Outstanding		35,722,085		—		10,550		35,732,635
Good		23,661,934		1,820,451		25,716		25,508,101
Below normal		—		316,067		314,302		630,369

Subtotal		84,324,687		2,141,459		353,468		86,819,614

Individual assessment:
Best		—		—		4,419		4,419
Outstanding		—		—		—		—
Good		—		114,542		—		114,542
Below normal		—		1,528,354		83,762		1,612,116

Subtotal		—		1,642,896		88,181		1,731,077

Total	~~W~~	84,324,687	~~W~~	3,784,355	~~W~~	441,649	~~W~~	88,550,691

Net deferred origination fees and costs								(374,829)
Allowances								(1,791,624)

Total							~~W~~	86,384,238

(December 31, 2022)

	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Collective assessment:
Best	~~W~~	30,155,535	~~W~~	5,469	~~W~~	1,905	~~W~~	30,162,909
Outstanding		33,368,921		1,521		11,150		33,381,592
Good		24,000,386		2,027,067		50,334		26,077,787
Below normal		—		194,819		308,213		503,032

Subtotal		87,524,842		2,228,876		371,602		90,125,320

Individual assessment:
Best		—		—		4,266		4,266
Outstanding		—		—		—		—
Good		—		—		—		—
Below normal		—		928,236		666,689		1,594,925

Subtotal		—		928,236		670,955		1,599,191

Total	~~W~~	87,524,842	~~W~~	3,157,112	~~W~~	1,042,557	~~W~~	91,724,511

Net deferred origination fees and costs								(403,461)
Allowances								(2,012,911)

Total							~~W~~	89,308,139

The above carrying amounts exclude loan valuation adjustment related to fair value hedging amounting to ~~W~~(6,459) million and ~~W~~(8,082) million as of June 30, 2023 and December 31, 2022, respectively.

(5)	Credit quality of securities

Securities (debt securities) exposed to credit risk as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Grade 1	~~W~~	4,379,719	~~W~~	—	~~W~~	—	~~W~~	4,379,719
Grade 2		—		—		—		—
Grade 3		—		—		—		—
Grade 4		—		—		—		—
Grade 5		—		—		—		—

Total	~~W~~	4,379,719	~~W~~	—	~~W~~	—	~~W~~	4,379,719

(December 31, 2022)

	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Grade 1	~~W~~	4,362,663	~~W~~	—	~~W~~	—	~~W~~	4,362,663
Grade 2		—		—		—		—
Grade 3		—		—		—		—
Grade 4		—		—		—		—
Grade 5		—		—		—		—

Total	~~W~~	4,362,663	~~W~~	—	~~W~~	—	~~W~~	4,362,663

(6)	Concentration of credit risk

The amounts disclosed below exclude loan valuation adjustment related to fair value hedging amounting to ~~W~~(6,459) million and ~~W~~(8,082) million as of June 30, 2023 and December 31, 2022, respectively.

1)	Loans by country of location as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	~~W~~	29,417,059	~~W~~	26,406,849	~~W~~	1,004,188	~~W~~	56,828,096	64.18	~~W~~	(47,808)	~~W~~	(804,946)
China		—		373,200		447,612		820,812	0.93		(1,029)		(4,540)
Saudi Arabia		—		1,939,826		26,042		1,965,868	2.22		(15,889)		(13,607)
India		—		2,783,630		21,064		2,804,694	3.17		(13,359)		(3,086)
Indonesia		—		2,057,128		1,970		2,059,098	2.33		(30,085)		(6,827)
Vietnam		—		2,430,573		81,741		2,512,314	2.84		(21,866)		(82,235)
Australia		—		558,938		—		558,938	0.63		(15,751)		(1,250)
Philippines		—		—		915		915	0.00		—		(1)
Qatar		—		449,188		—		449,188	0.51		(1,314)		(2,621)
Singapore		—		885,412		65,016		950,428	1.07		(3,053)		(3,931)
Oman		—		1,227,485		—		1,227,485	1.39		(12,549)		(16,756)
Hong Kong		—		177,228		5,846		183,074	0.21		—		(66)
The United Arab Emirates		—		1,839,179		2,675		1,841,854	2.08		(30,184)		(990)
Uzbekistan		—		1,063,114		—		1,063,114	1.20		(7,516)		(22,665)
Others		—		2,782,918		1,239,243		4,022,161	4.53		(74,873)		(189,148)

Subtotal		29,417,059		44,974,668		2,896,312		77,288,039	87.29		(275,276)		(1,152,669)

Europe:
Russia		—		302,888		—		302,888	0.34		(252)		(229,272)
United Kingdom		—		1,537,370		393,840		1,931,210	2.18		(6,447)		(912)
France		—		219,047		533,754		752,801	0.85		(1,616)		(98)
Netherlands		—		—		13,223		13,223	0.01		—		(77)
Molta		—		8,384		—		8,384	0.01		(450)		(50)
Greece		—		1,703,695		—		1,703,695	1.92		(7,980)		(713)
Türkiye		—		1,204,727		22,877		1,227,604	1.39		(10,028)		(159,628)
Germany		—		53,316		201,146		254,462	0.29		(124)		(2)
Others		—		764,385		78,680		843,065	0.95		(13,977)		(23,025)

Subtotal		—		5,793,812		1,243,520		7,037,332	7.94		(40,874)		(413,777)

America:
Panama		—		77,158		267,463		344,621	0.39		(236)		(680)
United States		—		60,435		27,834		88,269	0.10		(364)		(703)
Mexico		—		155,904		—		155,904	0.18		(2,577)		(370)
Bermuda		—		225,046		—		225,046	0.25		(1,083)		(4,332)
Brazil		—		1,166,201		—		1,166,201	1.32		—		(4,413)
Others		—		1,065,342		—		1,065,342	1.20		(5,878)		(9,785)

Subtotal		—		2,750,086		295,297		3,045,383	3.44		(10,138)		(20,283)

Africa:
Nigeria		—		6,885		—		6,885	0.01		(3,000)		(102)
Others		—		1,173,052		—		1,173,052	1.32		(45,541)		(204,793)

Subtotal		—		1,179,937		—		1,179,937	1.33		(48,541)		(204,895)

Total	~~W~~	29,417,059		54,698,503		4,435,129		88,550,691	100.00		(374,829)		(1,791,624)

(December 31, 2022)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	~~W~~	28,665,695	~~W~~	10,236,442	~~W~~	2,309,444	~~W~~	41,211,581	44.93	~~W~~	(14,857)	~~W~~	(682,166)
China		—		1,686,247		256,613		1,942,860	2.12		(1,024)		(24,458)
Saudi Arabia		—		2,123,068		7,429		2,130,497	2.32		(17,335)		(13,542)
India		—		2,737,735		38,294		2,776,029	3.03		(14,540)		(3,116)
Indonesia		15,000		2,872,577		13,577		2,901,154	3.16		(34,383)		(9,103)
Uzbekistan		—		1,108,308		—		1,108,308	1.21		(8,047)		(82,355)
Vietnam		—		4,283,876		78,780		4,362,656	4.76		(25,781)		(105,525)
Australia		—		469,043		—		469,043	0.51		(16,022)		(3,415)
Philippines		—		6,677		696		7,373	0.01		—		(420)
Qatar		—		471,410		—		471,410	0.51		(1,450)		(2,733)
Singapore		—		800,470		253,460		1,053,930	1.15		(3,506)		(3,050)
Oman		—		1,216,937		—		1,216,937	1.33		(13,066)		(16,918)
Hong Kong		—		280,707		711,195		991,902	1.08		—		(1,731)
The United Arab Emirates		—		6,356,459		3,013		6,359,472	6.93		(44,810)		(3,381)
Others		9,800		3,172,143		2,267,024		5,448,967	5.94		(79,288)		(110,739)

Subtotal		28,690,495		37,822,099		5,939,525		72,452,119	78.99		(274,109)		(1,062,652)

Europe:
Russia		—		365,005		—		365,005	0.40		(269)		(209,032)
United Kingdom		—		1,360,193		15,058		1,375,251	1.50		(6,866)		(19,589)
France		—		218,679		1,655		220,334	0.24		(1,704)		(158)
Netherlands		—		—		23,560		23,560	0.03		—		(137)
Greece		—		1,835,089		—		1,835,089	2.00		(8,671)		(1,783)
Ireland		—		28,734		—		28,734	0.03		(224)		(65)
Türkiye		—		1,383,606		22,723		1,406,329	1.53		(11,270)		(178,378)
Germany		—		276,499		21,192		297,691	0.32		(184)		(1,161)
Ukraine		—		63,188		—		63,188	0.07		(45)		(128)
Hungary		—		1,893,201		—		1,893,201	2.06		(2,975)		(2,875)
Others		—		2,692,104		80,931		2,773,035	3.03		(13,350)		(8,811)

Subtotal		—		10,116,298		165,119		10,281,417	11.21		(45,558)		(422,117)

America:
Panama		—		1,120,261		171,126		1,291,387	1.41		(4,137)		(1,268)
United States		—		2,497,356		8,123		2,505,479	2.73		(2,867)		(12,761)
The British Virgin Islands		—		7,501		—		7,501	0.01		—		—
Mexico		—		315,642		—		315,642	0.34		(2,807)		(3,733)
Brazil		—		2,011,896		—		2,011,896	2.19		(3,326)		(5,272)
Others		—		1,268,288		—		1,268,288	1.39		(5,959)		(9,885)

Subtotal		—		7,220,944		179,249		7,400,193	8.07		(19,096)		(32,919)

Africa:
Marshall Islands		—		507,862		—		507,862	0.55		(2,126)		(532)
Liberia		—		125,670		—		125,670	0.14		(9,202)		(259)
Nigeria		—		284,645		—		284,645	0.31		(4,648)		(5,802)
Morocco		—		80,731		—		80,731	0.09		(796)		(112)
Others		—		586,114		5,760		591,874	0.64		(47,926)		(488,518)

Subtotal		—		1,585,022		5,760		1,590,782	1.73		(64,698)		(495,223)

Total	~~W~~	28,690,495	~~W~~	56,744,363	~~W~~	6,289,653	~~W~~	91,724,511	100.00	~~W~~	(403,461)	~~W~~	(2,012,911)

2)	Loans by industry as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Loans									Deferred loan origination fees		Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	~~W~~	16,199,194	~~W~~	26,757,077	~~W~~	660,955	~~W~~	43,617,226	49.26	~~W~~	(156,716)	~~W~~	(1,208,515)
Transportation		1,710,300		6,511,613		392,263		8,614,176	9.73		(46,544)		(96,010)
Financial institutions		9,033,355		7,245,380		3,249,120		19,527,855	22.05		(4,360)		(239,990)
Wholesale and retail		842,641		1,454,052		102,471		2,399,164	2.71		(1,615)		(16,091)
Real estate		62,000		641,233		—		703,233	0.79		(2,546)		(67,648)
Construction		623,853		2,267,715		2,371		2,893,939	3.27		(26,936)		(21,298)
Public sector and others		945,716		9,821,433		27,949		10,795,098	12.19		(136,112)		(142,072)

Total	~~W~~	29,417,059	~~W~~	54,698,503	~~W~~	4,435,129	~~W~~	88,550,691	100.00	~~W~~	(374,829)	~~W~~	(1,791,624)

(December 31, 2022)

	Loans											Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees
Manufacturing	~~W~~	15,239,184	~~W~~	27,145,888	~~W~~	479,733	~~W~~	42,864,805	46.73	~~W~~	(167,426)	~~W~~	(1,439,253)
Transportation		1,713,800		6,689,326		341,413		8,744,539	9.53		(44,042)		(97,147)
Financial institutions		9,298,997		6,469,119		5,413,523		21,181,639	23.09		(3,705)		(218,711)
Wholesale and retail		932,415		1,219,784		25,243		2,177,442	2.38		(1,946)		(13,434)
Real estate		—		500,463		1		500,464	0.55		(2,239)		(80,611)
Construction		404,960		2,071,318		2,371		2,478,649	2.70		(28,134)		(20,927)
Public sector and others		1,101,139		12,648,465		27,369		13,776,973	15.02		(155,969)		(142,828)

Total	~~W~~	28,690,495	~~W~~	56,744,363	~~W~~	6,289,653	~~W~~	91,724,511	100.00	~~W~~	(403,461)	~~W~~	(2,012,911)

3)	Concentration of credit risk of financial assets at FVTPL and financial investments (debt securities) by industry as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023			Dec. 31, 2022
	Amount		Ratio (%)	Amount		Ratio (%)
Financial Assets at FVTPL
Government and government sponsored institutions	~~W~~	202,643	4.35	~~W~~	135,804	3.26
Banking and insurance		4,114,195	88.21		3,759,214	90.19
Others		346,774	7.44		273,044	6.55

Subtotal		4,663,612	100.00		4,168,062	100.00

Financial Assets at FVOCI
Government and government sponsored institutions		1,183,455	47.26		1,490,379	55.70
Banking and insurance		890,899	35.58		799,192	29.86
Others		429,639	17.16		386,504	14.44

Subtotal		2,503,993	100.00		2,676,075	100.00

	Jun. 30, 2023			Dec. 31, 2022
	Amount		Ratio (%)	Amount		Ratio (%)
Securities at amortized cost
Government and government sponsored institutions		1,380,813	73.61		1,358,147	80.53
Banking and insurance		341,361	18.20		202,318	12.00
Others		153,552	8.19		126,123	7.47

Subtotal		1,875,726	100.00		1,686,588	100.00

Hedging derivative assets
Banking and insurance		431,627	100.00		329,210	100.00

Total	~~W~~	9,474,958		~~W~~	8,859,935

4)	Concentration of credit risk of financial assets at FVTPL and financial investments (debt securities) by country as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023			Dec. 31, 2022
	Amount		Ratio (%)	Amount		Ratio (%)
Financial Assets at FVTPL
Korea	~~W~~	4,186,970	89.78	~~W~~	3,966,136	95.16
Others		476,642	10.22		201,926	4.84

Subtotal		4,663,612	100.00		4,168,062	100.00

Financial Assets at FVOCI
Korea		868,223	34.67		1,283,346	47.96
Others		1,635,770	65.33		1,392,729	52.04

Subtotal		2,503,993	100.00		2,676,075	100.00

Securities at amortized cost
Korea		877,288	46.77		884,045	52.42
Others		998,438	53.23		802,543	47.58

Subtotal		1,875,726	100.00		1,686,588	100.00

Hedging derivative assets
Korea		173,445	40.18		231,022	70.17
Others		258,182	59.82		98,188	29.83

Subtotal		431,627	100.00		329,210	100.00

Total	~~W~~	9,474,958		~~W~~	8,859,935

5)	Credit enhancement and its financial effect as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	~~W~~	86,384,238	~~W~~	55,545,208	~~W~~	38,743,428	~~W~~	180,672,874	100.00

Credit enhancement:
Deposits and savings		205,760		50,939		—		256,699	0.14
Export guarantee insurance		327,984		1,084,171		—		1,412,155	0.78
Guarantee		1,675,553		1,596,209		191,856		3,463,618	1.92
Securities		22,894		37,901		—		60,795	0.03
Real estate		2,611,365		435,359		260,567		3,307,291	1.83
Ships		1,192,187		394,754		—		1,586,941	0.88
Others		36,467		—		—		36,467	0.02

Subtotal		6,072,210		3,599,333		452,423		10,123,966	5.60

Exposure to credit risk after deducting credit enhancement	~~W~~	80,312,028	~~W~~	51,945,875	~~W~~	38,291,005	~~W~~	170,548,908	94.40

(December 31, 2022)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	~~W~~	89,308,139	~~W~~	53,388,080	~~W~~	32,346,450	~~W~~	175,042,669	100.00

Credit enhancement:
Deposits and savings		195,478		53,983		6,005		255,466	0.15
Export guarantee insurance		339,601		584,313		2,136		926,050	0.53
Guarantee		1,795,814		1,723,608		178,543		3,697,965	2.11
Securities		22,211		42,449		—		64,660	0.04
Real estate		2,335,539		331,485		123,691		2,790,715	1.59
Ships		1,218,222		237,108		—		1,455,330	0.83
Others		42,196		—		—		42,196	0.02

Subtotal		5,949,061		2,972,946		310,375		9,232,382	5.27

Exposure to credit risk after deducting credit enhancement	~~W~~	83,359,078	~~W~~	50,415,134	~~W~~	32,036,075	~~W~~	165,810,287	94.73

(*1)	Loans exclude loan valuation adjustment related to fair value hedging.

4-3. Liquidity risk

(1)	Overview of liquidity risk

Liquidity risk is the risk that the Bank is unable to meet its payment obligations arising from financial liabilities as they become due. The Bank discloses all financial asset, financial liabilities and off-balance sheet items, such as loan commitments and analysis of the contractual maturity, which are related to liquidity risk, into seven categories. The cash flows disclosed in the maturity analysis are undiscounted contractual amounts, including principal and future interest, which resulted in disagreement with the discounted cash flows included in the separate statements of financial position. However, for derivatives, each discounted cash flow consisting of current fair value is presented.

(2)	Principles of the liquidity risk management

1)	Liquidity risk is managed with integration. The Bank measures, reports and controls liquidity risk by quantification with reasonable method.

2)	Liquidity risk reflects financing plans and fund-using plans, and the Bank reports the liquidity risk with preciseness, timeliness and consistency.

3)	The Bank establishes liquidity risk management strategy by analyzing liquidity maturity, liquidity gap structure and market environment.

(3)	Liquidity risk management

Risk management department monitors changes by liquidity risk sources and compliance of risk limits. It notifies related departments to prepare countermeasures in case the measured liquidity risk is close to risk limits. Also, it analyzes crisis situations and effects of the crisis situations and reports to the Risk Management Committee on a regular basis. Each related department monitors changes of liquidity risk sources and compliance of risk limits by itself and if exposure to new risk is expected, it discusses the matter with the head of risk management department.

(4)	Measurement of liquidity risk

The Bank measures liquidity ratio, liquidity gap ratio and others for local currency and foreign currencies and simulates analysis reflecting market environment, product features and the Bank’s strategies.

(5)	Analysis on remaining contractual maturity of financial liabilities and off-balance-sheet items

Remaining contractual maturity and amount of financial liabilities and off-balance-sheet items as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	On demand		Within 1 month		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	2,548,439	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	2,548,439
Hedging derivative liabilities		—		96,075		185,655		28,391		118,885		787,157		989,235		2,205,398
Borrowings		—		674,615		1,033,552		1,982,528		1,206,041		1,779,022		—		6,675,758
Debentures		—		4,828,146		6,365,903		10,710,913		18,877,867		48,769,279		16,703,008		106,255,116
Other financial liabilities		—		1,746,493		301		163		5,157		194,781		1.747,928		2,694,823

Total	~~W~~	2,548,439	~~W~~	7,345,329	~~W~~	7,585,411	~~W~~	12,721,995	~~W~~	20,207,950	~~W~~	51,530,239	~~W~~	18,440,171	~~W~~	120,379,534

Off-balance sheet items (*1):
Commitments	~~W~~	38,743,428	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	38,743,428
Financial guarantee contracts		13,153,115		—		—		—		—		—		—		13,153,115

Total	~~W~~	51,896,543	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	51,896,543

(December	31, 2022)

	On demand		Within 1 month		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	2,513,487	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	2,513,487
Hedging derivative liabilities		—		4,086		125,534		19,748		392,886		876,212		938,442		2,356,908
Borrowings		—		874,682		2,022,891		2,282,703		3,065,877		2,135,810		—		10,381,963
Debentures		—		1,163,134		7,694,833		9,377,102		19,730,207		47,780,202		13,041,873		98,787,351
Other financial liabilities		—		1,362,669		—		572		3,140		320,354		837,540		2,524,275

Total	~~W~~	2,513,487	~~W~~	3,404,571	~~W~~	9,843,258	~~W~~	11,680,125	~~W~~	23,192,110	~~W~~	51,112,578	~~W~~	14,817,855	~~W~~	116,563,984

Off-balance sheet items (*1):
Commitments	~~W~~	32,346,450	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	32,346,450
Financial guarantee contracts		13,496,820		—		—		—		—		—		—		13,496,820

Total	~~W~~	45,843,270	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	45,843,270

(*1)	Financial guarantees and loan commitments provided by the Bank have maturities. The Bank should fulfill the obligation immediately when the counterparty requests payment.

4-4. Market risk

(1)	Overview of market risk

1)	Definition of market risk

Market risk is the risk of possible losses that arise from the changes of market factors, such as interest rate, stock price, foreign exchange rate, commodity value. The Bank classifies exposures to market risk into either foreign exchange rate risk or interest rate risk. Foreign exchange risk is the possible losses on assets and liabilities denominated in foreign currencies due to changes of foreign exchange rate. Interest rate risk is the possible losses on assets and liabilities due to changes of interest rate.

2)	Market risk management group

The Bank operates the Risk Management Committee and the Risk Management Council for managing risks and risk limits. The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council for practical matters, such as managing adequate assets and liabilities by analyzing foreign exchange risk, interest rate risk, liquidity risk and effects by initiating new product. Market risk is managed by product and currency for minimizing segments exposed to changes of foreign exchange, interest rate and securities’ price. Foreign exchange risk is measured by definite method. Interest rate risk is measured by IRRBB standards, definite method and probabilistic method and definite method is used for limits management. Meanwhile, the Bank performs financial crisis analysis supposing exceptional, but possible events for evaluating latent weakness. The analysis is used for important decision making, such as risk mitigation, emergency plan development and limit setup. The results of the analysis are reported to the board of directors and management on a quarterly basis.

(2)	Foreign exchange risk

1)	Management of foreign exchange risk

Foreign exchange risk management limit is set up and a risk management division head monitors changes of foreign exchange risk by source and compliance of risk limits regularly. A finance division head also monitors changes of foreign exchange risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that foreign exchange risk exceeds risk limit. If foreign exchange risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2)	Measurement of foreign exchange risk

Foreign exchange risk is managed by foreign exchange VaR and foreign exchange position. Foreign exchange VaR is measured on a monthly basis and foreign exchange position is measured on a daily basis. It is measured separately by currency for assets and liabilities denominated in foreign currencies exceeding 5% of total assets and liabilities denominated in foreign currencies.

3)	Measurement method

Value at Risk (VaR)

The Bank uses a yearly VaR to measure market risk. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates VaR using equal weighted-average method based on historical changes in market rates, prices and volatilities over the previous five years data and measures VaR at a 99% single tail confidence level. VaR is a commonly used market risk management technique. However, the method has some shortcomings.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different, depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or 10 days, are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient, or too long, the VaR results may understate or overstate the potential loss.

Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of foreign exchange that has significant influent on the value of portfolio.

Results of measurement

Results of foreign exchange VaR as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023				Dec. 31, 2022
	Average	Minimum	Maximum	Ending	Average	Minimum	Maximum	Ending
Foreign exchange risk	~~W~~58,741	~~W~~2,154	~~W~~124,122	~~W~~124,122	~~W~~43,362	~~W~~15,318	~~W~~78,559	~~W~~25,191

(3)	Interest rate risk in bank account

1)	Management of interest rate risk

Interest rate risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of interest rate risk by source and compliance of risk limits regularly. A finance division head also monitors changes of interest rate risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that interest rate risk exceeds risk limit. If interest rate risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2)	Measurement of interest rate risk

Interest rate risk is managed by measuring ΔNII (Change in Net Interest Income) and ΔEVE (Change in Economic Value of Equity) and uses interest rate sensitivity gap and duration gap as supplementary index. ΔNII and ΔEVE are measured on a monthly basis, and interest rate sensitivity gap and duration gap are measured on a daily basis. The Bank simulates analysis reflecting market environment, product features and the Bank’s strategies.

3)	Measurement method

Change in Economic Value of Equity (ΔEVE)

The Bank uses a yearly ΔEVE to measure interest rate risk. The yearly ΔEVE is the maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates the yearly ΔEVE by using variance-covariance method at a 99% single tail confidence level based on the previous five years data using equal weighted-average method.

ΔEVE estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different depending on the assumptions made at the time of calculation.

Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of interest rate that has significant influence on the value of portfolio and is performed at least once in every quarter.

Results of measurement

Results of interest rate risk as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023				Dec. 31, 2022
	Average	Minimum	Maximum	Ending	Average	Minimum	Maximum	Ending
Interest rate risk	~~W~~171,241	~~W~~127,582	~~W~~230,891	~~W~~230,891	~~W~~227,335	~~W~~117,244	~~W~~422,964	~~W~~373,195

4-5. Capital risk

The Bank follows the standard of capital adequacy established by the Financial Services Commission. The standard is based on Basel III, which was established by Basel Committee on Banking Supervision in BIS. In Korea, this standard has been followed since December 2013. According to the standard, the Bank should maintain at least 8% or above of BIS capital ratio for risk-weighted asset, and quarterly report BIS capital ratio to the FSS.

According to Korean Banking Supervision rules for operations, the Bank’s capitals are mainly divided into two categories:

(1)

Tier 1 capital (basic capital): Basic capital is composed of capital stock-common and other basic capital. Capital stock-common includes common stock satisfied with qualifications, capital surplus, retained earnings, accumulated other comprehensive income, other reserves and non-controlling interests among the common stock of consolidated subsidiaries. Other basic capital includes securities and capital surplus satisfied with qualifications

(2)

Tier 2 capital (supplementary capital): Supplementary capital is composed of the securities and capital surplus satisfied with qualifications, non-controlling interests among the securities of consolidated subsidiaries and the amounts of less than below 1.25% of credit risk-weighted asset like allowance for credit losses in respect of credits classified as normal or precautionary.

The risk-weighted asset includes intrinsic risks in total assets, errors of internal operation processes and loss risk from external events. It indicates a size of assets reflecting the level of risks that the Bank bears. The Bank computes the risk-weighted asset by risks (credit risk, market risk and operational risk) and uses it for calculation of BIS capital ratio.

5.	FINANCIAL ASSETS AND FINANCIAL LIABILITIES:

5-1. Classification and fair value

(1)	Carrying amounts and fair values of financial instruments as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023				Dec. 31, 2022
	Carrying amount		Fair value		Carrying amount		Fair value
Financial assets:
Cash and due from financial institutions	~~W~~	15,285,838	~~W~~	15,285,838	~~W~~	9,931,012	~~W~~	9,931,012
Financial assets at FVTPL		4,664,065		4,664,065		4,172,754		4,172,754
Hedging derivative assets		431,627		431,627		329,210		329,210
Loans at amortized cost		86,377,779		85,993,776		89,300,057		89,461,313
Financial assets at FVOCI		13,747,045		13,747,045		11,677,238		11,677,238
Securities at amortized cost		1,875,726		1,763,215		1,686,588		1,574,782
Other financial assets		1,762,329		1,762,329		1,645,865		1,645,865

Total	~~W~~	124,144,409	~~W~~	123,647,895	~~W~~	118,742,724	~~W~~	118,792,174

Financial liabilities:
Financial liabilities at FVTPL	~~W~~	2,548,439	~~W~~	2,548,439	~~W~~	2,513,487	~~W~~	2,513,487
Hedging derivative liabilities		2,205,398		2,205,398		2,356,908		2,356,908
Borrowings		6,423,585		6,372,369		10,112,740		10,037,578
Debentures		93,174,079		93,529,640		87,791,623		87,500,087
Other financial liabilities		2,694,823		2,694,823		2,524,275		2,524,275

Total	~~W~~	107,046,324	~~W~~	107,350,669	~~W~~	105,299,033	~~W~~	104,932,335

Fair value is the amount at which the assets could be exchanged or the liabilities could be settled in transaction between knowledgeable and willing independent parties. For each class of financial assets and financial liabilities, the Bank discloses the fair value of that class of assets and liabilities in a way that permits them to be compared with their carrying amount at the end of each reporting period. The best estimate of the fair value of a financial instrument is the price quoted in an active market.

Methods for measuring fair value of financial instruments are as follows:

Financial instruments	Method of measuring fair value

Loans and receivables

As demand deposits and transferable deposits do not have maturity and are readily convertible to cash, the carrying amounts of these deposits approximate their fair values. Fair values of the deposits with the maturity of more than one year are determined by discounted cash flow model (“DCF model”).

DCF model is also used to determine the fair value of loans. Fair value is determined by discounting the cash flows expected from each contractual period by applying the discount rates for each period.

Investment securities	Financial investments are measured at fair value using a quoted market price in an active market. If a quoted market price is not available, they are measured by using a price quoted by a third party, such as a pricing service or broker or using the DCF model.

Derivatives	For exchange traded derivative, quoted price in active market is used to determine fair value and for OTC (over-the-counter) derivative, fair value is determined primarily using the DCF model. The Bank uses internally developed valuation models that are widely used by market participants to determine fair value of plain OTC derivatives including option, interest rate swap and currency swap based on observable market parameters. However, some complex financial instruments are valued using the results of independent pricing services, where part or all of the inputs are not observable in the market.

Borrowings	Fair value is determined using DCF model discounting contractual future cash flows by appropriate discount rate.

Debentures

Fair value of debentures denominated in local currency is determined by using the valuation of independent third-party pricing services in accordance with the market prices that are quoted in active markets.

Fair value of debentures denominated in foreign currencies is determined by DCF model.

Fair values of financial assets and financial liabilities classified as fair value Level 3 of the fair value hierarchy are determined by using the valuation of independent third-party pricing services. Meanwhile, carrying amounts of other financial assets and financial liabilities are regarded as an approximation of fair values.

(2)	Fair value hierarchy

1)	The Bank classifies financial instruments as three level of fair value hierarchy as below:

Level 1:

Financial instruments measured at quoted prices from active markets are classified as fair value Level 1. This level includes listed equity securities, derivatives, and government bonds traded in an active exchange market.

Level 2:

Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as Level 2. This level includes the majority of debt and general OTC derivatives such as swap, futures and options

Level 3:

Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as Level 3. This level includes unlisted equity securities, structured bonds and OTC derivatives.

2)	Fair value hierarchy of financial assets and liabilities, which are not measured at fair value as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial institutions	~~W~~	11,010,051	~~W~~	—	~~W~~	4,275,787	~~W~~	15,285,838
Loans at amortized cost		—		—		85,993,776		85,993,776
Securities at amortized cost		—		1,763,215		—		1,763,215
Other financial assets		—		—		1,762,329		1,762,329

Total	~~W~~	11,010,051	~~W~~	1,763,215	~~W~~	92,031,892	~~W~~	104,805,158

Financial liabilities:
Borrowings	~~W~~	—	~~W~~	6,372,369	~~W~~	—	~~W~~	6,372,369
Debentures		—		93,529,640		—		93,529,640
Other financial liabilities		—		—		2,694,823		2,694,823

Total	~~W~~	—	~~W~~	99,902,009	~~W~~	2,694,823	~~W~~	102,596,832

(December 31, 2022)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial institutions	~~W~~	4,781,957	~~W~~	—	~~W~~	5,149,055	~~W~~	9,931,012
Loans at amortized cost		—		—		89,461,313		89,461,313
Securities at amortized cost		—		1,574,782		—		1,574,782
Other financial assets		—		—		1,645,865		1,645,865

Total	~~W~~	4,781,957	~~W~~	1,574,782	~~W~~	96,256,233	~~W~~	102,612,972

Financial liabilities:
Borrowings	~~W~~	—	~~W~~	10,037,578	~~W~~	—	~~W~~	10,037,578
Debentures		—		87,500,087		—		87,500,087
Other financial liabilities		—		—		2,524,275		2,524,275

Total	~~W~~	—	~~W~~	97,537,665	~~W~~	2,524,275	~~W~~	100,061,940

3)	Fair value hierarchy of financial assets and liabilities measured at fair value as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	~~W~~	—	~~W~~	3,397,638	~~W~~	1,266,427	~~W~~	4,664,065
Hedging derivative assets		—		431,627		—		431,627
Financial assets at FVOCI		497,747		2,503,993		10,745,305		13,747,045

	~~W~~	497,747	~~W~~	6,333,258	~~W~~	12,011,732	~~W~~	18,842,737

Financial liabilities:
Financial liabilities at FVTPL	~~W~~	—		1,885,018	~~W~~	663,421	~~W~~	2,548,439
Hedging derivative liabilities		—		1,575,941		629,457		2,205,398

	~~W~~	—	~~W~~	3,460,959	~~W~~	1,292,878	~~W~~	4,753,837

(December 31, 2022)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	~~W~~	—	~~W~~	2,879,445	~~W~~	1,293,309	~~W~~	4,172,754
Hedging derivative assets		—		328,688		522		329,210
Financial assets at FVOCI		518,407		2,676,075		8,482,756		11,677,238

	~~W~~	518,407	~~W~~	5,884,208	~~W~~	9,776,587	~~W~~	16,179,202

Financial liabilities:
Financial liabilities at FVTPL	~~W~~	—	~~W~~	1,840,344	~~W~~	673,143	~~W~~	2,513,487
Hedging derivative liabilities		—		1,728,285		628,623		2,356,908

	~~W~~	—	~~W~~	3,568,629	~~W~~	1,301,766	~~W~~	4,870,395

4)	The valuation techniques and input variables of Level 2 financial instruments subsequently not measured at fair value as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at amortized cost Debt securities	~~W~~	1,763,215	DCF Model	Discount rate
Financial liabilities
Borrowings		6,372,369	DCF Model	Discount rate
Debentures		93,529,640	DCF Model	Discount rate

(December 31, 2022)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at amortized cost Debt securities	~~W~~	1,574,782	DCF Model	Discount rate
Financial liabilities
Borrowings		10,037,578	DCF Model	Discount rate
Debentures		87,500,087	DCF Model	Discount rate

5)	The valuation techniques and input variables of Level 3 financial instruments subsequently not measured at fair value as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Fair value		Valuation techniques	Input variables
Financial assets
Cash and due from financial Institutions	~~W~~	4,275,787	DCF Model	Discount rate
Loans at amortized cost		85,993,776	DCF Model	Discount rate
Other financial assets		1,762,329	DCF Model	Discount rate
Financial liabilities
Other financial liabilities		2,694,823	DCF Model	Discount rate

(December 31, 2022)

	Fair value		Valuation techniques	Input variables
Financial assets
Cash and due from financial Institutions	~~W~~	5,149,055	DCF Model	Discount rate
Loans at amortized cost		89,461,313	DCF Model	Discount rate
Other financial assets		1,645,865	DCF Model	Discount rate
Financial liabilities
Other financial liabilities		2,524,275	DCF Model	Discount rate

6)

The valuation techniques and input variables of Level 2 financial instruments, measured at fair value after initial recognition, as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL:
Debt securities	~~W~~	2,088,548	DCF Model	Discount rate
Derivative assets for trading		1,309,090	DCF Model	Discount rate
Hedging derivative assets		431,627	DCF Model	Discount rate
Financial assets at FVOCI:
Debt securities		2,503,993	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL:
Derivative liabilities for trading		1,885,018	DCF Model	Discount rate
Hedging derivative liabilities		1,575,941	DCF Model	Discount rate

(December 31, 2022)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL:
Debt securities	~~W~~	1,623,074	DCF Model	Discount rate
Derivative assets for trading		1,256,371	DCF Model	Discount rate
Hedging derivative assets		328,688	DCF Model	Discount rate
Financial assets at FVOCI:
Debt securities		2,676,075	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL:
Derivative liabilities for trading		1,840,344	DCF Model	Discount rate
Hedging derivative liabilities		1,728,285	DCF Model	Discount rate

7)

The valuation techniques and input variables (significant but unobservable) of Level 3 financial instruments, measured at fair value after initial recognition, as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Fair value (Korean won in million)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
Financial assets at FVTPL:
Unlisted stock	~~W~~	454	Cost Methods	—	—	—
Beneficiary certificates		342,107	NAV Methods	—	—	—
Paid-in capital		255,932
Loans		3,693	T-F Model	Volatility Risk free rate Risk rate	23.84% 3.59% 11.87%	If volatility is increased(decreased)/ if discount rate is decreased (increased), fair value is increased (decreased).
Derivatives		664,241	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased(decreased), fair value is increased (decreased).
Financial assets at FVOCI:
Unlisted stock	~~W~~	10,718,205	DCF Model Binomial Model CCA Methods NAV Methods	Discount rate Growth rate Volatility	8.11% ~ 16.11% 0.00% 20.99% ~ 39.50%	If discount rate is decreased (increased)/ if growth rate is increased (decreased)/ if volatility is increased(decreased), fair value is increased (decreased).
Paid-in capital		27,100	NAV Methods	—	—	—
Financial liabilities at FVTPL:
Derivatives	~~W~~	663,421	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased(decreased), fair value is increased (decreased).
Hedging derivative liabilities
Derivatives	~~W~~	629,457	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased(decreased), fair value is increased (decreased).

(December 31, 2022)

	Fair value (Korean won in million)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
Financial assets at FVTPL:
Unlisted stock	~~W~~	4,691	Cost Methods	—	—	—
Beneficiary certificates		378,116	NAV Methods	—	—	—
Paid-in capital		233,794
Loans		3,565	T-F Models	Volatility Risk free Rate Risk Return	29.15% 3.76% 14.31%	If volatility is increased(decreased), If discount rate is decreased(increased), fair value is increased (decreased).
Derivatives		673,143	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased(decreased), fair value is increased (decreased).
Hedging derivative assets
Derivatives	~~W~~	522	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased(decreased), fair value is increased (decreased).
Financial assets at FVOCI:
Unlisted stock	~~W~~	8,455,796	DCF Model Binomial Model CCA Methods NAV Methods	Discount rate Growth rate Volatility	9.19% ~ 16.38% 0% 32.87% ~ 34.87%	If discount rate is decreased (increased)/ if growth rate is increased (decreased)/ if volatility is increased(decreased), fair value is increased (decreased).
Paid-in capital		26,960	NAV Methods	—	—	—
Financial liabilities at FVTPL:
Derivatives	~~W~~	673,143	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased(decreased), fair value is increased (decreased).
Hedging derivative liabilities
Derivatives	~~W~~	628,623	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased(decreased), fair value is increased (decreased).

8)	Changes in Level 3 financial assets that are measured at fair value for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows (Korean won in millions):

(Six months ended June 30, 2023)

	Beginning balance		Profit (Loss)		Other comprehensive income (loss)		Purchases / Issues		Sales / Settlements		Transfers into Level 3 / Transfers out of Level 3		Ending balance
Financial assets
Securities at FVTPL	~~W~~	616,601	~~W~~	16,086	~~W~~	—	~~W~~	58,578	~~W~~	(92,772)	~~W~~	—	~~W~~	598,493
Loans at FVTPL		3,565		128		—		—		—		—		3,693
Derivative assets for trading		673,143		(12,048)		—		3,156		(10)		—		664,241
Hedging derivative assets		522		(522)		—		—		—		—		—
Financial assets at FVOCI		8,482,756		—		428,468		2,000,000		(165,919)		—		10,745,305

Total	~~W~~	9,776,587	~~W~~	3,644	~~W~~	428,468	~~W~~	2,061,734	~~W~~	(258,701)	~~W~~	—	~~W~~	12,011,732

Financial liabilities
Derivative liabilities for trading	~~W~~	673,143	~~W~~	(12,875)	~~W~~	—	~~W~~	3,153	~~W~~	—	~~W~~	—	~~W~~	663,421
Hedging derivative liabilities		628,623		834		—		—		—		—		629,457

Total	~~W~~	1,301,766	~~W~~	(12,041)	~~W~~	—	~~W~~	3,153	~~W~~	—	~~W~~	—	~~W~~	1,292,878

(2022)

	Beginning balance		Profit (Loss)		Other comprehensive income (loss)		Purchases / Issues		Sales / Settlements		Transfers into Level 3 / Transfers out of Level 3		Ending balance
Financial assets
Securities at FVTPL	~~W~~	595,864	~~W~~	57,680	~~W~~	—	~~W~~	216,947	~~W~~	(253,890)	~~W~~	—	~~W~~	616,601
Loans at FVTPL		5,505		(289)		—		—		(1,651)		—		3,565
Derivative assets for trading		250,865		417,696		—		4,982		(400)		—		673,143
Hedging derivative assets		15,615		(14,877)		—		522		(738)		—		522
Financial assets at FVOCI		8,912,213		—		(77,005)		—		(292,712)		(59,740)		8,482,756

Total	~~W~~	9,780,062	~~W~~	460,210	~~W~~	(77,005)	~~W~~	222,451	~~W~~	(549,391)	~~W~~	(59,740)	~~W~~	9,776,587

Financial liabilities
Derivative liabilities for trading	~~W~~	251,130	~~W~~	417,420	~~W~~	—	~~W~~	4,982	~~W~~	(389)	~~W~~	—	~~W~~	673,143
Hedging derivative liabilities		133,447		462,246		—		32,930		—		—		628,623

Total	~~W~~	384,577	~~W~~	879,666	~~W~~	—	~~W~~	37,912	~~W~~	(389)	~~W~~	—	~~W~~	1,301,766

9)

In relation to changes in Level 3 of the fair value hierarchy, total gains or losses recognized in profit or loss for the period and total gains or losses for financial instruments held at the end of the reporting period in the separate statements of comprehensive income for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows (Korean won in millions):

	Net gain (loss) from financial investments
	Six months ended Jun 30, 2023		2022
Total gains (losses) on financial assets held at the end of the period	~~W~~	3,644	~~W~~	460,210
Total gains (losses) on financial liabilities held at the end of the period		(12,041)		(879,666)
Total gains (losses) included in profit or loss for the period		(8,397)		(419,456)

10)	The sensitivity of fair value analysis for the Level 3 financial instruments

The Bank performed the sensitivity analysis for the Level 3 financial instruments for which fair value would be measured differently upon reasonably possible alternative assumptions. The Bank classified the effect from changes upon the alternative assumptions into favorable effect and unfavorable effect and presented the most favorable effect or the most unfavorable effect in the table hereunder. Stocks are the financial instruments subject to sensitivity analysis, which are classified as Level 3 and of which changes in fair value are recognized as other comprehensive income. Meanwhile, equity instruments, which are recognized as cost among the financial instruments and are classified as Level 3 are excluded from the sensitivity analysis.

Sensitivity analysis details per market risk variable of each Level 3 financial instrument held and measured at fair value as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

Details(*1)	Profit(loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
Loans at FVTPL (*2)	~~W~~	29	~~W~~	(27)	~~W~~	—	~~W~~	—
Financial assets at FVOCI (*2,3)		—		—		82,001		(59,008)

Total	~~W~~	29	~~W~~	(27)	~~W~~	82,001	~~W~~	(59,008)

(December 31, 2022)

Details(*1)	Profit(loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
Loans at FVTPL (*2)	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—
Financial assets at FVOCI (*2,3)		—		—		88,840		(66,596)

Total	~~W~~	—	~~W~~	—	~~W~~	88,840	~~W~~	(66,596)

(*1)

Among the level 3 financial instruments, ~~W~~4,563,967 million and ~~W~~1,975,431 million as of June 30, 2023 and December 31, 2022, respectively were excluded at the above sensitivity analysis effected by input variables, since it is practically impossible to perform.

(*2)	Changes in fair value are computed by increasing or decreasing the volatility of the underlying asset by 10%, which are unobservable inputs.
(*3)	Changes in fair value of stocks are computed by increasing or decreasing growth rate by 0.5% and discount rate by 1%, which are unobservable inputs.

5-2. Classification by categories of financial instruments

The carrying amounts of each category of financial assets and financial liabilities as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Financial assets at FVTPL		Financial assets at amortized cost		Financial assets at FVOCI		Hedging derivative assets		Total

Financial assets:
Cash and due from financial institutions	~~W~~	—	~~W~~	15,285,838	~~W~~	—	~~W~~	—	~~W~~	15,285,838
Financial assets at FVTPL		4,664,065		—		—		—		4,664,065
Hedging derivative assets		—		—		—		431,627		431,627
Loans at amortized cost		—		86,377,779		—		—		86,377,779
Financial investments		—		1,875,726		13,747,045		—		15,622,771
Other financial assets		—		1,762,329		—		—		1,762,329

Total	~~W~~	4,664,065	~~W~~	105,301,672	~~W~~	13,747,045	~~W~~	431,627	~~W~~	124,144,409

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	2,548,439	~~W~~	—	~~W~~	—	~~W~~	2,548,439
Hedging derivative liabilities		—		—		2,205,398		2,205,398
Borrowings		—		6,423,585		—		6,423,585
Debentures		—		93,174,079		—		93,174,079
Other financial liabilities		—		2,694,823		—		2,694,823

Total	~~W~~	2,548,439	~~W~~	102,292,487	~~W~~	2,205,398	~~W~~	107,046,324

(December 31, 2022)

	Financial assets at FVTPL		Financial assets at amortized cost		Financial assets at FVOCI		Hedging derivative assets		Total

Financial assets:
Cash and due from financial institutions	~~W~~	—	~~W~~	9,931,012	~~W~~	—	~~W~~	—	~~W~~	9,931,012
Financial assets at FVTPL		4,172,754		—		—		—		4,172,754
Hedging derivative assets		—		—		—		329,210		329,210
Loans at amortized cost		—		89,300,057		—		—		89,300,057
Financial investments		—		1,686,588		11,677,238		—		13,363,826
Other financial assets		—		1,645,865		—		—		1,645,865

Total	~~W~~	4,172,754	~~W~~	102,563,522	~~W~~	11,677,238	~~W~~	329,210	~~W~~	118,742,724

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	2,513,487	~~W~~	—	~~W~~	—	~~W~~	2,513,487
Hedging derivative liabilities		—		—		2,356,908		2,356,908
Borrowings		—		10,112,740		—		10,112,740
Debentures		—		87,791,623		—		87,791,623
Other financial liabilities		—		2,524,275		—		2,524,275

Total	~~W~~	2,513,487	~~W~~	100,428,638	~~W~~	2,356,908	~~W~~	105,299,033

5-3. Offset of financial instruments

The bank holds the financial instruments which grant it the rights to offset in case of default, insolvency, or bankruptcy of the counterparties though it does not meet the criteria for offsetting of K-IFRS No. 1032. Cash collaterals do not meet the offsetting criteria in K-IFRS No. 1032, but they can be set off with net amounts of financial instruments.

The effects of netting agreements as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statements of financial position		Amount that is not offset in the separate statements of financial position				Net amount
							Financial instruments		Cash collateral
Financial assets:
Derivatives	~~W~~	2,404,959	~~W~~	—	~~W~~	2,404,959	~~W~~	(1,431,367)	~~W~~	(19,723)	~~W~~	953,869

Financial liabilities:
Derivatives	~~W~~	4,753,837	~~W~~	—	~~W~~	4,753,837	~~W~~	(1,431,367)	~~W~~	(997,080)	~~W~~	2,325,390

Total	~~W~~	4,753,837	~~W~~	—	~~W~~	4,753,837	~~W~~	(1,431,367)	~~W~~	(997,080)	~~W~~	2,325,390

(December 31, 2022)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statements of financial position		Amount that is not offset in the separate statements of financial position
							Financial instruments		Cash collateral		Net amount
Financial assets:
Derivatives	~~W~~	2,258,724	~~W~~	—	~~W~~	2,258,724	~~W~~	(1,268,098)	~~W~~	(11,538)	~~W~~	979,088
Receivable spot exchange		479,592		—		479,592		(431,604)		—		47,988

Total	~~W~~	2,738,316	~~W~~	—	~~W~~	2,738,316	~~W~~	(1,699,702)	~~W~~	(11,538)	~~W~~	1,027,076

Financial liabilities:
Derivatives	~~W~~	4,870,395	~~W~~	—	~~W~~	4,870,395	~~W~~	(1,268,098)	~~W~~	(1,157,908)	~~W~~	2,444,389
Securities sold under repurchase agreement		431,604		—		431,604		(431,604)		—		—

Total	~~W~~	5,301,999	~~W~~	—	~~W~~	5,301,999	~~W~~	(1,699,702)	~~W~~	(1,157,908)	~~W~~	2,444,389

5-4. Transfer of financial assets

The Bank continues to recognize the financial assets related to repurchase agreements on the statements of financial position since those transactions are not qualified for derecognition even though the Bank transfers the financial assets. Since financial assets sold under repurchase agreements is sold to be repurchased at fixed prices, the Bank retains substantially all the risks and rewards of ownership of the asset. Details of carrying amounts of assets transferred and relevant liabilities as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun 30, 2023				Dec 31, 2022
	Carrying amount of transferred assets		Carrying amount of relevant liabilities		Carrying amount of transferred assets		Carrying amount of relevant liabilities
Securities sold under repurchase agreement	~~W~~	—	~~W~~	—	~~W~~	479,592	~~W~~	431,604

6.	OPERATING SEGMENT:

Though the Bank conducts business activities related to financial services, in accordance with relevant laws, such as the Export-Import Bank of Korea Act, it does not report separate segment information, as management considers the Bank to be operating under one core business.

7.	CASH AND DUE FROM FINANCIAL INSTITUTIONS:

(1)	Cash and cash equivalents as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

Detail	Jun. 30, 2023		Dec. 31, 2022
Due from financial institutions in local currency	~~W~~	1,514,672	~~W~~	2,556,448
Due from financial institutions in foreign currencies		13,771,166		7,374,564

Subtotal		15,285,838		9,931,012

Restricted due from financial institutions		(2,381,947)		(2,949,055)
Due from financial institutions with original maturities of more than three months at acquisition date		(1,200,000)		(2,200,000)

Subtotal		(3,581,947)		(5,149,055)

Total (*1)	~~W~~	11,703,891	~~W~~	4,781,957

(*1)	Equal to the cash and due from financial institutions as presented on the separate statements of cash flows.

(2)	Details of due from financial institutions as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023			Dec. 31, 2022
Detail	Amount		Interest (%)	Amount		Interest (%)
Due from financial institutions in local currency:
Demand deposits	~~W~~	3,618	0.00~1.00	~~W~~	1,100	0.00~0.10
Time deposits		1,500,000	3.67~5.71		2,200,000	3.63~5.71
Others		6,100	1.65		355,200	0.95~3.95
Margin for derivatives		4,954	—		148	—

Subtotal		1,514,672			2,556,448

Due from financial institutions in foreign currencies:
Demand deposits		348,964	0.00		57,363	0.00~0.01
Time deposits		393,840	5.01		—	—
On demand		10,296,406	0.00~5.14		4,169,190	0.00~4.25
Offshore demand deposits		354,963	0.00~5.14		199,104	0.00~4.25
Others		1,603,258	5.08		2,021,432	4.30~4.33
Margin for derivatives		773,735	—		927,475	—

Subtotal		13,771,166			7,374,564

Total	~~W~~	15,285,838		~~W~~	9,931,012

(3)	Restricted due from financial institutions as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

Detail	Financial Institution	Jun. 30, 2023		Dec. 31, 2022		Reason for restriction
Others	DEUTSCHE BANK TRUST COMPANY AMERICAS and others	~~W~~	2,381,947	~~W~~	2,949,055	Credit Support Annex (CSA) for derivative transactions

8.	FINANCIAL ASSETS AT FVTPL:

Details of financial assets at FVTPL as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023		Dec. 31, 2022
Debt securities in local currency
Paid-in capital	~~W~~	244,561	~~W~~	222,358
Beneficiary certificates		2,362,298		1,945,090

Subtotal		2,606,859		2,167,448

Debt securities in foreign currencies
Bonds		20,981		—
Paid-in capital		11,372		11,435
Beneficiary certificates		47,374		56,100

Subtotal		79,727		67,535

Equity securities in foreign currency stocks
Stocks		454		4,692
Loans at FVTPL
Privately placed corporate bonds		3,693		3,565
Derivative assets for trading
Equity related		833		—
Interest rates related		953,337		903,044
Foreign currencies related		1,019,162		1,026,470

Subtotal		1,973,332		1,929,514

Total	~~W~~	4,664,065	~~W~~	4,172,754

9.	FINANCIAL INVESTMENTS:

Details of financial investments as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023		Dec. 31, 2022
Financial assets at FVOCI
Debt securities in local currency
National bond	~~W~~	497,350	~~W~~	780,612
Equity securities in local currency Stocks (*1)		11,108,474		8,816,550
Paid-in capital		27,100		26,960

Subtotal		11,135,574		8,843,510

Debt securities in foreign currencies
Corporate bonds and etc. (*2)		2,006,643		1,895,463
Equity securities in foreign currency Stocks (*1)		107,478		157,653
Securities at amortized cost
Debt securities in local currencies
National bond		197,366		146,401
Financial bonds		—		9,999
Banking Institution bond		458,635		517,491

Subtotal		656,001		673,891

Debt securities in foreign currencies
Corporate bonds and etc. (*2)		1,219,725		1,012,697

Total	~~W~~	15,622,771	~~W~~	13,363,826

(*1)

The fair value option through Other Comprehensive Income was exercised for certain equity securities due to strategic holding requirements. The cumulative gains and losses from disposals amounted to ~~W~~131,055 million and ~~W~~6,177 million as of June 30, 2023 and December 31, 2022, respectively. No reclassifications affecting cumulative gains or losses occurred during these periods.

(*2)	It includes debt securities, which are pledged as collateral amounting to ~~W~~241,872 million and ~~W~~700,380 million as of June 30, 2023 and December 31, 2022, respectively.

10.	LOANS AT AMORTIZED COST:

Loans as presented below exclude loan valuation adjustment related to fair value hedging amounting to ~~W~~(6,549) million and ~~W~~(8,082) million as of June 30, 2023 and December 31, 2022, respectively.

(1)	Details of loans as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Detail	Jun. 30, 2023		Dec. 31, 2022
Loans in local currency	Loans for export	~~W~~	19,677,586	~~W~~	19,323,322
	Loans for foreign investments		2,292,992		2,989,567
	Loans for import		6,459,303		5,329,803
	Troubled Debt Restructuring		827,268		827,268
	Others		159,910		220,535

	Subtotal		29,417,059		28,690,495

Loans in foreign currencies	Loans for export		19,171,490		23,272,064
	Loans for foreign investments		30,439,215		29,204,343
	Loans for rediscounted trading notes		971,472		494,247
	Loans for import		3,274,746		3,023,757
	Overseas funding loans		747,184		664,011
	Others		94,396		85,941

	Subtotal		54,698,503		56,744,363

Others	Domestic usance bills		249,210		235,258
	Foreign-currency bills bought		1,170,842		734,071
	Advance payments on acceptances and guarantees		34,710		54,242
	Call loans		1,598,440		4,721,502
	Interbank loans in foreign currencies		1,257,127		388,580
	Private placement corporate bonds in local currency		124,800		156,000

	Subtotal		4,435,129		6,289,653

	Total		88,550,691		91,724,511

Net deferred origination fees and costs			(374,829)		(403,461)
Allowance for loan losses			(1,791,624)		(2,012,911)

	Total	~~W~~	86,384,238	~~W~~	89,308,139

(2)	Changes in allowance for loan losses for the six months ended June 30, 2023 and for the year ended December 31, 2022, are as follows (Korean won in millions):

(Six months ended June 30, 2023)

	12 month expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Beginning balance	~~W~~	372,510	~~W~~	751,731	~~W~~	888,670	~~W~~	2,012,911
- Transfer to 12 month expected credit losses		47,170		(28,448)		(18,722)		—
- Transfer to lifetime expected credit losses		(5,720)		565,829		(560,109)		—
- Transfer to credit-impaired financial assets		(1,201)		(676)		1,877		—
Written-off		(1)		—		(1,684)		(1,685)
Collection		8,804		—		—		8,804
Loan-for-equity swap		—		—		(1,332)		(1,332)
Others		(264)		—		—		(264)
Unwinding effect		—		—		(1,126)		(1,126)
Foreign exchange translation		7,745		37,779		10,018		55,542
Additional provisions (Reversal of provisions)		(75,810)		(223,296)		17,880		(281,226)

Ending balance	~~W~~	353,233	~~W~~	1,102,919	~~W~~	335,472	~~W~~	1,791,624

(2022)

	12 month expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Beginning balance	~~W~~	330,018	~~W~~	597,885	~~W~~	1,237,600	~~W~~	2,165,503
- Transfer to 12 month expected credit losses		6,815		(6,815)		—		—
- Transfer to lifetime expected credit losses		(21,612)		27,137		(5,525)		—
- Transfer to credit-impaired financial assets		(1,064)		(891)		1,955		—
Written-off		—		—		(28,405)		(28,405)
Collection		—		—		1,942		1,942
Loan-for-equity swap		—		—		(424,889)		(424,889)
Others		4		—		—		4
Unwinding effect		—		—		(4,467)		(4,467)
Foreign exchange translation		7,696		19,750		29,514		56,960
Additional provisions (Reversal of provisions)		50,653		114,665		80,945		246,263

Ending balance	~~W~~	372,510	~~W~~	751,731	~~W~~	888,670	~~W~~	2,012,911

11.	INVESTMENTS IN ASSOCIATES AND SUBSIDIARIES:

(1)	Details of investments in associates and subsidiaries as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

Company	Detail	Location	Business	Year-end	Ownership (%)	Net asset (*1)		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Financial service	December	100.00	~~W~~	159,965	~~W~~	138,312
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Financial service	December	100.00		80,996		57,755
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Financial service	December	85.00		23,848		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Financial service	December	100.00		216,142		167,839
KEXIM Global(Singapore) Ltd.	Subsidiary	Singapore	Financial service	December	100.00		388,768		372,510
EXIM PLUS Co., Ltd.	Subsidiary	Korea	Service	December	100.00		1,736		950
Credit Guarantee and Investment Fund (*2)	Associate	Philippines	Financial service	December	14.92		243,872		197,820
KTB Newlake Global Healthcare PEF	Associate	Korea	Financial service	December	24.99		2,657		3,337
Korea Aerospace Industries. Ltd.	Associate	Korea	Manufacturing	December	26.41		381,616		968,744
KB-Badgers Future Mobility ESG Fund I	Associate	Korea	Financial service	December	22.73		2,085		2,717
WWG Green New Deal Fund	Associate	Korea	Financial service	December	25.00		1,825		2,150
Hanwha Ocean Co., Ltd. (formerly Daewoo Shipbuilding & Engineering Co., Ltd.)(*3)	Associate	Korea	Shipbuilding	December	2.37		55,318		140,434

Total								~~W~~	2,077,838

(December 31, 2022)

Company	Detail	Location	Business	Year-end	Ownership (%)	Net asset (*1)		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Financial service	December	100.00	~~W~~	140,436	~~W~~	138,312
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Financial service	December	100.00		77,861		57,755
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Financial service	December	85.00		22,149		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Financial service	December	100.00		204,352		167,839
KEXIM Global(Singapore) Ltd.	Subsidiary	Singapore	Financial service	December	100.00		377,007		372,510
EXIM PLUS Co., Ltd.	Subsidiary	Korea	Service	December	100.00		1,352		950
Credit Guarantee and Investment Fund (*2)	Associate	Philippines	Financial service	December	14.92		230,216		197,820
KTB Newlake Global Healthcare PEF	Associate	Korea	Financial service	December	25.00		4,842		5,482
Korea Aerospace Industries. Ltd.	Associate	Korea	Manufacturing	December	26.41		377,124		968,744
Daewoo Shipbuilding & Marine Engineering Co., Ltd (*3)	Associate	Korea	Shipbuilding	December	—		—		—
KB-Badgers Future Mobility ESG Fund I	Associate	Korea	Financial service	December	22.73		820		1,187

Total								~~W~~	1,935,869

(*1)	In cases of associates, the amounts represent net asset after considering account percentage of ownership.
(*2)

As of June 30, 2023 and December 31, 2022 the entity is classified into an associate because the Bank has significant influence in the way of representation on the board of directors or equivalent governing body of the investee.

(*3)

This entity is not an associate with the current ownership. However, considering potential voting rights, the Bank has classified the entity as an associate. The Bank holds convertible bonds issued by the entity amounting to ~~W~~2,332,832 million.

(2)	Changes in investments in associates and subsidiaries for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows (Korean won in millions):

(Six months ended June 30, 2023)

Company	Detail	Beginning balance		Acquisitions		Disposals		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	~~W~~	138,312	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	138,312
KEXIM Vietnam Leasing Co.	Subsidiary		57,755		—		—		—		57,755
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		—		—		25,270
KEXIM Asia Limited	Subsidiary		167,839		—		—		—		167,839
KEXIM Global(Singapore) Ltd.	Subsidiary		372,510		—		—		—		372,510
EXIM PLUS Co., Ltd.	Subsidiary		950		—		—		—		950
Credit Guarantee and Investment Fund	Associate		197,820		—		—		—		197,820
KTB Newlake Global Healthcare PEF	Associate		5,482		—		(2,145)		—		3,337
Korea Aerospace Industries. Ltd.	Associate		968,744		—		—		—		968,744
KB-Badgers Future Mobility ESG Fund I	Associate		1,187		1,530		—		—		2,717
WWG Green New Deal Fund	Associate		—		2,150		—				2,150
Hanwha Ocean Co., Ltd. (formerly Daewoo Shipbuilding & Engineering Co., Ltd.)	Associate		—		140,434		—				140,434

Total		~~W~~	1,935,869	~~W~~	144,114	~~W~~	(2,145)	~~W~~	—	~~W~~	2,077,838

(2022)

Company	Detail	Beginning balance		Acquisitions		Disposals		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	~~W~~	138,312	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	138,312
KEXIM Vietnam Leasing Co.	Subsidiary		57,755		—		—		—		57,755
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		—		—		25,270
KEXIM Asia Limited	Subsidiary		167,839		—		—		—		167,839
KEXIM Global(Singapore) Ltd.			—		372,510		—		—		372,510
EXIM PLUS Co., Ltd.	Subsidiary		950		—		—		—		950
Credit Guarantee and Investment Fund	Associate		197,820		—		—		—		197,820
KTB Newlake Global Healthcare PEF	Associate		8,463		—		(2,981)		—		5,482
Korea Aerospace Industries. Ltd.	Associate		968,744		—		—		—		968,744
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Associate		—		—		—		—		—
KB-Badgers Future Mobility ESG Fund I			—		1,187		—		—		1,187

Total		~~W~~	1,565,153	~~W~~	373,697	~~W~~	(2,981)	~~W~~	—	~~W~~	1,935,869

(3)	Summarized financial information of associates and subsidiaries as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

Company	Assets		Liabilities		Operating income (loss)		Profit (Loss) for the period		Total comprehensive income (loss)
KEXIM Bank UK Limited	~~W~~	809,406	~~W~~	649,441	~~W~~	2,324	~~W~~	1,620	~~W~~	16,632
KEXIM Vietnam Leasing Co.		226,696		145,700		595		336		3,136
PT.KOEXIM Mandiri Finance		144,997		121,149		351		(133)		1,699
KEXIM Asia Limited		918,496		702,354		2,243		1,816		11,790
KEXIM Global(Singapore) Ltd.		399,219		10,451		883		(411)		11,760
EXIM PLUS Co., Ltd.		2,652		916		325		384		384
Credit Guarantee and Investment Fund		1,734,485		99,953		29,889		25,560		91,396
KTB Newlake Global Healthcare PEF		10,644		15		(3)		(3)		(3)
Korea Aerospace Industries. Ltd.		7,673,111		6,204,641		27,787		39,543		39,622
KB-Badgers Future Mobility ESG Fund I		9,176		—		(1,163)		(1,163)		(1,163)
WWG Green New Deal Fund		7,550		250		(551)		(551)		(551)
Hanwha Ocean Co., Ltd. (formerly Daewoo Shipbuilding & Engineering Co., Ltd.)		13,640,746		11,308,539		(221,804)		(357,619)		(410,019)

(December 31, 2022)

Company	Assets		Liabilities		Operating income (loss)		Profit (Loss) for the year		Total comprehensive income (loss)
KEXIM Bank UK Limited	~~W~~	791,592	~~W~~	651,156	~~W~~	5,196	~~W~~	3,138	~~W~~	(11,964)
KEXIM Vietnam Leasing Co.		247,692		169,831		3,056		2,544		7,362
PT.KOEXIM Mandiri Finance		161,656		139,508		658		431		(190)
KEXIM Asia Limited		909,779		705,427		7,237		5,971		6,202
KEXIM Global(Singapore) Ltd.		383,597		6,589		(3,158)		(3,164)		4,497
EXIM PLUS Co., Ltd.		2,407		1,055		108		172		172
Credit Guarantee and Investment Fund		1,653,409		110,405		19,719		10,534		(2,920)
KTB Newlake Global Healthcare PEF		19,426		55		1,236		1,236		1,236
Korea Aerospace Industries. Ltd.		7,795,181		6,341,964		141,618		115,919		175,268
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		12,235,665		11,490,693		(1,613,565)		(1,744,778)		(1,472,612)
KB-Badgers Future Mobility ESG Fund I		3,607		—		(1,618)		(1,618)		(1,618)

12.	TANGIBLE ASSETS:

Changes in tangible assets for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows (Korean won in millions):

(Six months ended June 30, 2023)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation	Others		Ending balance
Lands	~~W~~	190,807	~~W~~	—	~~W~~	—	—	~~W~~	—	~~W~~	190,807
Buildings		56,722		—		—	(962)		—		55,760
Leasehold improvements		1,085		1		—	(167)		—		919
Vehicles		1,128		131		—	(290)		(23)		946
Furniture and fixture		17,542		2,310		(1)	(3,690)		—		16,161
Construction in progress		5,719		3,104		—	—		—		8,823

Total	~~W~~	273,003	~~W~~	5,546	~~W~~	(1)	(5,109)	~~W~~	(23)	~~W~~	273,416

(2022)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Others		Ending balance
Lands	~~W~~	190,807	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	190,807
Buildings		58,645		—		—		(1,923)		—		56,722
Leasehold improvements		1,148		259		—		(322)		—		1,085
Vehicles		1,129		622		—		(580		(43)		1,128
Furniture and fixture		17,096		6,768		(2)		(6,320)		—		17,542
Construction in progress		1,542		4,177				—		—		5,719

Total	~~W~~	270,367	~~W~~	11,826	~~W~~	(2)	~~W~~	(9,145)	~~W~~	(43)	~~W~~	273,003

13.	INTANGIBLE ASSETS:

Changes in intangible assets for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows (Korean won in millions):

(Six months ended June 30, 2023)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Reversal of (Additional) impairment		Ending balance
Computer software	~~W~~	12,602	~~W~~	231	~~W~~	—	~~W~~	(1,844)	~~W~~	—	~~W~~	10,989
System development fees		26,539		3,831		—		(3,275)		—		27,095
Memberships		3,672		140		(118)		—		—		3,694

Total	~~W~~	42,813	~~W~~	4,202	~~W~~	(118)	~~W~~	(5,119)	~~W~~	—	~~W~~	41,778

(2022)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Reversal of (Additional) impairment		Ending balance
Computer software	~~W~~	11,389	~~W~~	4,654	~~W~~	—	~~W~~	(3,441)	~~W~~	—	~~W~~	12,602
System development fees		19,407		13,220		—		(6,088)		—		26,539
Memberships		3,656		92		(76)		—		—		3,672

Total	~~W~~	34,452	~~W~~	17,966	~~W~~	(76)	~~W~~	(9,529)	~~W~~	—	~~W~~	42,813

14.	OTHER ASSETS:

(1)	Details of other assets as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023		Dec. 31, 2022
Other financial assets:
Guarantee deposits	~~W~~	49,583	~~W~~	48,800
Accounts receivable		430,056		384,640
Accrued income		1,296,868		1,237,376
Receivable spot exchange		46		43
Allowances for loan losses on other assets		(14,224)		(24,994)

Subtotal		1,762,329		1,645,865

Other assets:
Prepaid expenses		67,610		125,943
Current income tax asset		2,307		1,921
Sundry assets		31,459		35,266

Subtotal		101,376		163,130

Total	~~W~~	1,863,705	~~W~~	1,808,995

(2)	Changes in allowances for loan losses on other assets for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		2022
Beginning balance	~~W~~	24,994	~~W~~	8,034
Collection		—		5
Additional provisions (Reversal of provisions)		(11,261)		16,566
Others		491		389

Ending balance	~~W~~	14,224	~~W~~	24,994

15.	BORROWINGS:

(1)	Details of borrowings as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

Detail	Lender	Interest rate (%)	Amount
Borrowings in foreign currencies:
Borrowings from the Government	MINISTRY OF ECONOMY AND FINANCE	LIBOR 3M+0.65 ~ LIBOR 3M+0.78	~~W~~	378,086
Short term borrowings from foreign financial institutions	BANK OF TAIWAN, TAIPEI OBU and others	3.70 ~ 3.87		215,299
Short term borrowings from domestic financial institutions	Industrial and Commercial Bank of China Seoul Branch	3.56		65,640
Long term borrowings from foreign financial institutions	MUFG Bank Seoul Branch(JP) and others	USD Term SOFR 3M+0.59 ~ USD Term SOFR 3M+0.78		1,814,969
Commercial papers denominated in foreign currencies	CITIBANK N.A., HONG KONG(US) and others	3.63 ~ 5.52		2,898,137
Offshore commercial papers denominated in foreign currencies	BARCLAYS BANK PLC(GB)and others	3.61 ~ 5.34		779,624
Others (Foreign banks)	DBS BANK LTD and others	0.06 ~ 0.30		249,210
Others (CSA)	UBS and others	5.07		22,620

Total			~~W~~	6,423,585

(December 31, 2022)

Detail	Lender	Interest rate (%)	Amount
Call money:
call money dominated in foreign currencies	CANADIAN IMPERIAL BANK OF COMMERCE, HONGKONG	4.53	~~W~~	46,768
Sales of repurchase agreement:
Sales of repurchase agreement	STANDARD CHARTERED BANK (HONG KONG) LIMITED and others	0.95 ~ 1.31		431,604
Borrowings in foreign currencies:
Borrowings from the Government	MINISTRY OF ECONOMY AND FINANCE	LIBOR 3M+0.65 ~ LIBOR 3M+0.78		667,866
Short term borrowings from foreign financial institutions	MUFG Bank Seoul Branch(JP) and others	LIBOR 3M+0.09, 2.20		626,046
Short term borrowings from domestic financial institutions	Industrial and Commercial Bank of China Seoul Branch	3.61 ~ 3.63		247,124
Long term borrowings from foreign financial institutions	MUFG Bank Seoul Branch(JP)	USD Term SOFR 3M+0.69		1,769,241
Commercial papers denominated in foreign currencies	CITIBANK N.A., HONG KONG(US) and others	(-)0.49 ~ 3.57		5,645,822
Offshore commercial papers denominated in foreign currencies	BARCLAYS BANK PLC(GB)and others	(-)0.35 ~ 1.62		426,599
Others (Foreign banks)	DBS BANK LTD and others	0.06 ~ 0.30		235,258
Others (CSA)	BANK OF AMERICA (VM) and others	0.07		16,412

Subtotal				9,634,368

Total			~~W~~	10,112,740

(2)	Details of the borrowings from other financial institutions as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

Type	Call-money	Sales of repurchase agreement		Borrowings in foreign currencies		Total
Commercial banks	~~W~~ —	~~W~~	—	~~W~~	6,045,498	~~W~~	6,045,498

(December 31, 2022)

Type	Call-money		Sales of repurchase agreement		Borrowings in foreign currencies		Total
Commercial banks	~~W~~	46,768	~~W~~	431,604	~~W~~	8,966,502	~~W~~	9,444,874

16.	DEBENTURES:

Details of debentures as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun 30, 2022			Dec. 31, 2022
Detail	Interest rate (%)	Amount		Interest rate (%)	Amount
Local currency:
Floating rate	31-Day CD+0.04~ 31-Day CD+0.60	~~W~~	25,290,000	31-Day CD+0.11~ 31-Day CD+0.60	~~W~~	4,090,000
Fixed rate	0.98 ~ 5.58		3,620,000	0.89 ~ 5.58		24,830,000

Subtotal			28,910,000			28,920,000

Fair value hedging adjusting			(153,050)			(170,631)
Discount on debentures			(133,025)			(195,715)

Subtotal			28,623,925			28,553,654

Foreign currencies:
Floating rate	MXN TIIE 28D +0.20 ~Libor 3M+1.35		7,188,955	USD SOFR Index+0.25 ~ USD SOFR Index+0.775		9,443,252
Fixed rate	0.00 ~ 12.64		60,703,365	0.00 ~ 12.60		52,761,984

Subtotal			67,892,320			62,205,236

Fair value hedging adjusting			(3,196,950)			(2,857,028)
Discount on debentures			(145,216)			(110,239)

Subtotal			64,550,154			59,237,969

Total		~~W~~	93,174,079		~~W~~	87,791,623

17.	PROVISIONS:

(1)	Details of provisions as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023		Dec. 31, 2022
Provisions for acceptances and guarantees	~~W~~	621,430	~~W~~	597,078
Provisions for unused loan commitments		488,726		467,183
Provisions for legal proceedings		25,026		28,174

Total	~~W~~	1,135,182	~~W~~	1,092,435

(2)	Changes in provisions for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows (Korean won in millions):

(Six months ended June 30, 2023)

	Acceptances and guarantees
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	73,774	~~W~~	513,109	~~W~~	10,195	~~W~~	597,078
- Transfer to 12 month expected credit losses		149		(149)		—		—
- Transfer to lifetime expected credit losses		(791)		791		—		—
- Transfer to credit-impaired financial assets		—		—		—		—
Foreign exchange translation		2,158		16,064		359		18,581
Additional provisions (Reversal of provisions)		(4,592)		10,653		(290)		5,771

Ending balance	~~W~~	70,698	~~W~~	540,468	~~W~~	10,264	~~W~~	621,430

	Unused loan commitments
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	56,929	~~W~~	410,079	~~W~~	175	~~W~~	467,183
- Transfer to 12 month expected credit losses		11		(11)		—		—
- Transfer to lifetime expected credit losses		(123)		123		—		—
- Transfer to credit-impaired financial assets		—		—		—		—
Foreign exchange translation		1,501		6		—		1,507
Additional provisions (Reversal of provisions)		4,115		15,895		26		20,036

Ending balance	~~W~~	62,433	~~W~~	426,092	~~W~~	201	~~W~~	488,726

(2022)

	Acceptances and guarantees
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	52,984	~~W~~	311,291	~~W~~	16,708	~~W~~	380,983
- Transfer to 12 month expected credit losses		22,024		(22,024)		—		—
- Transfer to lifetime expected credit losses		(44)		44		—		—
- Transfer to credit-impaired financial assets		—		—		—		—
Foreign exchange translation		3,272		14,426		644		18,342
Additional provisions (Reversal of provisions)		(4,462)		209,372		(7,157)		197,753

Ending balance	~~W~~	73,774	~~W~~	513,109	~~W~~	10,195	~~W~~	597,078

	Unused loan commitments
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	37,640	~~W~~	199,789	~~W~~	2,053	~~W~~	239,482
- Transfer to 12 month expected credit losses		1,965		(1,965)		—		—
- Transfer to lifetime expected credit losses		(11)		142		(131)		—
- Transfer to credit-impaired financial assets		—		—		—		—
Foreign exchange translation		773		—		—		773
Additional provisions (Reversal of provisions)		16,562		212,113		(1,747)		226,928

Ending balance	~~W~~	56,929	~~W~~	410,079	~~W~~	175	~~W~~	467,183

18.	RETIREMENT BENEFIT PLAN:

The Bank operates both defined benefit plan and defined contribution plan.

(1)	Defined benefit plan

The Bank operates defined benefit plans, which have the following characteristics:

•	The entity has the obligation to pay the agreed benefits to all its current and past employees.

•	The entity is liable for actuarial risk (excess of actual payment against expected amount) and investment risk.

The present value of the defined benefit obligation recognized in the separate statements of financial position is calculated annually by independent actuaries in accordance with actuarial valuation method. The present value of the defined benefit obligation is calculated using the projected unit credit method (“PUC”).

The data used in the PUC, such as interest rates, future salary increase rate, mortality rate, consumer price index and expected return on plan asset, are based on observable market data and historical data, which are annually updated.

Actuarial assumptions may differ from actual results due to change in the market, economic trend and mortality trend, which may affect defined benefit obligation liabilities and future payments. Actuarial gains and losses arising from changes in actuarial assumptions are recognized in the period incurred through other comprehensive income or loss.

(2)	Details of defined benefit obligation as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023		Dec. 31, 2022
Present value of defined benefit obligations	~~W~~	102,860	~~W~~	99,458
Fair value of plan assets		(143,826)		(144,600)

Net defined benefit liabilities (assets)	~~W~~	(40,966)	~~W~~	(45,142)

(3)	Changes in net defined benefit obligations for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows (Korean won in millions):

(Six months ended June 30, 2023)

	Present value of the defined benefit obligations		Plan assets		Net defined benefit liabilities (assets)
Beginning balance	~~W~~	99,458	~~W~~	(144,600)	~~W~~	(45,142)
Contributions from the employer		—		—		—
Current-service cost		4,394				4,394
Interest expense (income)		2,813		(4,177)		(1,364)
Actuarial gains and losses arising from changes in demographic assumptions		—		—		—
Actuarial gains and losses arising from changes in financial assumptions		—		—		—
Actuarial gains and losses arising from experience adjustments		—		—		—
Management fees on plan assets		—		—		—
Benefits paid		(3,805)		4,951		1,146

Ending balance	~~W~~	102,860	~~W~~	(143,826)	~~W~~	(40,966)

(2022)

	Present value of the defined benefit obligations		Plan assets		Net defined benefit liabilities (assets)
Beginning balance	~~W~~	119,697	~~W~~	(133,302)	~~W~~	(13,605)
Contributions from the employer		—		(16,874)		(16,874)
Current-service cost		11,373		—		11,373
Interest expense (income)		4,234		(4,775)		(541)
Actuarial gains and losses arising from changes in demographic assumptions		1,408		—		1,408
Actuarial gains and losses arising from changes in financial assumptions		(26,129)		1,979		(24,150)
Actuarial gains and losses arising from experience adjustments		(1,137)		—		(1,137)
Management fees on plan assets		—		232		232
Benefits paid		(9,988)		8,140		(1,848)

Ending balance	~~W~~	99,458	~~W~~	(144,600)	~~W~~	(45,142)

(4)	Details of plan assets as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023		Dec. 31, 2022
Cash and cash equivalent	~~W~~	6,173	~~W~~	—
Debt securities		—		8,102
Others		137,653		136,498

Total	~~W~~	143,826	~~W~~	144,600

(5)	Retirement benefit costs incurred from the defined contribution plan for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Retirement benefits	~~W~~	341	~~W~~	860

19.	OTHER LIABILITIES:

(1)	Details of other liabilities as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023		Dec. 31, 2022
Other financial liabilities:
Financial guarantee contract liabilities	~~W~~	949,341	~~W~~	1,161,253
Foreign exchanges payable		89,376		110
Accounts payable		412,185		369,796
Accrued expenses		1,243,568		992,763
Guarantee deposit received		353		353

Subtotal		2,694,823		2,524,275

Other liabilities:
Allowance For Deferred Day 1 Profit Or Loss In Derivatives		9,182		9,515
Unearned income		186,498		124,862
Current tax payable		376,781		102,200
Sundry liabilities		7,985		6,356

Subtotal		580,446		242,933

Total	~~W~~	3,275,269	~~W~~	2,767,208

(2)	Changes in financial guarantee contract liabilities for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		2022
Beginning balance	~~W~~	1,161,253	~~W~~	1,140,299
Foreign exchange translation		32,529		48,611
Reversal of financial guarantee contract liabilities		(167,300)		(9,963)
Others(*1)		(77,141)		(17,694)

Ending balance	~~W~~	949,341	~~W~~	1,161,253

(*1)	Others are the effects of the change due to newly occurrence and the arrival of maturity of financial guarantee contracts evaluated by fair value the first time and the changes in discount rates.

20.	DERIVATIVES:

The Bank operates derivatives both for trading and hedging purposes. Derivatives held for trading purpose are included in financial assets and liabilities at FVTPL.

(1)	Fair value hedge

Fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. When applying fair value hedge, the gain or loss on the hedged item attributable to the hedged risk shall adjust the carrying amount of the hedged item and be recognized in profit or loss.

The Bank shall discontinue prospectively the fair value hedge if the hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. Any adjustment arising from the gain or loss on the hedged item attributable to the hedged risk to the carrying amount of a hedged financial instrument for which the effective interest method is used shall be amortized to profit or loss.

The Bank uses interest rate swaps for hedging changes of fair values in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of fair values in hedged items arising from changes in foreign exchange rates.

(2)	Cash flow hedge

Cash flow hedge is a hedge of the exposure to variability in cash flows that is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and could affect profit or loss. When applying cash flow hedge, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge shall be recognized in other comprehensive income; and the ineffective portion of the gain or loss on the hedging instrument are recognized in profit or loss. If a hedge of a forecast transaction subsequently results in the recognition of a financial asset or a financial liability, the associated gains or losses that were recognized in other comprehensive income are reclassified from equity to profit or loss as a reclassification adjustment in the same period or periods during which the hedged forecast cash flows affect profit or loss.

The Bank shall discontinue prospectively the cash flow hedge if hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. The forecasted transaction is no longer expected to occur, any related cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income from the period when the hedge was effective are reclassified from equity to profit or loss as a reclassification adjustment.

The Bank uses interest rate swaps for hedging changes of cash flows in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of cash flows in hedged items arising from changes in foreign exchange.

(3)	Details of derivative assets and liabilities as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

			Derivative assets (*1)
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	72,065,236	~~W~~	—	~~W~~	—	~~W~~	953,337	~~W~~	953,337

Currency:
Currency forwards		21,030,776		—		—		245,947		245,947
Currency swaps		34,318,583		415,503		43,209		773,215		1,231,927

Subtotal		55,349,359		415,503		43,209		1,019,162		1,477,874

Stock:
Stock options		2,292,124		—		—		833		833

Other:
Other derivatives		9,190		—		—		—		—

Total	~~W~~	129,715,909	~~W~~	415,503	~~W~~	43,209	~~W~~	1,973,332	~~W~~	2,432,044

(*1)	Credit risk adjustment amount related to derivatives is excluded.

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	72,065,236	~~W~~	1,118,324	~~W~~	—	~~W~~	1,571,527	~~W~~	2,689,851

Currency:
Currency forwards		21,030,776		—		—		255,186		255,186
Currency swaps		34,318,583		1,087,074		—		721,714		1,808,788

Subtotal		55,349,359		1,087,074		—		976,900		2,063,974

Stock:
Stock options		2,292,124		—		—		—		—

Other:
Other derivatives		9,190		—		—		12		12

Total	~~W~~	129,715,909	~~W~~	2,205,398	~~W~~	—	~~W~~	2,548,439	~~W~~	4,753,837

(December 31, 2022)

			Derivative assets(*1)
Detail	Notional amount		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	56,314,118	~~W~~	522	~~W~~	—	~~W~~	903,044	~~W~~	903,566
Currency:
Currency forwards		10,733,286		—		—		256,184		256,184
Currency swaps		30,035,585		307,595		49,580		770,286		1,127,461

Subtotal		40,768,871		307,595		49,580		1,026,470		1,383,645

Total	~~W~~	97,082,989	~~W~~	308,117	~~W~~	49,580	~~W~~	1,929,514	~~W~~	2,287,211

(*1)	Credit risk adjustment amount related to derivatives is excluded.

			Derivative liabilities
Detail	Notional amount		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	56,314,118	~~W~~	1,095,377	~~W~~	—	~~W~~	1,457,447	~~W~~	2,552,824
Currency:
Currency forwards		10,733,286		—		—		339,352		339,352
Currency swaps		30,035,585		1,261,531		—		716,688		1,978,219

Subtotal		40,768,871		1,261,531		—		1,056,040		2,317,571

Total	~~W~~	97,082,989	~~W~~	2,356,908	~~W~~	—	~~W~~	2,513,487	~~W~~	4,870,395

(4)	Gains and losses from fair value hedging instruments and hedged items attributable to the hedged risk for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Fair value hedge – hedged items	~~W~~	324,397	~~W~~	2,481,037
Fair value hedge – hedging instruments		387,157		(2,709,813)

(5)

As a result of cash flow hedge, the Bank recognized ~~W~~(6,305) million and ~~W~~5,168 million as other comprehensive income (before tax effect) for the six months ended June 30, 2023 and 2022, respectively, and there is no ineffectiveness recognized in relation to cash flow hedge for the six months ended June 30, 2023 and 2022.

(6)	Hedge accounting

1)	Purpose and strategy of risk avoidance

The Bank transacts with derivative financial instruments to hedge its interest rate risk and currency risk arising from the assets and liabilities of the Bank. The Bank applies the fair value hedge accounting for the changes in the market interest rates of the financial debentures in Korean won and foreign currency and the loans in foreign currency and cash flow hedge accounting for interest rate swaps and currency swaps to hedge cash flow risk due to interest rates of the debentures in Korean won and currency risk due to the loans in foreign currency.

2)	Nominal values and average hedge ratio for derivatives as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Within 1 year		1 to 2 years		2 to 3 years		3 to 4 years		4 to 5 years		Over 5 years		Total
Fair value hedges
Nominal amount of hedged items	~~W~~	14,075,746	~~W~~	12,787,591	~~W~~	10,499,578	~~W~~	5,761,786	~~W~~	3,743,318	~~W~~	11,668,986	~~W~~	58,537,005
Nominal amount of hedging instruments		14,178,622		11,802,991		10,499,578		5,761,786		3,743,318		11,756,618		57,742,913
Average hedge ratio		100.73%		92.30%		100.00%		100.00%		100.00%		100.75%		98.64%
Cash flow hedges
Nominal amount of hedged items	~~W~~	—	~~W~~	112,971	~~W~~	651,758	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	764,729
Nominal amount of hedging instruments		—		112,971		651,758		—		—		—		764,729
Average hedge ratio				100.00%		100.00%		—		—		—		100.00%

(December 31, 2022)

	Within 1 year		1 to 2 years		2 to 3 years		3 to 4 years		4 to 5 years		Over 5 years		Total
Fair value hedges
Nominal amount of hedged items	~~W~~	10,180,257	~~W~~	12,030,420	~~W~~	9,817,699	~~W~~	5,946,113	~~W~~	3,540,756	~~W~~	8,604,823	~~W~~	50,120,068
Nominal amount of hedging instruments		10,228,201		12,042,974		8,867,224		5,946,113		3,540,756		8,689,614		49,314,882
Average hedge ratio		100.47%		100.10%		90.32%		100.00%		100.00%		100.99%		98.39%
Cash flow hedges
Nominal amount of hedged items	~~W~~	—	~~W~~	111,593	~~W~~	643,808	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	755,401
Nominal amount hedging instruments		—		111,593		643,808		—		—		—		755,401
Average hedge ratio		—		100.00%		100.00%		—		—		—		100.00%

3)	Effect of hedge accounting on statements of financial position, statements of comprehensive income, statements of changes in equity

①

Effect of hedging instruments on statements of financial position, statements of comprehensive income, statements of changes in equity as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

Detail	Nominal amount		Carrying amount of assets (*1)		Carrying amount of liabilities		Changes of fair value in the year
Fair value hedges
Interest swap	~~W~~	40,518,497	~~W~~	—	~~W~~	1,118,324	~~W~~	73,838
Currency swap		17,224,416		415,503		1,087,074		51,919

Subtotal		57,742,913		415,503		2,205,398		125,757

Cash flow hedges		764,729		43,209		—		(6,372)

Total	~~W~~	58,507,642	~~W~~	458,712	~~W~~	2,205,398	~~W~~	119,385

(December 31, 2022)

Detail	Nominal amount		Carrying amount of assets (*1)		Carrying amount of liabilities		Changes of fair value in the year
Fair value hedges
Interest swap	~~W~~	34,285,517	~~W~~	522	~~W~~	1,095,377	~~W~~	(2,935,547)
Currency swap		15,029,365		307,595		1,261,531		(722,761)

Subtotal		49,314,882		308,117		2,356,908		(3,658,308)

Cash flow hedges		755,401		49,580		—		45,664

Total	~~W~~	50,070,283	~~W~~	357,697	~~W~~	2,356,908	~~W~~	(3,612,644)

(*1)	Credit risk adjustment amount related to derivatives is excluded.

②

Effect of fair value hedged items on statements of financial position, statements of comprehensive income, statements of changes in equity as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Statement financial position				Accumulated adjustment of fair value hedging
Detail	Loan		Debenture		Asset		Liability		Changes of fair value in the year
Interest:
Debentures in local currency	~~W~~	—	~~W~~	710,000	~~W~~	—	~~W~~	(153,050)	~~W~~	(17,580)
Debentures in foreign currencies		—		40,742,980		—		(2,741,903)		144,765

Subtotal		—		41,452,980		—		(2,894,953)		127,185

Currency:
Loans in foreign currencies		158,515		—		(6,352)		—		2,007
Discontinuation of risk hedging
Loans in foreign currencies		14,900		—		(51)		—		16
Debentures in foreign currencies		—		16,925,510		—		(453,436)		3,605
Discontinuation of risk hedging
Debentures in foreign currencies		—		19,689		—		(1,791)		49

Subtotal		173,415		16,945,199		(6,403)		(455,227)		5,677

Total	~~W~~	173,415	~~W~~	58,398,179	~~W~~	(6,403)	~~W~~	(3,350,180)	~~W~~	132,862

(December 31, 2022)

	Statement financial position				Accumulated adjustment of fair value hedging
Detail	Loan		Debenture		Asset		Liability		Changes of fair value in the year
Interest:
Discontinuation of risk hedging
Loans in foreign currencies	~~W~~	17,093	~~W~~	—	~~W~~	402	~~W~~	—	~~W~~	(1,188)
Debentures in local currency		—		602,989		—		(170,631)		107,011
Debentures in foreign currencies		—		31,810,613		—		(2,602,017)		1,081,608

Subtotal		17,093		32,413,602		402		(2,772,648)		1,187,431

Currency:
Loans in foreign currencies		149,661		—		(8,360)		—		(4,204)
Discontinuation of risk hedging
Loans in foreign currencies		13,782		—		(67)		—		33
Debentures in foreign currencies		—		14,360,000		—		(253,171)		(254,124)
Discontinuation of risk hedging
Debentures in foreign currencies		—		18,333		—		(1,840)		97

Subtotal		163,443		14,378,333		(8,427)		(255,011)		(258,198)

Total	~~W~~	180,536	~~W~~	46,791,935	~~W~~	(8,025)	~~W~~	(3,027,659)	~~W~~	929,233

③

Effect of cash flow hedged items on statement of financial position, statement of comprehensive income, statement of changes in equity as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

Detail	Statements of Financial position		Accumulated adjustment of cash flow hedging		Changes of fair value in the period
Currency:
Loans in foreign currencies	~~W~~	764,729	~~W~~	33,957	~~W~~	(60,842)

(December 31, 2022)

Detail	Statements of Financial position		Accumulated adjustment of cash flow hedging		Changes of fair value in the year
Currency:
Loans in foreign currencies	~~W~~	755,401	~~W~~	38,805	~~W~~	(46,172)

4)	Gains (losses) on hedged items and hedging instruments attributable to the hedged ineffectiveness for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

(Six months ended June 30, 2023)

	Gains on hedged items		Losses on hedging instruments		Hedge ineffectiveness recognized in profit
Fair value hedges	~~W~~	132,797	~~W~~	125,757	~~W~~	258,554
Cash flow hedges		(60,842)		(6,372)		—

Total	~~W~~	71,955	~~W~~	119,385	~~W~~	258,554

(Six months ended June 30, 2022)

	Losses on hedged items		Gains on hedging instruments		Hedge ineffectiveness recognized in profit
Fair value hedges	~~W~~	2,468,452	~~W~~	(2,218,984)	~~W~~	249,468
Cash flow hedges		(5,088)		5,168		—

Total	~~W~~	2,463,364	~~W~~	(2,213,816)	~~W~~	249,468

21.	CAPITAL STOCK:

As of June 30, 2023, the authorized capital and paid-in capital of the Bank are ~~W~~15,000,000 million and ~~W~~14,773,254 million, respectively. The Bank does not issue share certificates.

Changes in capital stock for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		2022
Beginning balance	~~W~~	12,773,254	~~W~~	12,748,254
Paid-in capital increase		2,000,000		25,000

Ending balance	~~W~~	14,773,254	~~W~~	12,773,254

22.	OTHER COMPONENTS OF EQUITY:

(1)	Details of other components of equity as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023		Dec. 31, 2022
Gain (loss) on equity securities at FVOCI	~~W~~	1,266,035	~~W~~	882,404
Gain (loss) on debt securities at FVOCI		(202,344)		(213,907)
Gain (loss) on valuation of cash flow hedge		33,957		38,805
Remeasurement of net defined benefit liabilities		37,503		37,454

Total	~~W~~	1,135,151	~~W~~	744,756

(2)	Changes in other components for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows (Korean won in millions):

(Six months ended June 30, 2023)

	Beginning Balance		Increase (decrease)		Tax effect		Ending balance
Gain (loss) on equity securities at FVOCI	~~W~~	882,404	~~W~~	497,272	~~W~~	(113,641)	~~W~~	1,266,035
Gain (loss) on debt securities at FVOCI		(213,907)		15,397		(3,834)		(202,344)
Gain (loss) on valuation of cash flow hedge		38,805		(6,370)		1,522		33,957
Remeasurement of net defined benefit liabilities		37,454		—		49		37,503

Total	~~W~~	744,756	~~W~~	506,299	~~W~~	(115,904)	~~W~~	1,135,151

(2022)

	Beginning Balance		Increase (decrease)		Tax effect		Ending balance
Gain (loss) on equity securities at FVOCI	~~W~~	842,816	~~W~~	37,176	~~W~~	2,412	~~W~~	882,404
Gain (loss) on debt securities at FVOCI		18,020		(302,298)		70,371		(213,907)
Gain (loss) on valuation of cash flow hedge		2,968		46,612		(10,775)		38,805
Remeasurement of net defined benefit liabilities		18,865		23,879		(5,290)		37,454

Total	~~W~~	882,669	~~W~~	(194,631)	~~W~~	56,718	~~W~~	744,756

23.	RETAINED EARNINGS:

(1)	Details of retained earnings as of as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023		Dec. 31, 2022
Legal reserve(*1)	~~W~~	539,682	~~W~~	500,991
Voluntary reserve(*2)		1,100,658		923,767
Regulatory reserve for loan losses		275,620		239,710
Unappropriated retained earnings		949,099		386,911

Total	~~W~~	2,865,059	~~W~~	2,051,379

(*1)	Pursuant to the EXIM Bank Act, the Bank appropriates 10% of separate profit for each accounting period as legal reserve, until the accumulated reserve equals to its paid-in capital.
(*2)	The Bank appropriates the remaining balance of profit for the year, after the appropriation of regulatory reserve for loan losses and declaration of dividends, to voluntary reserve.

(2)	Changes in retained earnings for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		2022
Beginning balance	~~W~~	2,051,379	~~W~~	1,855,724
Profit for the period(year)		949,099		386,911
Dividends		(135,419)		(191,256)

Ending balance	~~W~~	2,865,059	~~W~~	2,051,379

(3)	Regulatory reserve for loan losses

Regulatory reserve for loan losses is calculated and disclosed according to Article 29 (1) and (2), Regulation on Supervision of Banking Business. In accordance with Regulation on Supervision of Banking Business, etc., if the estimated allowance for credit loss determined by K-IFRS for the accounting purpose is lower than those for the regulatory purpose required by Regulation on Supervision of Banking Business, the Bank should reserve such difference as the regulatory reserve for loan losses. Due to the fact that regulatory reserve for loan losses is a voluntary reserve, the amounts that exceed the existing regulatory reserve for loan losses over the compulsory regulatory reserve for loan losses at the period-end date are reversed in profit. In case of accumulated deficit, the Bank should recommence setting aside regulatory reserve for loan losses at the time when accumulated deficit is reduced to zero.

1)	Regulatory reserve for loan losses

Details of regulatory reserve for loan losses as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023		Dec. 31, 2022
Accumulated regulatory reserve for loan losses	~~W~~	275,620	~~W~~	239,710
Provision for regulatory reserve for loan losses		19,863		35,910

Regulatory reserve for loan losses	~~W~~	295,483	~~W~~	275,620

2)	Provision for regulatory reserve for loan losses and profit for the period after adjusting regulatory reserve for loan losses

Details of regulatory reserve for loan losses and profit for the period after adjusting the reserve for six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Profit for the period	~~W~~	949,099	~~W~~	485,661
Provision for regulatory reserve for loan losses		(19,863)		(244,416)

Profit after adjusting the regulatory reserve for loan losses (*1)	~~W~~	929,236	~~W~~	241,245

(*1)

Adjusted profit considering regulatory reserve for loan losses as above is calculated by assuming that the provision in regulatory reserve for loan losses before income tax is reflected in profit for the period.

(4)	Details of dividends for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
The Government	~~W~~	93,083	~~W~~	131,463
Bank of Korea		12,375		17,478
Korea Development Bank		29,961		42,315

Total	~~W~~	135,419	~~W~~	191,256

24.	NET INTEREST INCOME:

Net interest income is the amount after deduction of interest expenses from interest income, and the details are as follows:

(1)	Details of interest income for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Interest of due from financial institutions:
Due from financial institutions in local currency	~~W~~	33,283	~~W~~	7,976
Due from financial institutions in foreign currencies		153,759		8,775

Subtotal		187,042		16,751

Interest of financial assets at FVTPL:
Interest of securities at FVTPL		475		—
Interest of financial investments:
Interest of securities at FVOCI		36,820		21,165
Interest of securities at amortized cost		22,474		9,276

Subtotal		59,294		30,441

Interest of loans:
Interest of loans in local currency		586,178		305,714
Interest of loans in foreign currencies		1,848,947		692,743
Interest of bills bought		24,303		5,667
Interest of Purchases and Discount		1,519		—
Interest of call loans		80,968		3,654
Interest of interbank loans		19,951		303

Subtotal		2,561,866		1,008,081

Total	~~W~~	2,808,677	~~W~~	1,055,273

(2)	Details of interest expenses for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Interest of borrowings:
Interest of borrowings in foreign currencies	~~W~~	169,897	~~W~~	24,292
Interest of sales of repurchase agreement		6,806		2,925

Subtotal		176,703		27,217

Interest of call-money		204		1,147
Interest of debentures:
Interest of debentures in local currency		467,415		192,870
Interest of debentures in foreign currencies		1,667,981		319,452

Subtotal		2,135,396		512,322

Other interest expense		402		591

Total	~~W~~	2,312,705	~~W~~	541,277

25.	NET COMMISSION INCOME:

Net commission income is the amount after deduction of commission expenses from commission income, and the details are as follows.

(1)	Details of commission income for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Commission income in local currency:
Commission income on management of EDCF	~~W~~	11,029	~~W~~	10,691
Commission income on management of IKCF		1,091		1,085
Sundry commissions received from local currencies revenue		455		693

Subtotal		12,575		12,469

Commission income in foreign currencies:
Commission income on letters of credit		1,274		1,754
Commission income on loan commitments		26,355		18,272
Management fees		—		214
Arrangement fees		2,100		3,265
Advisory fees		—		1,895
Advance redemption fees		14,345		455
Sundry commission income on foreign exchange		41		39
Brokerage fees for foreign currencies exchange funds		46		53
Sundry commissions received from foreign currencies revenue		3,903		2,249

Subtotal		48,064		28,196

Others:
Other commission income		11,796		3,175
Guarantee fees in foreign currencies:
Guarantee fees in foreign currencies		92,098		75,724
Premium for guarantee		75,915		41,623

Subtotal		168,013		117,347

Total	~~W~~	240,448	~~W~~	161,187

(2)	Details of commission expenses for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Commission expenses in local currency:
Commission expenses on domestic transactions	~~W~~	534	~~W~~	268
Commission expenses in foreign currencies:
Commission expenses on borrowings in foreign currencies		1,599		2,055
Sundry commission expenses on foreign exchange		4,361		2,878

Subtotal		5,960		4,933

Others:
Other commission expenses		6,526		4,927

Total	~~W~~	13,020	~~W~~	10,128

26.	DIVIDEND INCOME:

Details of dividend income for six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Financial assets at FVOCI	~~W~~	42,333	~~W~~	51,524
Investments in associates (*1)		7,142		5,232

Total	~~W~~	49,475	~~W~~	56,756

(*1)	Classified as net gain on investments in associates and subsidiaries

27.	GAIN (LOSS) ON FINANCIAL ASSETS AT FVTPL:

Details of gain (loss) on financial assets at FVTPL for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Securities at FVTPL:
Gain on valuation	~~W~~	26,056	~~W~~	23,245
Loss on valuation		(11,872)		(10,666)
Gain on disposal		36,442		11,271
Loss on disposal		(6,160)		(1,285)
Others		10,659		7,482

Subtotal		55,125		30,047

Loans at FVTPL:
Gain on valuation		128		—
Loss on disposal		—		(119)

Subtotal		128		(119)

Trading derivatives:
Gain on valuation		637,205		1,270,639
Loss on valuation		(658,510)		(1,835,306)
Gain on transaction		709,121		664,181
Loss on transaction		(682,469)		(220,490)

Subtotal		5,347		(120,976)

Total	~~W~~	60,600	~~W~~	(91,048)

28.	GAIN (LOSS) ON HEDGING DERIVATIVES:

Details of gain (loss) on hedging derivatives for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Gain on hedging instruments	~~W~~	767,802	~~W~~	221,600
Loss on hedging instruments		(380,645)		(2,931,413)

Total	~~W~~	387,157	~~W~~	(2,709,813)

29.	GAIN (LOSS) ON FINANCIAL INVESTMENTS:

Details of gain (loss) on financial investments for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Financial assets at FVOCI:
Gain on disposal	~~W~~	707	~~W~~	97
Loss on disposal		(265)		(144)

Total	~~W~~	442	~~W~~	(47)

30.	OTHER OPERATING INCOME (EXPENSES):

Details of other operating income (expenses) for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Other operating income:
Gain on fair value hedged items	~~W~~	592,483	~~W~~	2,564,231
Reversal of derivatives’ credit risk provision		7,167		10,849
Others		333		360

Subtotal		599,983		2,575,440

Other operating expenses:
Loss on fair value hedged items		(268,086)		(83,194)
Contribution to miscellaneous funds		(2,350)		(2,304)
Transfer of other provisions		(6)		—
Transfer to derivatives’ credit risk provision		(5,764)		(663)
Others		(665)		(337)

Subtotal		(276,871)		(86,498)

Total	~~W~~	323,112	~~W~~	2,488,942

31.	ADDITIONAL (REVERSAL OF) IMPAIRMENT LOSS ON CREDIT:

Details of additional (reversal of) impairment loss on credit for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Loans at amortized cost	~~W~~	(281,226)	~~W~~	(11,412)
Other financial assets		(11,261)		7,231
Guarantees		5,771		117,661
Unused loan commitments		20,036		731
Financial guarantee contract		(167,300)		(20,744)
Financial assets at FVOCI		(373)		518
Securities at amortized cost		9		85

Total	~~W~~	(434,344)	~~W~~	94,070

32.	GENERAL AND ADMINISTRATIVE EXPENSES:

Details of general and administrative expenses for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Detail	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
General and administrative	Short-term salaries	~~W~~	59,464	~~W~~	57,493
Other expenses in financing department	Office expenses		39,277		38,085

	Subtotal		98,741		95,578

Office expenses of EDCF			1,004		918
General and administrative—Others	Retirement benefits (defined contributions)		341		860
	Retirement benefits (defined benefits)		3,030		5,416
	Depreciation of tangible assets		5,109		4,102
	Amortization of intangible assets		5,119		5,089
	Taxes and dues		13,583		9,298

	Subtotal		27,182		24,765

	Total	~~W~~	126,927	~~W~~	121,261

33.	NON-OPERATING INCOME (EXPENSES):

Details of non-operating income (expenses) for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Detail	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Gain on investments in associates and subsidiaries	Dividend income	~~W~~	7,142	~~W~~	5,232
Other incomes	Gain on disposal of tangible assets		8		80
	Rent income		164		149
	Damages paid for breach of contracts		—		2
	Interest on other loans		122		55
	Revenue on research project		4,521		3,602
	Other miscellaneous income		457		586

	Subtotal		5,272		4,474

Other expenses	Loss on disposal of tangible assets		—		(1)
	Loss on disposal of intangible assets		(3)		(1)
	Expenses for donation		(5,535)		(1,984)
	Court cost		(155)		(362)
	Expenses on research project		(4,532)		(2,893)
	Other miscellaneous expenses		(44)		(346)

	Subtotal		(10,269)		(5,587)

	Total	~~W~~	2,145	~~W~~	4,119

34.	INCOME TAX EXPENSE:

(1)	Details of income tax expenses (benefit) for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Current income tax payable	~~W~~	308,131	~~W~~	13,880
Adjustments recognized in the period for current tax of prior years		7,398		17,322
Changes in deferred income taxes due to temporary differences		147,684		81,462
Changes in deferred income taxes directly reflected in equity		(78,508)		70,582

Income tax expense	~~W~~	384,705	~~W~~	183,246

(2)	Details of the reconciliation between profit before income tax and income tax expense (benefit) for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Profit before income tax expense	~~W~~	1,333,804	~~W~~	668,907
Income tax calculated at statutory tax rate		346,943		178,768
Adjustments:
Effect on non-taxable income		(16,757)		—
Effect on non-deductible expense		58,919		158
Others		(11,798)		(13,002)

Subtotal		30,364		(12,844)

Adjustments recognized in the period for current tax of prior years		7,398		17,322

Income tax expense	~~W~~	384,705	~~W~~	183,246

Effective tax rate from operations		28.84%		27.39%

35.	STATEMENTS OF CASH FLOWS:

Details of significant noncash investing and financing transactions for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Loan-for-equity swap of loans	~~W~~	1,585	~~W~~	421,058
Gain on valuation of financial assets at FVOCI		270,317		223,811
Paid-in capital increase (Investment in kind)		2,000,000		—
Written-off		1,696		7,860

36.	CONTINGENT LIABILITIES AND COMMITMENTS:

(1)	Details of contingent liabilities and commitments as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Detail	Jun. 30, 2023		Dec. 31, 2022
Guarantees	Confirmed	~~W~~	40,918,551	~~W~~	39,372,509
	Unconfirmed		14,626,657		14,015,571

	Subtotal		55,545,208		53,388,080

Loan commitments	Local currency, foreign currencies, offshore loan commitments		36,300,461		31,998,501
	Others		3,050,965		881,384

	Subtotal		39,351,426		32,879,885

	Total	~~W~~	94,896,634	~~W~~	86,267,965

(2)	Details of guarantees that have been provided for others as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Detail	Jun. 30, 2023		Dec. 31, 2022
Confirmed guarantees	Local currency:
	Performance of contracts	~~W~~	45,714	~~W~~	51,149
	Repayment of advances		51,917		65,877
	Others		36,751		36,752

	Subtotal		134,382		153,778

	Foreign currencies:
	Performance of contracts		8,232,873		8,141,137
	Repayment of advances		18,097,805		16,386,175
	Acceptances of imported goods		—		5,726
	Acceptances of import letter of credit outstanding		65,861		65,471
	Foreign liabilities		10,938,406		11,233,647
	Others		3,449,224		3,386,575

	Subtotal		40,784,169		39,218,731

Unconfirmed guarantees	Foreign liabilities		2,380,810		1,686,845
	Repayment of advances		11,620,519		12,246,724
	Issuance of import letter of credit		625,294		81,968
	Others		34		34

	Subtotal		14,626,657		14,015,571

	Total	~~W~~	55,545,208	~~W~~	53,388,080

(3)	Details of guarantees classified by country as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	~~W~~	30,416,478	74.33	~~W~~	12,897,616	88.18	~~W~~	43,314,094	77.98
	China		120,375	0.30		—	0.00		120,375	0.22
	Saudi Arabia		1,071,816	2.62		—	0.00		1,071,816	1.93
	India		394,612	0.97		—	0.00		394,612	0.71
	Indonesia		759,136	1.86		169,857	1.16		928,993	1.67
	Vietnam		1,277,655	3.12		280,329	1.92		1,557,984	2.80
	Australia		176,058	0.43		—	0.00		176,058	0.32
	Qatar		192,509	0.47		—	0.00		192,509	0.35
	Singapore		59,076	0.14		—	0.00		59,076	0.11
	Oman		520,308	1.27		2,889	0.02		523,197	0.94
	Uzbekistan		265,743	0.65		—	0.00		265,743	0.48
	Others		1,796,661	4.39		772,679	5.28		2,569,340	4.62

	Subtotal		37,050,427	90.55		14,123,370	96.56		51,173,797	92.13

Europe	United Kingdom		541,710	1.32		—	0.00		541,710	0.98
	France		86,029	0.21		—	0.00		86,029	0.15
	Others		1,538,556	3.76		461,279	3.15		1,999,835	3.60

	Subtotal		2,166,295	5.29		461,279	3.15		2,627,574	4.73

America	United States		53,365	0.13		17,066	0.12		70,431	0.13
	Mexico		105,516	0.26		—	0.00		105,516	0.19
	Others		703,542	1.72		24,942	0.17		728,484	1.31

	Subtotal		862,423	2.11		42,008	0.29		904,431	1.63

Africa	Madagascar		97,047	0.24		—	0.00		97,047	0.17
	Others		742,359	1.81		—	0.00		742,359	1.34

	Subtotal		839,406	2.05		—	0.00		839,406	1.51

	Total	~~W~~	40,918,551	100.00	~~W~~	14,626,657	100.00	~~W~~	55,545,208	100.00

(December 31, 2022)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	~~W~~	26,084,669	66.25	~~W~~	12,328,584	87.96	~~W~~	38,413,253	71,95
	China		139,708	0.35		—	0.00		139,708	0.26
	Saudi Arabia		1,125,810	2.86		—	0.00		1,125,810	2.11
	India		611,203	1.55		—	0.00		611,203	1.14
	Indonesia		761,936	1.94		198,396	1.42		960,332	1.80
	Vietnam		1,426,630	3.62		434,295	3.10		1,860,925	3.49
	Australia		184,734	0.47		—	0.00		184,734	0.35
	Qatar		202,033	0.51		—	0.00		202,033	0.38
	Singapore		184,201	0.47		—	0.00		184,201	0.35
	Oman		525,228	1.33		5,449	0.04		530,677	0.99
	Uzbekistan		299,939	0.76		—	0.00		299,939	0.56
	Others		2,588,970	6.59		758,274	5.41		3,347,244	6.27

	Subtotal		34,135,061	86.70		13,724,998	97.93		47,860,059	89.65

Europe	United Kingdom		179,233	0.46		—	0.00		179,233	0.34
	France		400,919	1.02		—	0.00		400,919	0.75
	Others		2,003,259	5.08		250,021	1.78		2,253,280	4.22

	Subtotal		2,583,411	6.56		250,021	1.78		2,833,432	5.31

America	United States		1,095,214	2.78		16,475	0.12		1,111,689	2.08
	Brazil		418,563	1.06		—	0.00		418,563	0.78
	Mexico		397,367	1.01		—	0.00		397,367	0.74
	Others		420,555	1.07		24,077	0.17		444,632	0.84

	Subtotal		2,331,699	5.92		40,552	0.29		2,372,251	4.44

Africa	Madagascar		93,683	0.24		—	0.00		93,683	0.18
	Others		228,655	0.58		—	0.00		228,655	0.42

	Subtotal		322,338	0.82		—	0.00		322,338	0.60

	Total	~~W~~	39,372,509	100.00	~~W~~	14,015,571	100.00	~~W~~	53,388,080	100.00

(4)	Details of guarantees classified by industry as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	~~W~~	25,689,968	62.78	~~W~~	13,437,165	91.87	~~W~~	39,127,133	70.44
Transportation		2,468,393	6.03		384,015	2.63		2,852,408	5.14
Financial institution		911,362	2.23		—	0.00		911,362	1.64
Wholesale and retail		1,657,658	4.05		17,238	0.12		1,674,896	3.02
Real estate business		47,173	0.12		11,742	0.08		58,915	0.11
Construction		4,135,577	10.11		82,783	0.57		4,218,360	7.59
Public sector and others		6,008,420	14.68		693,714	4.73		6,702,134	12.06

Total	~~W~~	40,918,551	100.00	~~W~~	14,626,657	100.00	~~W~~	55,545,208	100.00

(December 31, 2022)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	~~W~~	24,159,531	61.36	~~W~~	13,045,936	93.08	~~W~~	37,205,467	69.69
Transportation		2,403,519	6.10		43,727	0.31		2,447,246	4.58
Financial institution		867,051	2.20		142	0.00		867,193	1.62
Wholesale and retail		1,640,149	4.17		41,454	0.30		1,681,603	3.15
Real estate business		33,820	0.09		21,983	0.16		55,803	0.10
Construction		4,314,405	10.96		98,537	0.70		4,412,942	8.27
Public sector and others		5,954,034	15.12		763,792	5.45		6,717,826	12.59

Total	~~W~~	39,372,509	100.00	~~W~~	14,015,571	100.00	~~W~~	53,388,080	100.00

(5)	Global Medium-Term Note Program and CP programs

The Bank has been establishing the following programs regarding the issue of foreign currencies bonds and CPs:

1)

Established on August 1, 1991, initially, and annually renewed, U.S. Shelf Registration to issue foreign bonds under the Securities and Exchange Commission rule of the United States of America with an issuance limit of USD 60 billion.

2)	Established on May 14, 1997, and May 16, 1997, initially, and annually renewed, CP program to issue CPs with issuance limits of USD 6 billion and USD 2 billion, respectively.

3)	Established on November 6, 1997, initially, and annually renewed, Global Medium-Term Note Program to issue mid-to-long-term foreign currencies bonds with an issuance limit of USD 35 billion.

4)	Established in 1995, initially, and every other yearly renewed, Yen Shelf Registration to issue Samurai bond with an issuance limit of JPY 500 billion.

5)	Established on May 31, 2010, Australian Domestic Debt Issuance Program to issue Kangaroo bond with limit of AUD 6 billion.

6)	Established on January 17, 2011, and renewed every two years, Uridashi Shelf Registration to issue Uridashi bond with an issuance limit of JPY 500 billion.

(6)	Litigations

As of June 30, 2023, 8 lawsuits (aggregated claim amount: ~~W~~70,944 million) were filed as a plaintiff and 1 pending litigations as a defendant were filed (aggregated claim amount: ~~W~~21,246 million). The Bank’s management expects that there is no significant impact on the financial statements due to these lawsuits but it is possible to make additional loss to the Bank due to the results of future litigation.

(7)	Written-off loans

The Bank manages written-off loans that have claims on debtors due to the statute of limitations, uncollected after write-off, etc. The written-off loans as of June 30, 2023 and December 31, 2022 are ~~W~~1,781,842 million and ~~W~~2,053,356 million, respectively.

(8)

International sanctions are being imposed on Russia in relation to the Ukraine crisis that occurred in February 2022. The sanctions may affect companies, industries and economies doing business with Russia directly or indirectly. The bank continues to monitor and manage the impact of the Ukraine crisis.

37.	TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Related parties consist of entities related to the Bank, postemployment benefits, a key management personnel and a close member of that person’s family, an entity controlled or jointly controlled and an entity influenced significantly.

(1)	Details of related parties as of June 30, 2023 are as follows:

Detail	Relationship	Ownership- percentage (%)
Parent:
Korean government	Parent	72.98
Subsidiaries and Associates:
KEXIM Bank UK Limited	Subsidiary	100.00
PT.KOEXIM Mandiri Finance	Subsidiary	85.00
KEXIM Vietnam Leasing Co.	Subsidiary	100.00
KEXIM Asia Limited	Subsidiary	100.00
KEXIM Global(Singapore) Ltd	Subsidiary	100.00
EXIM PLUS Co., Ltd.	Subsidiary	100.00
Credit Guarantee and Investment Fund	Associate	14.92
KTB Newlake Global Healthcare PEF	Associate	24.99
Korea Aerospace Industries. Ltd.	Associate	26.41
KB-Badgers Future Mobility ESG FundI	Associate	22.73
WWG Green New Deal Fund	Associate	25.00
Hanwha Ocean Co., Ltd. (formerly Daewoo Shipbuilding & Engineering Co., Ltd.)	Associate	2.37

(2)	Significant balances of receivables, payables and guarantees with the related parties

1)	Significant balances of receivables and payables with the related parties as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

Detail	Receivables		Allowance / Provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	342,066	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		116,607		266		—
KEXIM Vietnam Leasing Co.		114,064		163		—
KEXIM Asia Limited		183,206		121		—

Subtotal		755,943		550		—

Associates:
Hanwha Ocean Co., Ltd. (formerly Daewoo Shipbuilding & Engineering Co., Ltd.)		3,072,678		1,264,770		—
Korea Aerospace Industries. Ltd.		—		1,496		—

Subtotal		3,072,678		1,266,266		—

Total	~~W~~	3,828,621	~~W~~	1,266,816	~~W~~	—

(December 31, 2022)

Detail	Receivables		Allowance / Provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	250,676	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		135,416		275		—
KEXIM Vietnam Leasing Co.		134,596		168		—
KEXIM Asia Limited		150,485		88		—

Subtotal		671,173		531		—

Associates:
Daewoo Shipbuilding & Engineering Co., Ltd.		2,520,986		1,247,570		—
Korea Aerospace Industries. Ltd.		—		1,444		—
Subtotal		2,520,986		1,249,014		—

Total	~~W~~	3,192,159	~~W~~	1,249,545	~~W~~	—

2)	Guarantees provided to the related parties as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loan commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	—	~~W~~	—	~~W~~	162,174	~~W~~	—
PT.KOEXIM Mandiri Finance		—		—		81,394		—
KEXIM Vietnam Leasing Co.		—		—		144,663		—
KEXIM Asia Limited		—		—		307,632		—
KEXIM Global (Singapore) Ltd		—		—		142,655		—

Subtotal		—		—		838,518		—

Associates:
Hanwha Ocean Co., Ltd. (formerly Daewoo Shipbuilding & Engineering Co., Ltd.)		4,851,525		3,492,320		1,450,000		2,301,485
Korea Aerospace Industries. Ltd.		1,426,462		—		—		—

Subtotal		6,277,987		3,492,320		1,450,000		2,301,485

Total	~~W~~	6,277,987	~~W~~	3,492,320	~~W~~	2,288,518	~~W~~	2,301,485

(December 31, 2022)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loan commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	—	~~W~~	—	~~W~~	231,768	~~W~~	—
PT.KOEXIM Mandiri Finance		—		—		55,761		—
KEXIM Vietnam Leasing Co.		—		142		115,434		—
KEXIM Asia Limited		—		—		194,290		—

Subtotal		—		142		597,253		—

Associates:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		4,826,783		4,128,813		1,450,000		140,549
Korea Aerospace Industries. Ltd.		1,377,023		—		—		—

Subtotal		6,203,806		4,128,813		1,450,000		140,549

Total	~~W~~	6,203,806	~~W~~	4,128,955	~~W~~	2,047,253	~~W~~	140,549

(3)	Profit and loss transactions with related parties

Profit and loss transactions with related parties for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

(Six months ended June 30, 2023)

	Revenue		Bad debt expenses		Expenses
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	7,423	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		3,020		(11)		—
KEXIM Vietnam Leasing Co.		3,199		(6)		—
KEXIM Asia Limited		4,270		33		—
EXIM PLUS Co., Ltd.		—		—		3,539

Subtotal		17,912		16		3,539

Associates:
Hanwha Ocean Co., Ltd. (formerly Daewoo Shipbuilding & Engineering Co., Ltd.)		53,642		(6,545)		44
Korea Aerospace Industries. Ltd.		2,296		—		—

Subtotal		55,938		(6,545)		44

Total	~~W~~	73,850	~~W~~	(6,529)	~~W~~	3,583

(Six months ended June 30, 2022)

	Revenue		Bad debt expenses		Expenses
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	633	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		651		17		—
KEXIM Vietnam Leasing Co.		680		(146)		—
KEXIM Asia Limited		1,019		12		—
EXIM PLUS Co., Ltd.		—		—		3,396

Subtotal		2,983		(117)		3,396

Associates:
Daewoo Shipbuilding & Engineering Co., Ltd.		50,479		139,141		—

Total	~~W~~	53,462	~~W~~	139,024	~~W~~	3,396

(4)	Loan transactions with related parties

Loan transactions with related parties for six months ended June 30, 2023 and for the year ended December 31, 2022 is as follows (Korean won in millions):

(Six months ended June 30, 2023)

Detail	Financing transaction
	Loan		Collection
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	549,896	~~W~~	475,507
PT.KOEXIM Mandiri Finance		242,707		265,698
KEXIM Vietnam Leasing Co.		183,158		208,310
KEXIM Asia Limited		158,953		132,489
Associates:
Hanwha Ocean Co., Ltd. (formerly Daewoo Shipbuilding & Engineering Co., Ltd.)		460,000		461,467

Total	~~W~~	1,594,714	~~W~~	1,543,471

(2022)

Detail	Financing transaction
	Loan		Collection
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	1,021,752	~~W~~	956,147
PT.KOEXIM Mandiri Finance		429,556		449,268
KEXIM Vietnam Leasing Co.		475,406		495,782
KEXIM Asia Limited		226,006		217,905
Associates:
DAESUN Shipbuilding & Engineering Co., Ltd.		—		1,519

Total	~~W~~	2,152,720	~~W~~	2,120,621

(5)	Details of compensation for key executives for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

Detail	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Short-term employee benefits	~~W~~	1,332	~~W~~	1,347
Retirement benefits		86		107

Total	~~W~~	1,418	~~W~~	1,454

THE REPUBLIC OF KOREA

The Economy

The following table sets forth information regarding certain of the Republic’s key economic indicators for the periods indicated.

	As of or for the year ended December 31,
	2018		2019		2020		2021		2022
	(billions of dollars and trillions of Won, except percentages)
GDP Growth (at current prices)		3.4%		1.4%		0.8%		7.2%		3.9	%(7)
GDP Growth (at chained 2015 year prices)		2.9%		2.2%		(0.7)%		4.3%		2.6	%(7)
Inflation(1)		1.5%		0.4%		0.5%		2.5%		5.1	%(7)
Unemployment(2)		3.8%		3.8%		4.0%		3.7%		2.9	%(7)
Trade Surplus (Deficit)(3)		$69.7		$38.9		$44.9		$29.4		$(47.8	)(7)
Foreign Currency Reserves		$403.7		$408.8		$443.1		$463.1		$423.2
External Liabilities(4)		$441.2		$470.7		$550.6		$632.4		$664.5	(7)
Fiscal Balance	~~W~~	31.2	~~W~~	(12.0)	~~W~~	(71.2)	~~W~~	(30.5)	~~W~~	(64.6	)(7)
Direct Internal Debt of the Government(5) (as % of GDP(6))		35.6%		37.3%		44.0%		48.4%		51.9%
Direct External Debt of the Government(5) (as % of GDP(6))		0.4%		0.4%		0.5%		0.6%		0.6%

(1)	Measured by the year-on-year change in the consumer price index with base year 2020, as announced by The Bank of Korea.
(2)	Average for year.
(3)	Derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods includes insurance and freight cost.
(4)	Calculated under the criteria based on the sixth edition of the Balance of Payment Manual published by the International Monetary Fund in December 2010.
(5)	Does not include guarantees by the Government. See “—Debt—External and Internal Debt of the Government—Guarantees by the Government” for information on outstanding guarantees by the Government.
(6)	At chained 2015 year prices.
(7)	Preliminary.

Source: The Bank of Korea

Gross Domestic Product

The following table sets out the composition of the Republic’s GDP at current market and chained 2015 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2018	2019	2020	2021	2022(1)	As % of GDP 2022(1)
	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	911,576.1	935,933.8	900,320.9	956,017.6	1,039,397.8	48.1
Government	304,692.7	328,663.2	350,094.3	377,759.9	405,704.6	18.8
Gross Capital Formation	597,687.4	606,119.4	618,792.5	672,469.8	717,305.9	33.2
Exports of Goods and Services	791,798.6	755,863.2	705,640.1	871,129.5	1,043,526.4	48.3
Less Imports of Goods and Services	(707,562.2)	(702,081.5)	(634,121.7)	(797,178.4)	(1,043,372.5)	(48.3)
Statistical Discrepancy	0.0	0.0	0.0	0.0	(788.3)	0.0
Expenditures on Gross Domestic Product	1,898,192.6	1,924,498.1	1,940,726.2	2,080,198.5	2,161,773.9	100.0
Net Factor Income from the Rest of the World	7,644.9	16,609.8	16,943.8	23,413.6	31,753.7	1.5
Gross National Income(2)	1,905,837.5	1,941,107.9	1,957,669.9	2,103,612.0	2,193,527.5	101.5
Gross Domestic Product at Chained 2015 Year Prices:
Private	875,577.9	894,074.8	850,956.9	881,396.3	917,796.5	46.6
Government	285,892.6	304,189.9	319,677.8	337,191.8	350,749.1	17.8
Gross Capital Formation	569,403.6	558,468.9	563,419.4	579,842.4	578,412.3	29.4
Exports of Goods and Services	777,514.9	779,368	766,065.7	851,058.7	880,237.5	44.7
Less Imports of Goods and Services	(697,841.1)	(684,516.8)	(663,103.3)	(730,044.1)	(755,884.8)	(38.4)
Statistical Discrepancy	(1,324.7)	(1,432.8)	(1,118.9)	(1,312.6)	(1,635.8)	(0.1)
Expenditures on Gross Domestic Product(3)	1,812,005.4	1,852,666.4	1,839,523.3	1,918,709.9	1,968,839.5	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	7,105.6	15,242.3	15,648.6	20,902.8	26,802.1	1.4
Trading Gains and Losses from Changes in the Terms of Trade	3,009.2	(39,420.2)	(25,611.8)	(46,225.4)	(115,340.2)	(5.9)
Gross National Income(4)	1,822,153.4	1,828,546.7	1,829,580.0	1,893,465.7	1,880,416	95.5
Percentage Increase (Decrease) of GDP over Previous Year:
At Current Prices	3.4	1.4	0.8	7.2	3.9
At Chained 2015 Year Prices	2.9	2.2	(0.7)	4.3	2.6

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national income.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add up to the total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add up to the total Gross National Income.

Source: The Bank of Korea

The following table sets out the Republic’s GDP by economic sector at current market prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2018	2019	2020	2021	2022(1)	As % of GDP 2022(1)
	(billions of Won)
Industrial Sectors:	679,405.1	661,008.8	665,744.4	713,251.7	721,339.7	33.4
Agriculture, Forestry and Fishing	33,150.1	32,099.3	34,267.8	38,601.5	35,488.7	1.6
Manufacturing, Mining and Quarrying	507,778.5	487,410.0	482,774.6	532,037.8	555,941.9	25.7
Mining and Quarrying	2,128.2	2,008.9	1,857.2	1,868.3	1,836.7	0.1
Manufacturing	505,650.2	485,401.2	480,917.4	530,169.6	554,105.1	25.6
Electricity, Gas and Water Supply	35,153.4	36,644.3	43,069.7	35,676.5	17,847.1	0.8
Construction	103,323.1	104,855.2	105,632.3	106,935.9	112,062.0	5.2
Services:	1,057,135.6	1,101,624.1	1,106,359.9	1,182,008.3	1,254,564.2	58.0
Wholesale and Retail Trade, Accommodation and Food Services	180,424.1	184,603.8	172,154.9	177,391.9	191,220.7	8.8
Transportation and Storage	57,925.7	60,688.7	54,956.0	66,627.9	74,832.6	3.5
Finance and Insurance	104,189.5	104,251.7	110,874.1	124,455.5	136,754.8	6.3
Real Estate	138,192.6	141,409.0	146,391.0	148,151.5	146,793.7	6.8
Information and Communication	79,536.2	83,040.6	88,417.0	97,188.8	99,179.1	4.6
Business Activities	165,545.5	175,384.5	180,600.8	192,737.3	205,351.5	9.5
Public Administration, Defense and Social Security	114,862.8	121,818.0	128,020.2	136,112.7	145,242.8	6.7
Education	90,676.5	94,401.2	93,046.1	98,794.6	102,188.8	4.7
Human Health and Social Work	81,128.2	89,510.8	92,680.3	99,169.0	105,301.4	4.9
Cultural and Other Services	44,654.5	46,515.8	39,219.5	41,379.1	47,699.0	2.2
Taxes Less Subsidies on Products	161,651.9	161,865.1	168,621.8	184,938.4	185,870.0	8.6
Gross Domestic Product at Current Market Prices	1,898,192.6	1,924,498.1	1,940,726.2	2,080,198.5	2,161,773.9	100.0
Net Factor Income from the Rest of the World	7,644.9	16,609.8	16,943.8	23,413.6	31,753.7	1.5
Gross National Income at Current Market Price	1,905,837.5	1,941,107.9	1,957,669.9	2,103,612.0	2,193,527.5	101.5

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2018	2019	2020	2021	2022(1)
GDP per capita (thousands of Won)	36,782	37,218	37,440	40,201	41,872
GDP per capita (U.S. dollar)	33,429	31,929	31,727	35,128	32,410
Average Exchange Rate (in Won per U.S. dollar)	1,100.3	1,165.7	1,180.1	1,144.4	1,292.1

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2018	2019	2020	2021	2022(1)
GNI per capita (thousands of Won)	36,930	37,539	37,766	40,654	42,487
GNI per capita (U.S. dollar)	33,564	32,204	32,004	35,523	32,886
Average Exchange Rate (in Won per U.S. dollar)	1,100.3	1,165.7	1,180.1	1,144.4	1,292.1

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s GDP by economic sector:

Gross Domestic Product by Economic Sector

(at chained 2015 year prices)

	2018	2019	2020	2021	2022(1)	As % of GDP 2022(1)
	(billions of Won)
Industrial Sectors:	652,499.9	658,512.3	651,934.8	687,397.3	696,064.9	35.4
Agriculture, Forestry and Fishing	32,109.2	33,373.0	31,441.7	33,070.8	32,736.0	1.7
Manufacturing, Mining and Quarrying	485,567.2	490,846.2	485,538.2	519,805.5	527,287.6	26.8
Mining and Quarrying	2,041.6	1,915.7	1,853.4	1,939.9	1,834.5	0.1
Manufacturing	483,530.2	488,934.6	483,691.2	517,872.8	525,452.5	26.7
Electricity, Gas and Water Supply	43,082.6	44,927.6	46,762.2	48,045.1	48,938.2	2.5
Construction	91,740.9	89,365.5	88,192.7	86,475.9	87,103.1	4.4
Services:	1,010,422.7	1,044,553.5	1,036,168.9	1,075,565.9	1,120,754.2	56.9
Wholesale and Retail Trade, Accommodation and Food Services	172,543.2	178,609.6	168,669.4	171,001.2	182,997.1	9.3
Transportation and Storage	62,521.7	63,574.1	52,547.3	56,043.7	61,129.6	3.1
Finance and Insurance	98,999.6	102,359.9	112,144.8	119,973.2	123,605.1	6.3
Real Estate	133,422.5	135,309.3	138,375.2	140,325.4	140,309.9	7.1
Information and Communication	79,245.6	82,893.8	86,521.7	90,951.0	94,166.2	4.8
Business Activities	153,604.6	157,571.7	157,729.0	162,750.8	167,563.5	8.5
Public Administration, Defense and Social Security	104,100.5	108,116.5	111,463.5	115,519.0	118,963.4	6.0
Education	86,222.9	87,582.3	85,878.5	90,074.4	92,872.0	4.7
Human Health and Social Work	78,267.5	85,931.7	86,884.5	91,800.1	97,622.7	5.0
Cultural and Other Services	41,604.3	42,682.6	35,388.4	36,744.3	41,065.6	2.1
Taxes Less Subsidies on Products	149,011.6	150,146.3	152,185.4	158,055.5	154,621.9	7.9
Gross Domestic Product(2)	1,812,005.4	1,852,666.4	1,839,523.3	1,918,709.9	1,968,839.5	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add up to the total GDP.

Source: The Bank of Korea

GDP growth in 2018 was 2.9% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 3.7% and exports of goods and services increased by 4.0%, which more than offset a decrease in gross domestic fixed capital formation by 2.2% and an increase in imports of goods and services by 1.7%, each compared with 2017.

GDP growth in 2019 was 2.2% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 3.2%, imports of goods and services decreased by 1.9% and exports of goods and services increased by 0.2%, which more than offset a decrease in gross domestic fixed capital formation by 2.1%, each compared with 2018.

GDP in 2020 contracted by 0.7% at chained 2015 year prices, primarily due to a 4.8% decrease in private consumption expenditures and a 1.7% decrease in exports of goods and services, which were offset in part by a 5.1% increase in general government consumption expenditures, a 3.5% increase in gross domestic fixed capital formation and a 3.1% decrease in imports of goods and services, each compared with 2019. The contraction of the Republic’s GDP in 2020 was primarily due to the COVID-19 pandemic.

GDP growth in 2021 was 4.3% at chained 2015 year prices, as exports of goods and services increased by 11.1%, aggregate private and general government consumption expenditures increased by 4.1% and gross domestic fixed capital formation increased by 3.2%, which more than offset an increase in imports of goods and services by 10.1%, each compared with 2020.

Based on preliminary data, GDP growth in 2022 was 2.6% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 4.1% and exports of goods and services increased by 3.4%, which more than offset an increase in imports of goods and services by 3.5% and a decrease in gross fixed capital formation by 0.5%, each compared with 2021.

Based on preliminary data, GDP growth in the first nine months of 2023 was 1.4% at chained 2015 year prices, primarily due to an increase in aggregate private and general government consumption expenditures by 2.1%, an increase in gross fixed capital formation by 2.2% and an increase in exports of goods and services by 0.5%, the effects of which were offset in part by an increase in imports of goods and services by 2.8%, each compared with the corresponding period of 2022.

Principal Sectors of the Economy

Prices, Wages and Employment

Based on preliminary data, the inflation rate was 3.7% and the unemployment rate was 2.7% in the first nine months of 2023.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 2,564.3 on June 30, 2023, 2,632.6 on July 31, 2023, 2,556.3 on August 31, 2023, 2,465.1 on September 27, 2023, 2,278.0 on October 31, 2023, 2,535.3 on November 30, 2023, 2,655.3 on December 28, 2023 and 2,587.0 on January 4, 2024.

Monetary Policy

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,312.8 to US$1.00 on June 30, 2023, Won 1,280.0 to US$1.00 on July 31, 2023, Won 1,321.4 to US$1.00 on August 31, 2023, Won 1,344.8 to US$1.00 on September 27, 2023, Won 1,352.8 to US$1.00 on October 31, 2023, Won 1,289.0 to US$1.00 on November 30, 2023, Won 1,289.4 to US$1.00 on December 29, 2023 and Won 1,308.8 to US$1.00 on January 4, 2024.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of US$16.6 billion in the first nine months of 2023. The current account surplus in the first nine months of 2023 decreased from the current account surplus of US$25.8 billion in the corresponding period of 2022, primarily due to an increase in deficit from the services account and a decrease in surplus from the goods account, the effects of which were offset in large part by an increase in surplus from the income account.

Trade Balance

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports(1)	As % of GDP(2)	Imports(1)	As % of GDP(2)	Balance of Trade	Exports as % of Imports
	(billions of dollars, except percentages)
2018	604.9	35.1%	535.2	31.0%	69.7	113.0
2019	542.2	32.8%	503.3	30.5%	38.9	107.7
2020	512.5	31.2%	467.6	28.4%	44.9	109.6
2021	644.4	35.5%	615.1	33.8%	29.3	104.8
2022(3)	683.6	40.9%	731.4	43.7%	(47.8)	93.5

(1)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods includes insurance and freight cost.
(2)	At current market prices.
(3)	Preliminary.

Source: The Bank of Korea; Korea Customs Service

Based on preliminary data, the Republic recorded a trade deficit of US$19.8 billion in the first nine months of 2023. Exports decreased by 11.5% to US$464.2 billion in the first nine months of 2023 from US$524.5 billion in the corresponding period of 2022, primarily due to a deterioration in the domestic economic conditions of the Republic’s major trading partners and a downturn in the semiconductor industry. Imports decreased by 12.6% to US$484.0 billion in the first nine months of 2023 from US$553.7 billion in the corresponding period of 2022, primarily due to a decrease in energy and commodity prices, which also led to decreased unit prices of other major raw materials.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$417.1 billion as of November 30, 2023.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the form of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the U.S. Securities and Exchange Commission as exhibits to the registration statement no. 333-272847.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

The Notes

We are offering US$800,000,000 aggregate principal amount of 4.625% sustainability notes due 2027 (the “2027 Sustainability Notes”), US$800,000,000 aggregate principal amount of 4.500% notes due 2029 (the “2029 Notes”) and US$400,000,000 aggregate principal amount of 4.625% notes due 2034 (the “2034 Notes”, and together with the 2027 Sustainability Notes and the 2029 Notes, the “Notes”).

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of August 1, 1991, between us and The Bank of New York Mellon (formerly known as The Bank of New York) (as successor to JPMorgan Chase Bank, N.A.), as fiscal agent, as amended or supplemented from time to time (the “Fiscal Agency Agreement”). The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

2027 Sustainability Notes

The 2027 Sustainability Notes are initially limited to US$800,000,000 aggregate principal amount. The 2027 Sustainability Notes will mature on January 11, 2027 (the “2027 Sustainability Note Maturity Date”). The 2027 Sustainability Notes will bear interest at a rate of 4.625% per annum, payable semi-annually in arrears on January 11 and July 11 of each year (each a “2027 Sustainability Note Interest Payment Date”). The first interest payment on the 2027 Sustainability Notes will be made on July 11, 2024 in respect of the period from (and including) January 11, 2024 to (but excluding) July 11, 2024.

Interest on the 2027 Sustainability Notes will accrue from January 11, 2024. If any 2027 Sustainability Note Interest Payment Date or the 2027 Sustainability Note Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on such 2027 Sustainability Note Interest Payment Date or the 2027 Sustainability Note Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a 2027 Sustainability Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the 2027 Sustainability Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the 2027 Sustainability Notes in immediately available funds in U.S. dollars.

2029 Notes

The 2029 Notes are initially limited to US$800,000,000 aggregate principal amount. The 2029 Notes will mature on January 11, 2029 (the “2029 Note Maturity Date”). The 2029 Notes will bear interest at a rate of 4.500% per annum, payable semi-annually in arrears on January 11 and July 11 of each year (each a “2029 Note Interest Payment Date”). The first interest payment on the 2029 Notes will be made on July 11, 2024 in respect of the period from (and including) January 11, 2024 to (but excluding) July 11, 2024.

Interest on the 2029 Notes will accrue from January 11, 2024. If any 2029 Note Interest Payment Date or the 2029 Note Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on such 2029 Note Interest Payment Date or the 2029 Note Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a 2029 Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the 2029 Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the 2029 Notes in immediately available funds in U.S. dollars.

2034 Notes

The 2034 Notes are initially limited to US$400,000,000 aggregate principal amount. The 2034 Notes will mature on January 11, 2034 (the “2034 Note Maturity Date”). The 2034 Notes will bear interest at a rate of 4.625% per annum, payable semi-annually in arrears on January 11 and July 11 of each year (each a “2034 Note Interest Payment Date”). The first interest payment on the 2034 Notes will be made on July 11, 2024 in respect of the period from (and including) January 11, 2024 to (but excluding) July 11, 2024.

Interest on the 2034 Notes will accrue from January 11, 2024. If any 2034 Note Interest Payment Date or the 2034 Note Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on such 2034 Note Interest Payment Date or the 2034 Note Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a 2034 Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the 2034 Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the 2034 Notes in immediately available funds in U.S. dollars.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

The Notes will be represented by one or more fully registered global notes, which will be deposited with a custodian for, and registered in the name of a nominee of, DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that a global note is exchanged for Notes in definitive form, we will appoint and maintain a paying agent in Singapore, where the Notes may be presented or surrendered for payment or redemption. In addition, in the event that a global note is exchanged for Notes in definitive form, an announcement of such exchange will be made by or on behalf of us through the SGX-ST and such announcement will include all material information with respect to the delivery of the Notes in definitive form, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as any series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless the issuance would constitute a “qualified reopening” for U.S. federal income tax purposes or such additional debt securities would otherwise be part of the same “issue” for U.S. federal income tax purposes.

Notices

While the Notes are represented by the global note deposited with the custodian for DTC, notices to holders may be given by delivery to DTC, and such notices will be deemed to be given on the date of delivery to DTC. The fiscal agent may also mail notices by first-class mail, postage prepaid, to each registered holder’s last known address as it appears in the security register that the fiscal agent maintains. The fiscal agent will only mail these notices to the registered holder of the Notes. You will not receive notices regarding the Notes directly from us unless we reissue the Notes to you in fully certificated form.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates. DTC is owned by a number of its direct participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers Inc.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a DTC participant in such systems, or indirectly through organizations that are DTC participants in such systems. Euroclear and Clearstream will hold their Euroclear/Clearstream participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The DTC participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its DTC participants, or persons holding beneficial interests in the Notes through such DTC participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees and indemnity satisfactory to the fiscal agent for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase the Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer the Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

The fifth sentence of the third paragraph under “Taxation—Korean Taxation—Tax Treaties” in the accompanying prospectus shall be deleted and replaced with the following:

“Even if the beneficial owner was unable to receive the benefit of a tax exemption due to his or her failure to timely submit such application, the beneficial owner may still receive the tax treaty benefits by claiming a tax refund with evidentiary documents to the relevant tax office within five years from the eleventh day of the month following the month during which the payment of such income occurred.”

For a discussion of additional Korean tax considerations that may be relevant to you if you invest in the Notes, please refer to the section “Taxation—Korean Taxation” in the accompanying prospectus.

United States Tax Considerations

The last paragraph under “Taxation—United States Tax Considerations—Purchase, Sale and Retirement of Debt Securities” in the accompanying prospectus shall be deleted and replaced with the following:

“A U.S. holder generally will not be entitled to credit any Korean tax imposed on the sale or other disposition of the debt securities against such U.S. holder’s U.S. federal income tax liability, except in the case of a U.S. holder that consistently elects to apply a modified version of the U.S. foreign tax credit rules that is permitted under recently issued temporary guidance and complies with the specific requirements set forth in such guidance. Additionally, capital gain or loss recognized by a U.S. holder on the sale or other disposition of the debt securities generally will be U.S. source gain or loss for U.S. foreign tax credit purposes. Consequently, even if the Korean tax qualifies as a creditable tax, a U.S. holder may not be able to credit the tax against its U.S. federal income tax liability unless such credit can be applied (subject to generally applicable conditions and limitations) against tax due on other income treated as derived from foreign sources. If the Korean tax is not a creditable tax, the tax would reduce the amount realized on the sale or other disposition of the debt security even if the U.S. holder has elected to claim a foreign tax credit for other taxes in the same year. The temporary guidance discussed above also indicates that the U.S. Department of Treasury and the IRS are considering proposing amendments to the December 2021 regulations and that the temporary guidance can be relied upon until additional guidance is issued that withdraws the temporary guidance. U.S. holders should consult their own tax advisors regarding the application of the foreign tax credit rules to a sale or other disposition of the debt security and any Korean tax imposed on such sale or disposition.”

For a discussion of additional U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters” and each an “Underwriter”) have entered into a Terms Agreement dated January 4, 2024 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally, and each of the Underwriters has severally agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Names of the Underwriters	Principal Amount of the 2027 Sustainability Notes		Principal Amount of the 2029 Notes		Principal Amount of the 2034 Notes
Australia and New Zealand Banking Group Limited	US$	133,334,000	US$	133,334,000	US$	66,666,000
BNP Paribas		133,333,000		133,333,000		66,667,000
The Hongkong and Shanghai Banking Corporation Limited		133,333,000		133,333,000		66,667,000
J.P. Morgan Securities plc		133,334,000		133,334,000		66,666,000
MUFG Securities Asia Limited		133,333,000		133,333,000		66,667,000
Standard Chartered Bank		133,333,000		133,333,000		66,667,000
Korea Investment & Securities Co., Ltd.		—		—		—

Total	US$	800,000,000	US$	800,000,000	US$	400,000,000

Standard Chartered Bank will not effect any offers or sales of any Notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any Notes of a series, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering prices described on the cover page. After the initial offering of the Notes, the Underwriters may from time to time vary the offering prices and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliate on behalf of us in such jurisdiction.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC.

The Notes are a new class of securities with no established trading market. Applications will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

In connection with this offering, any of the Underwriters appointed and acting in its capacity as stabilizing manager (the “Stabilizing Managers”) or any person acting on their behalf may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of the Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of the Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Managers may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Managers commence any of these transactions, they may discontinue such transactions at any time, and must discontinue them after a limited period.

The amount of net proceeds of the 2027 Sustainability Notes, the 2029 Notes and the 2034 Notes is US$796,248,000, US$793,608,000 and US$395,388,000, respectively, after deducting underwriting discounts but not estimated expenses. Our expenses associated with the Notes offering are estimated to be US$300,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for its or their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Important Notice to CMIs (including private banks)

This notice to CMIs (including private banks) is a summary of certain obligations the SFC Code imposes on CMIs, which require the attention and cooperation of other CMIs (including private banks). Certain CMIs may also be acting as OCs for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of the Issuer, a CMI or its group companies would be considered under the SFC Code as having an Association with the Issuer, the CMI or the relevant group company. CMIs should specifically disclose whether their investor clients have any Association when submitting orders for the Notes. In addition, private banks should take all reasonable steps to identify whether their investor clients may have any Associations with the Issuer or any CMI (including its group companies) and inform the relevant Underwriters accordingly.

CMIs are informed that the marketing and investor targeting strategy for this offering includes institutional investors, sovereign wealth funds, pension funds, hedge funds, family offices and high net worth individuals, in each case, subject to the selling restrictions set out elsewhere in this prospectus supplement.

CMIs should ensure that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e., two or more corresponding or identical orders placed via two or more CMIs). CMIs should enquire with their investor clients regarding any orders which appear unusual or irregular. CMIs should disclose the identities of all investors when submitting orders for the Notes (except for omnibus orders where underlying investor information may need to be provided to any OCs when submitting orders). Failure to provide underlying investor information for omnibus orders, where required to do so, may result in that order being rejected. CMIs should not place “X-orders” into the order book.

CMIs should segregate and clearly identify their own proprietary orders (and those of their group companies, including private banks as the case may be) in the order book and book messages.

CMIs (including private banks) should not offer any rebates to prospective investors or pass on any rebates provided by the Issuer. In addition, CMIs (including private banks) should not enter into arrangements which may result in prospective investors paying different prices for the Notes.

The SFC Code requires that a CMI disclose complete and accurate information in a timely manner on the status of the order book and other relevant information it receives to targeted investors for them to make an informed decision. In order to do this, those Underwriters in control of the order book should consider disclosing order book updates to all CMIs.

When placing an order for the Notes, private banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). Private banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Otherwise, such order may be considered to be an omnibus order pursuant to the SFC Code. Private banks should be aware that placing an order on a “principal” basis may require the relevant affiliated Underwriter(s) (if any) to categorize it as a proprietary order and apply the “proprietary orders” requirements of the SFC Code to such order.

In relation to omnibus orders, when submitting such orders, CMIs (including private banks) that are subject to the SFC Code should disclose underlying investor information in respect of each order constituting the relevant omnibus order (failure to provide such information may result in that order being rejected). Underlying investor information in relation to an omnibus order should consist of:

•	The name of each underlying investor;

•	A unique identification number for each investor;

•	Whether an underlying investor has any “Associations” (as used in the SFC Code);

•	Whether any underlying investor order is a “Proprietary Order” (as used in the SFC Code);

•	Whether any underlying investor order is a duplicate order.

Underlying investor information in relation to omnibus order should be sent to: hkbondsyndicate@anz.com, dl.asia.syndicate@asia.bnpparibas.com, hk_syndicate_omnibus@hsbc.com.hk, Investor.info.hk.bond.deals@jpmorgan.com, Asia-Syndicate@hk.sc.mufg.jp, synhk@sc.com.

To the extent information being disclosed by CMIs and investors is personal and/or confidential in nature, CMIs (including private banks) agree and warrant: (A) to take appropriate steps to safeguard the transmission of such information to any OCs; and (B) that they have obtained the necessary consents from the underlying investors to disclose such information to any OCs. By submitting an order and providing such information to any OCs, each CMI (including private banks) further warrants that they and the underlying investors have understood and consented to the collection, disclosure, use and transfer of such information by any OCs and/or any other third parties as may be required by the SFC Code, including to the Issuer, relevant regulators and/or any other third parties as may be required by the SFC Code, for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. CMIs that receive such underlying investor information are reminded that such information should be used only for submitting orders in this offering. The relevant Underwriters may be asked to demonstrate compliance with their obligations under the SFC Code, and may request other CMIs (including private banks) to provide evidence showing compliance with the obligations above (in particular, that the necessary consents have been obtained). In such event, other CMIs (including private banks) are required to provide the relevant Underwriters with such evidence within the timeline requested.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January 11, 2024, which we expect will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in two business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on any day prior to the second business day before the settlement date, because the Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea or to, or for the account or benefit of, any resident of Korea, except as permitted by applicable Korean laws and regulations; and (ii) any securities dealer to whom it sells Notes will agree that it will not offer any Notes, directly or indirectly, in Korea or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, each Underwriter has severally represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

•

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

Each Underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Underwriter has severally represented and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”) or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Italy

The offering of the Notes has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no Notes may be offered, sold or delivered, nor may copies of this prospectus supplement or the accompanying prospectus or of any other document relating to any Notes be distributed in the Republic of Italy (“Italy”), except, in accordance with any Italian securities, tax and other applicable laws and regulations.

Each Underwriter has severally represented and agreed that it has not offered, sold or delivered, and will not offer, sell or deliver any Notes or distribute any copy of this prospectus supplement or the accompanying prospectus or any other document relating to the Notes in Italy except:

(a) to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree no. 58 of February 24, 1998 (the “Financial Services Act”) and Article 34-ter, paragraph 1, letter (b) of CONSOB regulation No. 11971 of May 14, 1999 (the “Issuers Regulation”), all as amended from time to time; or

(b) in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Financial Services Act and Issuers Regulation.

In any event, any offer, sale or delivery of the Notes or distribution of copies of this prospectus supplement or the accompanying prospectus or any other document relating to the Notes in Italy under paragraphs (a) or (b) above must be:

(i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993 (the “Banking Act”) and CONSOB Regulation No. 20307 of February 15, 2018, all as amended from time to time;

(ii) in compliance with Article 129 of the Banking Act, as amended from time to time, and the implementing guidelines of the Bank of Italy, as amended from time to time; and

(iii) in compliance with any other applicable laws and regulations, including any limitation or requirement which may be imposed from time to time by CONSOB or the Bank of Italy or other competent authority.

Canada

Prospective Canadian investors are advised that the information contained within the preliminary prospectus and prospectus has not been prepared with regard to matters that may be of particular concern to Canadian investors. Accordingly, prospective Canadian investors should consult with their own legal, financial and tax advisers concerning the information contained within the preliminary prospectus and prospectus and as to the suitability of an investment in the Notes in their particular circumstances.

Each Underwriter has severally represented and agreed that the Notes may only be offered or sold in the provinces of Alberta, British Columbia, Ontario and Québec or to or for the benefit of a resident of these provinces pursuant to an exemption from the requirement to file a prospectus in such province in which such offer or sale is made, and only by a dealer duly registered under the applicable securities laws of that province or by a dealer that is relying in that province on the “international dealer” exemption provided by section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 31-103). Furthermore, the Notes may only be offered or sold to or for the benefit of a resident of any such province provided that such resident is purchasing, or deemed to be purchasing, as principal and is both an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) or subsection 73.3 (1) of the Securities Act (Ontario) and a “permitted client” as defined in NI 31-103. By purchasing any Notes and accepting delivery of a purchase confirmation a purchaser is representing to the underwriters and the dealer from whom the purchase confirmation is received that it is an “accredited investor” and “permitted client” as defined above. The distribution of the Notes in Canada is being made on a private placement basis only and any resale of the Notes must be made in accordance with applicable Canadian securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with prospectus and registration requirements or exemptions from the prospectus and registration requirements.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this preliminary prospectus or prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the Underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (exemption based on U.S. disclosure).

Upon receipt of this prospectus, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce prospectus, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobiliéres décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Switzerland

The offering of the Notes in Switzerland is exempt from the requirement to prepare and publish a prospectus under the Swiss Financial Services Act (“FinSA”). The Notes will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. This prospectus supplement does not constitute a prospectus pursuant to the FinSA, and no such prospectus has been or will be prepared for or in connection with the offering of the Notes.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Yoon & Yang LLC, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Linklaters LLP, Seoul, Korea. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Linklaters LLP, Seoul, Korea may rely as to matters of Korean law upon the opinion of Yoon & Yang LLC.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chairman and President, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Export-Import Bank of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1976 as a special governmental financial institution pursuant to the Export-Import Bank of Korea Act, as amended. Our corporate registry number is 111235-0000158. Our authorized share capital is ~~W~~15,000 billion. As of September 30, 2023, our paid-in capital was ~~W~~14,773 billion.

Our board of directors can be reached at the address of our registered office: c/o 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

The issue of the Notes has been authorized by our Chairman and President on December 29, 2023. On December 27, 2023, our report on the proposed issuance of the Notes has been accepted by the Ministry of Economy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	CUSIP	ISIN
2027 Sustainability Notes	302154 EA3	US302154EA32
2029 Notes	302154 EB1	US302154EB15
2034 Notes	302154 EC9	US302154EC97

HEAD OFFICE OF THE BANK

38 Eunhaeng-ro

Yeongdeungpo-gu

Seoul 07242

Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

Global Finance Americas

240 Greenwich Street, 7th Floor

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Yoon & Yang LLC (Hwawoo)	Cleary Gottlieb Steen & Hamilton LLP
19F, ASEM Tower 517 Yeongdong-daero, Gangnam-gu Seoul 06164 Korea	c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 04539 Korea

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Linklaters LLP 22nd Floor, Center One Building 26, Eulji-ro 5gil, Jung-gu Seoul 04539 Korea

AUDITOR OF THE BANK

KPMG Samjong Accounting Corp.

10th Floor, Gangnam Finance Center

152 Tehran-ro, Gangnam-gu

Seoul 06236

Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542